UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _)

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Celestica Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CELESTICA INC.
NOTICE OF MEETING
AND
PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
MAY 19, 2026

MESSAGE FROM THE CHAIR OF THE BOARD
Dear Shareholders,
On behalf of the Board of Directors, I am pleased to report that Celestica delivered exceptional results in 2025, exceeding our annual outlook across all key financial performance metrics. This success is a testament to the dedication of our global workforce and the sustained impact of our leadership team. Our performance was driven by a combination of strong operational execution, improved operating leverage, and our ability to capture robust demand within the evolving data center technology landscape.
Strengthening Our Foundation
The accompanying Proxy Statement details the governance policies that underpin our Board’s oversight of Celestica’s strategy and operations. As we continue to align with key customers on multi-year capacity to support long-term infrastructure needs, the Board remains focused on ensuring our governance framework evolves alongside the markets we serve.
Following our annual governance review, we have refined our oversight structure to better address the opportunities and complexities of the digital age. This includes vesting the Board with direct oversight of our long-term technology strategy, while delegating specific risk areas, such as financial exposure, human capital, and director education, to our Audit, Human Resources and Compensation, and Nominating and Corporate Governance Committees, respectively. Detailed information on these enhancements can be found under the Corporate Governance section of the Proxy Statement.
Board Evolution
We are committed to maintaining a Board with the wide-ranging expertise necessary to guide Celestica’s future. During 2025, we were pleased to welcome Christopher W. Colpitts as our newest director and to welcome back Laurette T. Koellner to the Board, who will act as our Lead Independent Director when Robert A. Mionis assumes his new role as Chair and CEO. More recently, we are delighted to welcome David Reeder, whose appointment to the Board is effective May 1, 2026.
We also saw the departure of Luis A. Müller after four years of dedicated service. I would like to personally thank Luis for his many contributions and his commitment to our shareholders during his tenure.
Looking Ahead
As we move into 2026, we see significant opportunities for continued shareholder value creation as our business scales. I encourage you to read the attached Proxy Statement and vote your shares in support of the Board’s recommendations. Our Annual Report is also available for your review at www.celestica.com/shareholder-documents.
As I prepare to step down from the Board at the conclusion of my tenure with the company, I want to express my sincere gratitude for your support over the years. It has been a privilege to serve as Chair of such a talented and dedicated organization. I have the utmost confidence in Rob as Chair, with his deep understanding of our business and vision for the future that will ensure Celestica’s continued success, and in Laurette as our new Lead Independent Director, a seasoned Board member with deep financial acumen, wide-ranging industry insights, and broad governance experience. I encourage you to join Rob, Laurette and the entire Board for our 2026 Annual Meeting of Shareholders on May 19, 2026 at 9:30 a.m. EDT. To ensure all shareholders can participate, we will host a hybrid meeting, allowing you to attend either in person or virtually.
Thank you for your continued support and for your investment in Celestica.
Yours sincerely,
Michael M. Wilson
Chair of the Board
i

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF CELESTICA INC.

You are invited to join the Annual Meeting of Shareholders (the “Meeting”) of Celestica Inc. (the “Corporation,” “Celestica,” “we,” “us” or “our”) if you held common shares of the Corporation (“Common Shares”) as of the close of business on March 27, 2026. This will be a hybrid meeting so shareholders may attend the Meeting in person or virtually.

When	Where: In Person	Where: Virtually via Audio-Only Webcast
May 19, 2026 9:30 a.m. EDT	Celestica’s Headquarters 5140 Yonge Street, Suite 1900 Toronto, Ontario	https://meetnow.global/MXNN6MT
The business of the Meeting is to:
•receive and consider the financial statements of the Corporation for the year ended December 31, 2025, together with the report of the auditor thereon;
•elect the directors for the ensuing year;
•appoint the auditor for the ensuing year and authorize the directors to fix their remuneration; and
•approve, by a non-binding advisory resolution, the compensation of our named executive officers.
We will also consider any other business that may properly come before the Meeting and any adjournment(s) or postponement(s) thereof.
In our continuing effort to reduce environmental impacts and improve sustainability, we are utilizing “notice-and-access” procedures permitted under applicable securities laws for distribution of our proxy materials for the Meeting (the “Meeting Materials”) to shareholders via the internet. Accordingly, on or about April 9, 2026, we will begin mailing to our shareholders a Notice Regarding the Internet Availability of Meeting Materials (the “Notice of Internet Availability”) containing instructions on how to access the Meeting Materials online, as well as how to request a paper copy of the Meeting Materials. For additional information, see General Information about the Meeting in the accompanying Proxy Statement.
Only shareholders of record at the close of business on March 27, 2026 will be entitled to notice of, and to vote at the Meeting. Such shareholders are invited to vote at the Meeting by completing, signing, dating and returning the proxy card by mail or by following the instructions for voting by telephone or internet in such proxy card, whether or not they attend the Meeting. All registered shareholders (shareholders whose shares are registered directly in such shareholder’s name with our registrar and transfer agent, Computershare Investor Services Inc.) or their duly appointed proxyholders can attend the Meeting in person or online at https://meetnow.global/MXNN6MT where they can participate, vote or submit questions during the Meeting. For additional information including how non-registered shareholders (or beneficial owners) can participate, vote, and submit questions during the Meeting, see General Information about the Meeting in the accompanying Proxy Statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF MEETING MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
The Notice of Annual Meeting of Shareholders to be held on May 19, 2026 and the accompanying Proxy Statement are available, free of charge, at www.celestica.com/shareholder-documents. For additional information on how to access the Meeting Materials and request paper copies, see General Information about the Meeting in the accompanying Proxy Statement.
DATED at Toronto, Ontario this 9th day of April, 2026.
By Order of the Board of Directors
Douglas Parker
Chief Legal Officer and Corporate Secretary

HIGHLIGHTS

You are invited to attend and vote at the Annual Meeting of Shareholders (the “Meeting”) of Celestica Inc. (the “Corporation,” “Celestica,” “we,” “us” or “our”) if you held common shares of the Corporation (“Common Shares”) as of the close of business on March 27, 2026.

When	Where: In Person	Where: Virtually via Audio-Only Webcast
May 19, 2026 9:30 a.m. EDT	Celestica’s Headquarters 5140 Yonge Street, Suite 1900 Toronto, Ontario	https://meetnow.global/MXNN6MT
The following summary contains highlights about Celestica and the Meeting. This summary does not contain all of the information that you should consider in advance of the Meeting, and we encourage you to read the entire Proxy Statement carefully before voting. For more information concerning the Meeting and voting on the matters of business discussed in more detail in the Proxy Statement, please see General Information about the Meeting therein.
Business of the Meeting

We are asking our shareholders to vote on the matters below and any other business that may properly come before the Meeting. The Board of Directors of the Corporation (the “Board”) recommends that you vote in favour of all of the resolutions set forth in the Proxy Statement on the following matters.

Voting Recommendation
Annual Financial Statements Receive and consider the financial statements of the Corporation for the year ended December 31, 2025, together with the report of the auditor thereon.	—
Matter 1: Election of Directors
To elect the nine director nominees named in the Proxy Statement, each for a term expiring at the next Annual Meeting of Shareholders or until their successors are duly elected or appointed.
✓ FOR
Matter 2: Approval of Appointment of Auditor and Authority of Board to Fix Auditor Remuneration
To approve the appointment of KPMG LLP as our auditor to hold office until the next annual meeting of shareholders, and authorize the Board to set the auditor’s remuneration.
✓ FOR
Matter 3: Advisory Vote to Approve Named Executive Officer Compensation To approve, on an advisory basis, the compensation of our named executive officers.	✓ FOR

Governance Highlights

Key Corporate Governance Practices and Policies
•100% independent Board other than our CEO
•Lead Independent Director
•Fully independent Board committees
•No directors sit together on another public company board
•Board orientation and continuing education
•Annual board evaluation process
•Majority Voting Policy
•Code of Business Conduct and Ethics
•Director share ownership guidelines

The Board has nominated the nine persons listed below to stand for election for a term expiring at the next annual meeting of shareholders or until their successors are duly elected or appointed. See Matter 1: Election of Directors of the accompanying Proxy Statement.

Director Nominees
Name	Age	Director Since	Position	Independent	Committee Membership			2025 Meeting Attendance		2025 Voting Results	Other Public Company Boards
					Audit	Human Resources and Compensation	Nominating and Corporate Governance	Board	Committee
Kulvinder (Kelly) Ahuja	59	2024	CEO of Versa Networks	Yes	✓	✓	✓	100%	81%	96.31%	—
Robert A. Cascella	71	2019	Former Executive Vice President of Royal Philips	Yes	✓	✓	✓	100%	100%	94.63%	3
Christopher W. Colpitts	58	2025	Founder of Granite Peak Capital Group	Yes	✓	✓	✓	100%	100%	—	—
Françoise Colpron	55	2022	Former Group President, North America of Valeo SA	Yes	✓	✓	✓	100%	94%	92.51%	3
Jill Kale	67	2022	Former Sector President of Cobham Advanced Electronic Solutions	Yes	✓	✓	✓	100%	100%	98.75%	—
Laurette T. Koellner	71	2025	Former President of Boeing International	Yes	✓	✓	✓	100%	100%	—	3
Amar Maletira	56	2025	Former CEO of Rackspace Technology, Inc.	Yes	✓	✓	✓	100%	100%	99.57%	—
Robert A. Mionis	63	2015	President and CEO of Celestica	No	—	—	—	100%	—	99.88%	1
David Reeder(1)	51	2026	President and CEO of Entegris, Inc.	Yes	✓	✓	✓	—	—	—	1
(1)On March 24, 2026, the Corporation announced the appointment of Mr. Reeder to the Board effective May 1, 2026.
v

Executive Compensation Highlights

Key Executive Compensation Practices and Policies
•Compensation mix that is incentive-driven with a large proportion that is variable or “at-risk” to support our pay-for-performance culture and align with shareholder interests
•Focus on long-term compensation
•Performance-based vesting for certain awards
•Performance-based annual incentive plan payouts
•Caps on annual incentive plan payouts
•Target pay consistent with market practice
•Clawback and recoupment policies
•Shareholder engagement program
•Executive share ownership guidelines
•Independent advisor to the Human Resources and Compensation Committee (“HRCC”)

The table below shows how our named executive officer (“NEO”) compensation was aligned with the Corporation’s performance in 2025.

Pay-for-Performance Alignment	Demonstrated By
At-risk compensation	•92% of CEO target compensation was at-risk •84% of other NEO target compensation was at-risk
NEO performance assessments and accomplishments	Comprehensive review of NEO accomplishments
Incentives are tied to financial results, and are formulaically determined	Descriptions of how we determined short-term and long-term incentive awards
You can read more about 2025 executive compensation in the Compensation Discussion and Analysis — 2025 Compensation Decisions in the accompanying Proxy Statement.

PROXY STATEMENT

This Proxy Statement and proxy card will be delivered to shareholders on or about April 9, 2026. This Proxy Statement contains information relating to the solicitation of proxies on behalf of the Board of Directors (the “Board”) and management of Celestica Inc. (the “Corporation,” the “Company,” “Celestica,” “we,” “us” or “our”) for use at our 2026 Annual Meeting of Shareholders (the “Meeting”), which will be held this year:

When May 19, 2026 9:30 a.m. EDT	Where: In Person Celestica’s Headquarters 5140 Yonge Street, Suite 1900 Toronto, Ontario	Where: Virtually via Audio-Only Webcast https://meetnow.global/MXNN6MT
Shareholders of record as of the close of business on March 27, 2026 (“Record Date”) are entitled to attend and vote at the Meeting. As of the Record Date, there were 114,969,189 common shares of the Corporation (the “Common Shares”) outstanding.
Your participation at the Meeting is important. We encourage you to exercise your right to vote. For instructions on attending the Meeting and voting your shares, please see General Information about the Meeting below.
After the Meeting, Robert A. Mionis, Chief Executive Officer (“CEO”), and Mandeep Chawla, Chief Financial Officer (“CFO”), will provide a brief overview of the Corporation’s affairs and will be available to respond to questions.
About the Information in this Proxy Statement

In this Proxy Statement, unless otherwise noted, all information is given as of March 27, 2026. Unless indicated otherwise: (i) all dollar amounts are expressed in United States (“U.S.”) dollars; (ii) all references to “U.S.$” or “$” are to U.S. dollars and all references to “C$” are to Canadian dollars; and (iii) any reference in this Proxy Statement to a conversion between U.S.$ and C$ that is not accompanied by the applicable exchange rate is a conversion at the average of the exchange rates in effect for 2025. During 2025, based on the relevant noon buying rates in New York City for cable transfers in Canadian dollars, as certified for customs purposes by the Board of Governors of the U.S. Federal Reserve System, the average daily exchange rate was $1.00 = C$1.3973. As used herein, “Q1,” “Q2,” “Q3,” and “Q4” followed by a year refers to the first quarter, second quarter, third quarter and fourth quarter of such fiscal year, respectively.
Our Nominating and Corporate Governance Committee is referred to herein as the “NCGC”; and our Human Resources and Compensation Committee is referred to herein as the “HRCC.”

Note Regarding Non-GAAP Financial Measures
All of our financial results, including historical comparisons, are reported on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis. This Proxy Statement contains references to non-GAAP adjusted operating earnings (“adjusted EBIAT”), adjusted operating margin, adjusted net earnings, adjusted earnings per share (“adjusted EPS”) and free cash flow, each of which is a non-GAAP financial measure (including non-GAAP financial ratios). With respect to all references to these measures (wherever used in this Proxy Statement), please note the following:
•Adjusted EBIAT is defined as GAAP earnings from operations excluding the impact of Employee stock-based compensation (“SBC”) expense, total return swap fair value adjustments (“TRS FVAs”), adjustments related to foreign currency forward exchange contracts (“FCC Transitional ADJ”), Amortization of intangible assets (excluding computer software), and Restructuring and Other Charges (Recoveries).
•Adjusted operating margin is Adjusted EBIAT as a percentage of GAAP revenue. Management uses adjusted operating margin as a measure to assess performance related to our core operations.
•Adjusted net earnings is defined as GAAP net earnings excluding the impact of Employee SBC expense, TRS FVAs, FCC Transitional ADJ, amortization of intangible assets (excluding computer software), Restructuring and Other Charges (Recoveries), Miscellaneous Expense (Income) and adjustment for taxes.
•Adjusted EPS is calculated by dividing adjusted net earnings by the number of diluted weighted average shares outstanding. Management uses adjusted net earnings as a measure to assess performance related to our core operations.

•Free cash flow is defined as cash provided by (used in) operations after the purchase of property, plant and equipment (net of proceeds from the sale of certain surplus equipment and property, when applicable). Free cash flow does not represent residual cash flow available to Celestica for discretionary expenditures. Management uses free cash flow as a measure, in addition to GAAP cash provided by (used in) operations, to assess our operational cash flow performance. We believe free cash flow provides another level of transparency to our ability to generate cash from normal business operations.
Our non-GAAP financial measures are calculated by making the following adjustments (as applicable) to our GAAP financial measures:
•Employee SBC expense, which represents the estimated fair value of stock options, restricted share units and performance share units granted to employees, is excluded because grant activities vary significantly from quarter-to-quarter in both quantity and fair value. We believe excluding this expense allows us to compare core operating results with those of our competitors, who also generally exclude employee SBC expense in assessing operating performance, and may have different granting patterns, equity awards and valuation assumptions.
•TRS FVAs represent mark-to-market adjustments to our TRS Agreement, as the TRS Agreement is re-measured at fair value at each quarter end. We exclude the impact of these non-cash fair value adjustments (which reflect fluctuations in the market price of our common shares recorded in cost of sales and selling, general and administrative (“SG&A”) expenses from period to period as such fluctuations do not represent our ongoing operating performance. In addition, we believe that excluding these non-cash adjustments permits a helpful comparison of our core operating results to our competitors.
•Transitional hedge reclassifications and adjustments related to foreign currency forward exchange contracts (“FCC Transitional ADJ”) were specifically driven by our transition from IFRS to GAAP. For the purpose of determining our non-GAAP measures, FCC Transitional ADJ were made to cost of sales and SG&A. Our foreign currency forward exchange contracts that we entered prior to 2024 were accounted for as either cash flow hedges (qualified for hedge accounting) or economic hedges under IFRS. However, those contracts were not accounted for as such under GAAP until January 1, 2024, resulting in FCC Transitional ADJ. Had we been able to designate those foreign currency forward exchange contracts under GAAP from their inception, they would have qualified as cash flow or economic hedges under GAAP, and no FCC Transitional ADJ would have been required under GAAP. FCC Transitional ADJ do not reflect the on-going operational impacts of our hedging activities and are excluded in assessing operating performance.
•Amortization of intangible assets (excluding computer software) consist of non-cash charges for intangible assets that are impacted by the timing and magnitude of acquired businesses. Amortization of intangible assets varies among our competitors, and we believe that excluding these charges permits a helpful comparison of core operating results to our competitors who also generally exclude amortization charges in assessing operating performance.
•Restructuring and Other Charges (Recoveries) consist of, when applicable: Restructuring Charges (Recoveries) (defined below); Transition Costs (Recoveries) (defined below); consulting, transaction and integration costs related to potential and completed acquisitions; legal settlements (recoveries); and, where applicable, related costs pertaining to our transition as a U.S. domestic filer. We exclude these charges and recoveries because we believe that they are not directly related to ongoing operating results and do not reflect our expected future operating expenses after completion of the relevant actions. Our competitors may record similar items at different times, and we believe these exclusions permit a helpful comparison of our core operating results with those of our competitors who also generally exclude these items in assessing operating performance.
•Restructuring Charges (Recoveries), consist of costs or recoveries relating to: employee severance, site closings and consolidations, accelerated depreciation of owned and leased property and equipment which are no longer used and are held for sale, and reductions in infrastructure.
•Transition Costs (Recoveries) consist of costs and recoveries in connection with: (i) the transfer of manufacturing lines from closed sites to other sites within our global network; (ii) the sale of real properties unrelated to restructuring actions; and (iii) specified charges or recoveries related to the Purchaser Lease (defined below). Transition Costs consist of direct relocation and duplicate costs (such as rent expense, utility costs, depreciation charges, and personnel costs) incurred during the transition periods, as well as cease-use and other costs incurred in connection with idle or vacated portions of the relevant premises that we would not have incurred but for these relocations, transfers and dispositions. As part of our 2019 Toronto real property sale, we entered into a related 10-year lease for our then-anticipated headquarters (Purchaser Lease). In November 2022, we extended the lease (on a long-term basis) on our current corporate headquarters due to several Purchaser Lease commencement date delays. In Q3 2023 and Q2 2025, we executed sublease agreements for the leased space under the Purchaser Lease. We record charges related to the sublet of the Purchaser Lease (which commenced in June 2024) as Transition Costs. We believe that excluding Transition Costs and Recoveries permits a helpful comparison of our core operating results from period-to-period, as they do not reflect our ongoing operations once these specified events are complete.
•Miscellaneous Expense (Income) consists primarily of: (i) certain net periodic benefit costs (credits) related to our pension and post-employment benefit plans consisting of interest costs, expected returns on plan balances, and amortization of actuarial gains or losses; (ii) gains on insurance claims settlement; and (iii) gains or losses related to foreign currency forward exchange contracts and interest rate swaps that we entered into prior to 2024. Those derivative instruments were accounted for as either cash flow hedges (qualifying for hedge accounting) or economic hedges under IFRS. However, those contracts were not accounted for as such under GAAP until January 1, 2024. Certain gains and losses related to those contracts were recorded in Miscellaneous Expense (Income). See FCC Transitional ADJ above. We exclude such items because we believe they are not directly related to our ongoing operating results.
•Tax effects of the non-core items, which include our non-GAAP adjustments above, are excluded from GAAP tax expense to calculate non-GAAP adjusted tax expense, as we do not believe these costs or recoveries reflect our core operating performance and vary significantly among our competitors who also generally exclude such items in assessing operating performance.
See Appendix B for a reconciliation of historical non-GAAP financial measures and ratios to the most directly comparable GAAP financial measures for specific periods. See also “Non-GAAP Financial Measures” in our MD&A for the year ended December 31, 2025 (available at www.sedarplus.ca) and in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Form 10-K”) (available at www.sec.gov) for, among other things, a discussion of the exclusions used to determine these non-GAAP financial measures and ratios, or the non-GAAP financial measures that are components of non-GAAP ratios, how these non-GAAP financial measures and ratios are used. These non-GAAP financial measures and ratios do not have any standardized meanings prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this Proxy Statement and the Message from the Chair of the Board include forward-looking information and, therefore, constitute forward-looking statements including, without limitation, statements related to: our priorities, intended areas of focus, targets, objectives, strategy, vision and goals; our director identification and nomination process; changes in board leadership and composition; our intention to settle equity awards with Common Shares; our compensation programs; our talent management and succession planning; our cybersecurity, artificial intelligence (“AI”) and environmental, social and governance (“ESG”) strategy and oversight objectives; and that we do not anticipate granting stock options in anticipation of the release of material nonpublic information. Such forward-looking statements may, without limitation, be preceded by, followed by, or include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “continues,” “project,” “target,” “goal,” “potential,” “possible,” “contemplate,” “seek,” or similar expressions, or may employ such future or conditional verbs as “may,” “might,” “will,” “could,” “should,” or “would,” or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995, where applicable, and under applicable Canadian securities laws.
Forward-looking statements are provided to assist readers in understanding management’s current expectations and plans relating to the future. Forward-looking statements are not guarantees of future performance and are subject to risks that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including, among others, risks related to: compliance with government laws, regulations and obligations; and risks related to our operational and financial performance. Readers are cautioned that such information may not be appropriate for other purposes. Readers should not place undue reliance on such forward-looking information.
For more exhaustive information on the foregoing and other material risks, uncertainties and assumptions readers should refer to our public filings at www.sedarplus.ca and www.sec.gov, including in our most recent Management’s Discussion and Analysis of Financial Condition and Results of Operations, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with or furnished to, the U.S. Securities and Exchange Commission (“SEC”), and the Canadian Securities Administrators, as applicable.
Forward-looking statements speak only as of the date on which they are made, and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Additional Information
You can find further information concerning the Corporation on our website at www.celestica.com. The Proxy Statement and the other Meeting materials are available on our website at www.celestica.com/shareholder-documents. We encourage you to visit our website before attending the Meeting, as it provides useful information regarding the Corporation. The Corporation’s quarterly financial statements and MD&A for the first three quarters of 2025, 2025 Form 10-K, quarterly financial statements and MD&A for the first three quarters of prior years, and Annual Reports on Form 20-F for prior years, are also available on our website at www.celestica.com under “Investor Relations.” Information on our website is not incorporated by reference into this Proxy Statement.
Additional information about the Corporation is available on the Corporation’s profiles on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. For additional information about the Meeting, voting and Meeting Materials, see General Information about the Meeting below.

RECEIPT OF FINANCIAL STATEMENTS
The audited consolidated financial statements of the Corporation for the year ended December 31, 2025, together with the report of the auditor thereon (the “Financial Statements”) will be presented before the Meeting; however, no vote with respect thereto is required. The Financial Statements are included in the Corporation’s 2025 Form 10-K, and were filed with the SEC via EDGAR on the SEC’s website at www.sec.gov, and with the applicable Canadian regulatory authorities via SEDAR+ at www.sedarplus.ca. The Financial Statements are also available on the Corporation’s website at www.celestica.com and have been provided to those shareholders who have requested a copy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the direct and beneficial ownership of Common Shares as of March 27, 2026 by each person (including any group as that term is used in Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) known to Celestica to be the beneficial owner of more than 5% of the Common Shares.

Name and Address of Beneficial Owner(1)	Number of Common Shares	Percentage of Class
FMR LLC(2)	7,409,798 Common Shares	6.4%
BlackRock, Inc.(3)	6,319,910 Common Shares	5.5%
(1)As used in this table, beneficial ownership means sole or shared power to vote or direct the voting of the security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct a disposition, of a security). A person is deemed at any date to have beneficial ownership of any security that such person has a right to acquire within 60 days of such date. More than one person may be deemed to have beneficial ownership of the same securities.
(2)FMR LLC possessed sole voting power with respect to 6,871,934 Common Shares and sole dispositive power with respect to 7,409,798 Common Shares, as of December 31, 2025, as reported in the Schedule 13G/A filed with the SEC on February 5, 2026. The address for this entity is 245 Summer Street, Boston, Massachusetts 02210.
(3)BlackRock, Inc. possessed sole voting power with respect to 5,889,304 Common Shares and sole dispositive power with respect to 6,361,910 Common Shares, as of December 31, 2025, as reported in the Schedule 13G/A filed with the SEC on January 21, 2026. The address for this entity is 50 Hudson Yards, New York, NY 10001.

Security Ownership of Management

The following table sets forth, as of March 27, 2026, Common Shares beneficially owned by each director and nominee of the Corporation, each Named Executive Officer (as defined below), and by all directors and executive officers of the Corporation as a group. The address of each shareholder named below is Celestica’s principal executive office.

Name of Beneficial Owner(1)	Number of Common Shares	Percentage of Class

Kulvinder (Kelly) Ahuja	0 Common Shares	—
Robert A. Cascella	156 Common Shares	*
Christopher W. Colpitts	0 Common Shares	—
Françoise Colpron	0 Common Shares	—
Jill Kale	287 Common Shares	*
Laurette T. Koellner	6,000 Common Shares	*
Amar Maletira	0 Common Shares	—
David Reeder	0 Common Shares	—
Michael M. Wilson	21,746 Common Shares	*
Robert A. Mionis	1,010,091 Common Shares	*
Mandeep Chawla	99,444 Common Shares	*
Todd C. Cooper	93,370 Common Shares	*
Yann Etienvre	0 Common Shares	—
Jason Phillips	12,584 Common Shares	*

All directors and executive officers as a group (17 persons)	1,260,777 Common Shares	1.10%
*Less than 1%.
(1)As used in this table, beneficial ownership means sole or shared power to vote or direct the voting of the security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct a disposition, of a security). A person is deemed at any date to have beneficial ownership of any security that such person has a right to acquire within 60 days of such date. More than one person may be deemed to have beneficial ownership of the same securities.
There are no arrangements known to the Corporation, the operation of which may at a subsequent date result in a change in control of the Corporation.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Corporation’s officers and directors, and persons who beneficially own more than ten percent of a registered class of the Corporation’s equity securities, to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. To the Corporation’s knowledge, we believe that all filing requirements were met during 2025 with the exception of one late amended Form 3 filed on February 6, 2026 on behalf of Jason Phillips due to an administrative error; one late amended Form 4 filed on December 4, 2025 reporting one transaction on behalf of Douglas Parker due to an administrative error and one late Form 3; and one late Form 4 reporting two awards, each filed on June 10, 2025, on behalf of Theodoros Tzevelekis when EDGAR codes were first received after the applicable filing deadlines.

MATTER 1: ELECTION OF DIRECTORS
Election of Directors

All director nominees are qualified and experienced, and have agreed to serve on the Board. If elected, they will hold office until the close of the next annual meeting of shareholders or until their successors are elected or appointed, unless such office is earlier vacated in accordance with the Corporation’s by-laws. All of the nominees are currently directors of the Corporation. The Corporation’s articles provide for a minimum of three and a maximum of twenty directors.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED BELOW.
Unless authority to do so is withheld, Common Shares represented by proxies in favour of Mr. Mionis or Mr. Douglas Parker, Chief Legal Officer and Corporate Secretary, (or their designees) (the “Proxy Holders”) will be voted FOR each of the nominees listed below for election as directors. Management of the Corporation does not contemplate that any of the nominees will be unable, or for any reason unwilling, to serve as a director, but if that should occur for any reason prior to their election, the Proxy Holders may, in their discretion, vote for another eligible nominee.

Majority Voting Policy
Shareholders will vote for the election of each individual proposed director nominee separately. The Corporation has adopted a majority voting policy for the election of directors whereby any nominee director (in an uncontested election) who does not receive more votes “for” their election than votes “withheld” from such election (the “Majority Withhold Vote”), shall tender their resignation to the Chair of the Board, such resignation to take effect upon acceptance by the Board. The Board will then have 90 days to consider whether to accept the resignation. The Board shall be expected, on recommendation of the NCGC, to accept the resignation absent exceptional circumstances that would warrant the applicable director to continue to serve on the Board. In determining whether to accept the resignation, the NCGC and the Board will consider various factors deemed relevant to the best interest of the Corporation, including without limitation, (i) any stated reasons why shareholders “withheld” votes from the election of such director; (ii) what is believed to be the underlying reasons for the Majority Withhold Vote, and whether these reasons are curable and alternatives for effecting any cure; (iii) the percentage of outstanding shares represented by votes cast and withheld from voting on the election of such director; (iv) the Corporation’s corporate governance policies; (v) the overall composition of the Board; and (vi) whether the resignation of such director could result in the triggering of change in control or similar provisions under any contract by which the Corporation is bound or any benefit plan of the Corporation and, if so, the potential impact thereof.
Following each uncontested election of directors at which a Majority Withhold Vote occurs, the Corporation shall issue a news release disclosing the detailed voting results for the election of each director, and shall provide a copy of the news release to the Toronto Stock Exchange (the “TSX”). Following the Board’s decision, the Board shall promptly disclose, via press release, its decision to accept or reject the director’s resignation offer and shall provide a copy of such press release to the TSX. If the Board rejects the resignation offer, the press release shall fully state the reasons for the rejection.
The director under consideration will not participate in any Board or committee deliberations relating to their potential resignation. Subject to any corporate law restrictions, the Board may (i) leave the resultant vacancy in the Board unfilled until the next annual meeting of shareholders of the Corporation, (ii) appoint a new director to fill the vacancy created by such resignation, (iii) reduce the size of the Board, or (iv) call a special meeting of shareholders at which there will be presented a new candidate to fill the vacant position.

Board Nominees
Our director nominees have a broad array of backgrounds and perspectives that enable them to provide valuable guidance on strategic matters and in the Board’s oversight of operational issues. The director nomination process and the skills and qualifications of our director nominees are more fully described below under Corporate Governance — Director Criteria and Nomination Process.
On March 24, 2026, the Corporation announced that Mr. Wilson will retire as Chair of the Board, effective as of immediately prior to the Meeting and will not stand for re-election as a director at the Meeting. In connection with Mr. Wilson’s retirement, the Board appointed Mr. Mionis to serve as Chair of the Board and Ms. Koellner as Lead Independent Director, each effective as of immediately prior to the Meeting.

Nominees for Election as Director

Kulvinder (Kelly) Ahuja Age: 59 Los Gatos, California U.S. Independent Director since: 2024 Committee membership: Audit HRCC NCGC
Mr. Ahuja has more than 20 years of experience in networking and telecommunications. Since 2016, he has been the CEO of Versa Networks, a venture-backed firm focused on the convergence of networking and security. He previously spent 18 years at Cisco Systems, Inc., most recently as SVP of Service Provider Business, Products and Solutions at Cisco where he was responsible for developing and managing the service provider segment strategy and portfolio. Mr. Ahuja held several other senior executive roles at Cisco, including SVP and GM of the Mobility Business Group, Chief Architect for the Service Provider business, and SVP and GM of the Service Provider Routing Technology Group. Earlier in his career, Mr. Ahuja served as VP of Marketing at optical networking startup BlueLeaf Networks and product management leader at StrataCom. He also managed the design and deployment of data and voice networks for AT&T Canada, Bank of Canada and Telesat Canada.

Mr. Ahuja holds a Bachelor of Science in Electrical, Electronics & Communications Engineering from the University of Calgary.

Mr. Ahuja’s leadership acumen and extensive experience in the networking and telecommunication industries led the Board to conclude that he should serve as one of our directors.

	Key Areas of Expertise
	•Executive Leadership			•Networking and Telecommunications				•IT and Cybersecurity
	Other Public Company Directorships
	—

	Director Share Ownership(1)
	Year	Common Shares		DSUs		RSUs		Total #	Total Value	Target Met
		#	$	#	$	#	$
	2025	—	—	3,206	$947,726	—	—	3,206	$947,726	Yes
	2024	—	—	2,259	$667,783	—	—
	Change	—	—	947	$279,943	—	—

Robert A. Cascella Age: 71 Boca Raton, Florida U.S. Independent Director since: 2019 Committee membership: Audit HRCC (Chair) NCGC
Mr. Cascella is a corporate director with more than 30 years of experience in the healthcare industry in a range of senior management positions. He currently serves as a director of Koru Medical Systems Inc., a medical technology company, and Mirion Technologies, Inc., a radiation detection and measurement products and services company, and serves as chair of the board of directors of Neuronetics, Inc., a medical device company. He most recently served as Special Advisor and Strategic Business Development Leader at Royal Philips, a public Dutch multinational healthcare company, during 2021. From 2015 to 2021, he served as Executive Vice President of Royal Philips and Chief Executive Officer of Philips’ Diagnosis and Treatment businesses, including businesses serving Radiology, Cardiology and Oncology, as well as Enterprise Diagnostic Informatics. Mr. Cascella has also served on Philips’ Executive Committee from 2016 to 2021. Since 2021, he has served on the board of directors of Metabolon Inc., a private company using metabolomics to assist in the discovery of biomarkers. Prior to Philips, Mr. Cascella spent ten years as President and later CEO of Hologic Inc., a public medical device and diagnostic company. He also served on Hologic, Inc.’s board of directors from 2008 to 2013. He has also held senior leadership positions at CFG Capital, NeoVision Corporation and Fisher Imaging Corporation.
Mr. Cascella holds a Bachelor’s degree in Accounting from Fairfield University and is National Association of Corporate Directors (NACD) Directorship certified.
Mr. Cascella’s service as an executive as well as his experience serving on other public company boards, led the Board to conclude he should serve as one of our directors and Chair of the HRCC.

	Key Areas of Expertise
	•Executive Leadership			•Healthcare Technology				•Strategy and M&A

	Other Public Company Directorships
	•Koru Medical Systems, Inc. (since 2022) •Mirion Technologies (since 2021) •Neuronetics, Inc. (since 2021) (Board Chair)

	Director Share Ownership(1)
	Year	Common Shares		DSUs		RSUs		Total #	Total Value	Target Met
		#	$	#	$	#	$
	2025	—	—	73,793	$21,813,949	1,007	$297,679	74,800	$22,111,628	Yes
	2024	—	—	73,793	$21,813,949	—	—
	Change	—	—	—	$—	1,007	$297,679

Christopher W. Colpitts Age: 58 San Francisco, California U.S. Independent Director since: 2025 Committee membership: Audit HRCC NCGC
Mr. Colpitts has more than 30 years of broad business experience spanning strategy, finance and investing in the technology industry. Mr. Colpitts is the Founder of Granite Peak Capital Group which advises private equity firms investing in the technology sector and also makes direct investments. He has served as Executive Chairman and a member of the board of directors of Symplr, a provider of enterprise healthcare operations software, since June 2023. He was further appointed to serve as Interim Chief Executive Officer of Symplr in September 2025. Mr. Colpitts has also served as Executive Chairman and a member of the board of directors of Quest Software, a global provider of systems management and security software solutions, since June 2023, and also served as Interim Chief Executive Officer from August 2024 to January 2025.

Before Granite Peak, Mr. Colpitts led technology investing in the U.S. for CVC Capital Partners, a global private equity firm. Mr. Colpitts also had an extensive career in investment banking advising leading technology companies on strategic transactions and capital raising, most recently as Global Head of TMT Investment Banking at Deutsche Bank.
Mr. Colpitts holds Honours Business Administration and Master of Business Administration degrees from the University of Western Ontario.
Mr. Colpitts’ deep technology-sector expertise across investment banking and private equity and strong record in strategic transactions, corporate development and capital markets make him highly qualified to serve on the Board.

	Key Areas of Expertise
	•Strategy and M&A			•Technology				•Capital Markets

	Other Public Company Directorships
	—

	Director Share Ownership(1)
	Year	Common Shares		DSUs		RSUs		Total #	Total Value	Target Met
		#	$	#	$	#	$
	2025	—	—	444	$131,251	—	—	444	$131,251	N/A
	2024	—	—	—	—	—	—
	Change	—	—	444	$131,251	—	—

Françoise Colpron Age: 55 Hilton Head, South Carolina U.S. Independent Director since: 2022 Committee membership: Audit HRCC NCGC (Chair)
Ms. Colpron is a corporate director with over 30 years of global business and legal experience. She most recently served as Group President, North America of Valeo SA, a global automotive supplier listed on the Paris Stock Exchange, from 2008 to 2022 where she was responsible for the activities of the Group in the United States, Mexico and Canada. She joined Valeo in 1998 in the legal department and has had several roles, first as Legal Director for the Climate Control branch in Paris, and then General Counsel for North and South America from 2005 to 2015. Before joining Valeo, Ms. Colpron began her career as a lawyer at Ogilvy Renault in Montréal (now part of the Norton Rose Group). She currently serves on the board of directors of each of Sealed Air Corporation, a global packing solutions company, Veralto Corporation, a global provider of essential water and product quality solutions and Sodexo S.A., a global food services and facilities management company.
Ms. Colpron earned a Civil Law degree from the Université de Montréal, and is a member of the Quebec Bar.
Ms. Colpron’s international background, along with her extensive business and legal expertise and experience on other public company boards, make her well-qualified to serve on the Board and as Chair of the NCGC.

	Key Areas of Expertise
	•Legal and Human Resources			•Automotive and Mobility				•Business Development and Strategy

	Other Public Company Directorships
	•Sealed Air Corporation (since 2019) •Veralto Corporation (since 2023) •Sodexo S.A. (since 2025)

	Director Share Ownership(1)
	Year	Common Shares		DSUs		RSUs		Total #	Total Value	Target Met
		#	$	#	$	#	$
	2025	—	—	13,619	$4,025,913	—	—	13,619	$4,025,913	Yes
	2024	—	—	12,605	$3,726,164	—	—
	Change	—	—	1,014	$299,749	—	—

Jill Kale Age: 67 Doylestown, Pennsylvania U.S. Independent Director since: 2022 Committee membership: Audit HRCC NCGC
Ms. Kale is a corporate director with over 30 years of leadership experience in the aerospace and defense (“A&D”) sector, specializing in advanced radar, electronic warfare, missile guidance, and defense electronic systems. As Sector President of Cobham Advanced Electronic Solutions (CAES) (2012-2019), she led a diversified A&D business, delivering significant growth while overseeing sites in North America, the UK and Sweden. Ms. Kale has extensive governance experience, having chaired the CAES Special Security Agreement (SSA) Board, ensuring compliance for a foreign-owned U.S. company executing classified Department of Defense contracts. She currently serves on the board of directors of iDirect Government, LLC (since 2022), a secure satellite communications provider for defense and government applications. Ms. Kale’s career includes executive leadership roles at Northrop Grumman and BAE Systems, where she managed multi-hundred-million-dollar programs delivering complex A&D solutions, including large-scale surveillance radar systems and electronic warfare suites.
Ms. Kale holds a Bachelor of Science in Industrial Engineering from Rutgers University and an MBA from George Washington University.
Ms. Kale is well-qualified to serve on the Board as a result of her deep industry expertise, operational leadership, and governance experience.

	Key Areas of Expertise
	•Technology and Engineering			•Business Development and Strategy				•A&D

	Other Public Company Directorships
	—

	Director Share Ownership(1)
	Year	Common Shares		DSUs		RSUs		Total #	Total Value	Target Met
		#	$	#	$	#	$
	2025	—	—	20,920	$6,184,161	1,853	$547,765	22,773	$6,731,926	Yes
	2024	—	—	20,920	$6,184,161	—	—
	Change	—	—	—	$—	1,853	$547,765

Laurette T. Koellner Age: 71 Merritt Island, Florida U.S. Independent Director since: 2025 Committee membership: Audit HRCC NCGC
Ms. Koellner is a corporate director with extensive international business, financial and human resources experience as well as leadership experience from her roles on various public company boards. On March 24, 2026, we announced Ms. Koellner’s appointment as Lead Independent Director effective as of immediately prior to the Meeting.
She currently serves as chair of the board of directors of Goodyear Tire & Rubber Company, a global tire manufacturer, and as a director of Papa John's International, Inc., a pizza restaurant franchisor, and Nucor Corporation, a steel manufacturer. She most recently served as Executive Chairman of International Lease Finance Corporation, an aircraft leasing subsidiary of American International Group, Inc. from 2012 until its sale in 2014. Ms. Koellner retired as President of Boeing International, a division of The Boeing Company, in 2008. While at Boeing, she was President of Connexion by Boeing and a member of the Office of the Chairman, and served as the Executive Vice President, Internal Services, Chief Human Resources and Administrative Officer, President of Shared Services and Corporate Controller. Ms. Koellner was a long-standing member of the Board from 2009 to January 2025 before returning to the Board in October 2025.

She holds a Bachelor of Science in Business Management from the University of Central Florida and a Master of Business Administration from Stetson University, as well as a Certified Professional Contracts Manager designation from the National Contracts Management Association.
Ms. Koellner’s international business and financial acumen, deep human capital expertise, and demonstrated leadership on multiple public company boards qualify her to contribute meaningfully to the Board and led the independent members of the Board to conclude she should serve as Lead Independent Director.

	Key Areas of Expertise
	•Public Company Board Expertise					•Audit and Finance
	•Audit Committee Financial Expert					•Human Resources
	Other Public Company Directorships
	The Goodyear Tire & Rubber Company (since 2015) (Board Chair) Papa John’s International, Inc. (since 2014) Nucor Corporation (since 2015)

	Director Share Ownership(1)(2)
	Year	Common Shares		DSUs		RSUs		Total #	Total Value	Target Met
		#	$	#	$	#	$
	2025	6,000	$1,773,660	170	50,254	—	—	6,170	$1,823,914	Yes
	2024	—	—	290,486	$85,870,566	—	—
	Change	6,000	$1,773,660	-290,316	-85,820,312	—	—

Amar Maletira Age: 56 Cupertino, California U.S. Independent Director since: 2025 Committee membership: Audit (Chair) HRCC NCGC
Mr. Maletira is a corporate director with more than 25 years of broad business experience spanning strategy, sales and finance in the technology industry. He served as Chief Executive Officer and a board member of Rackspace Technology, Inc., a cloud computing company from 2022 to 2025 and as Vice Chairman of the board of directors during 2025. He joined Rackspace in 2020 and served as President and Chief Financial Officer from 2020 to 2022. Before joining Rackspace, Mr. Maletira held positions as Executive Vice President and Chief Financial Officer at Viavi Solutions, Inc. from 2015 to 2020 prior to which he served various senior executive positions at Hewlett-Packard (HP), Siemens and HCL-Picker.
Mr. Maletira holds a Bachelor of Engineering in Electronics and Communication Engineering from Karnataka University in India, and an MBA from the Ross School of Business at the University of Michigan.
Mr. Maletira’s business and financial acumen and extensive experience in cloud and AI technologies led the Board to conclude that he should serve as one of our directors and as Chair of the Audit Committee.

Key Areas of Expertise
	•Strategic and Operational Management					•Sales and Business Development
	•Audit Committee Financial Expert					•Technology
Other Public Company Directorships
—

Director Share Ownership(1)
	Year	Common Shares		DSUs		RSUs		Total #	Total Value	Target Met
		#	$	#	$	#	$
	2025	—	—	1,896	$560,477	—	—	1,896	$560,477	Yes
	2024	—	—	—	—	—	—
	Change	—	—	1,896	$560,477	—	—

Robert A. Mionis Age: 63 Hampton, New Hampshire U.S. Not Independent Director since: 2015 Committee membership: None
Mr. Mionis is currently the President and CEO of the Corporation, and is a member of the Board of Directors. On March 24, 2026, we announced Mr. Mionis’ appointment as Chair of the Board effective as of immediately prior to the Meeting. For a description of his role as President and CEO, see Compensation Discussion and Analysis below.
From July 2013 until August 2015, he was an Operating Partner at Pamplona Capital Management, a global private equity firm focused on companies in the industrial, aerospace, healthcare and automotive industries. Before joining Pamplona, Mr. Mionis spent over six years as the President and CEO of StandardAero, a global aerospace maintenance, repair and overhaul company. Before StandardAero, Mr. Mionis held senior leadership roles at Honeywell, including as the head of the Integrated Supply Chain Organization for Honeywell Aerospace. Prior to Honeywell, Mr. Mionis held a variety of progressively senior leadership roles with General Electric and Axcelis Technologies and AlliedSignal. From 2018 to 2021, Mr. Mionis served on the board of directors of Shawcor Ltd. (now known as Mattr Corp.), an energy services company. He currently serves as a director of Textron Inc., a company that operates in aerospace, defense, industrial and financial sectors.
He holds a Bachelor of Science in Electrical Engineering from the University of Massachusetts.
The Board believes that Mr. Mionis should serve as Chair of the Board because of the unique perspective and expertise he brings as President and CEO. His leadership experience and comprehensive understanding of our business provides the Board with valuable insights into the Corporation’s strategic goals and priorities.

	Key Areas of Expertise
	•Strategy •Technology and Engineering				•Operations and Supply Chain •Business Transformation and Development

	Other Public Company Directorships
	•Textron Inc. (since 2025)

	Director Share Ownership(3)
	Year	Common Shares		RSUs		PSUs		Total #	Total Value	Target Met
		#	$	#	$	#	$
	2025	509,006	$150,467,264	103,768	$30,674,858	780,376	$230,686,949	1,393,150	$411,829,071	Yes
	2024	531,417	$157,092,179	274,469	$81,135,781	693,976	$205,146,245
	Change	-22,411	-$6,624,915	-170,701	-$50,460,923	86,400	$25,540,704

David Reeder Age: 51 Austin, Texas U.S Independent Director since: 2026 Committee membership: Audit HRCC NCGC
Mr. Reeder is an experienced executive with expertise in leading global semiconductor and technology enterprises. He currently serves as President, Chief Executive Officer and a member of the board of directors of Entegris, Inc. Prior to that, he served as Chief Financial Officer at Chewy from 2024 to 2025 and as Chief Financial Officer at GlobalFoundries from 2020 to 2024 where he oversaw the company’s initial public offering in 2021. He previously held executive positions at Tower Hill Insurance Group, Lexmark International Inc., Electronics for Imaging Inc., Cisco, Broadcom and Texas Instruments Incorporated. He served on the board of directors of Alphawave IP Group plc from 2023 to 2025.

Mr. Reeder holds a Bachelor of Science degree in chemical engineering from the University of Arkansas and a Master of Business Administration degree from Southern Methodist University.

Mr. Reeder’s experience in the semiconductor and technologies industries together with his financial expertise led the Board to conclude that he should serve as one of our directors.

Key Areas of Expertise
	•Technology				•Finance
	•Audit Committee Financial Expert				•Semiconductor

Other Public Company Directorships
Entegris, Inc.

Director Share Ownership(1)
	Year	Common Shares		DSUs		RSUs		Total #	Total Value	Target Met
		#	$	#	$	#	$
	2025	—	—	—	—	—	—	—	—	N/A
	2024	—	—	—	—	—	—
	Change	—	—	—	—	—	—

(1)The securities in the table represent all Common Shares beneficially owned, and all deferred share units (“DSUs”) and unvested restricted share units (“RSUs”) held as of December 31, 2024 and December 31, 2025 (as applicable). The $ value and “Total Value” of all such securities is based on the closing price of Common Shares on the NYSE on December 31, 2025 ($295.61). See Director Share Ownership Guidelines for a description of the shareholding requirements for applicable directors. New directors have five years from the time of their appointment to the Board to comply with the Director Share Ownership Guidelines (as defined below).
(2)Ms. Koellner was a long-standing member of the Board from 2009 to January 31, 2025 before returning to the Board on October 27, 2025. In connection with her departure from the Board on January 31, 2025, the DSUs then held by her were settled in accordance with their terms.
(3)As President and CEO of the Corporation, Mr. Mionis is subject to the Executive Share Ownership Guidelines instead of the Director Share Ownership Guidelines. See Executive Share Ownership. The securities in the table for 2025 represent all Common Shares beneficially owned and all unvested RSUs held as of December 31, 2025, as well as performance share units (“PSUs”) with a performance period end date of December 31, 2025 that vested (at 200% of target) on January 31, 2026 in accordance with the Executive Share Ownership Guidelines. The securities in the table for 2024 represent all Common Shares beneficially owned and all unvested RSUs held as of December 31, 2024, as well as PSUs with a performance period end date of December 31, 2024 that vested (at 200% of target) on February 1, 2025 in accordance with the Executive Share Ownership Guidelines. All other unvested PSUs held by Mr. Mionis at year-end are not included. The $ value and “Total Value” for such securities is based on the closing price of Common Shares on the NYSE on December 31, 2025 of $295.61.
There are no family relationships between any director, executive officer or nominee, and there are no arrangements or understandings with any person pursuant to which any of our directors or executive officers were selected.

2025 Director Compensation

Director compensation is set by the Board on the recommendation of the HRCC. Under these guidelines and principles, the Board seeks to maintain director compensation at a level that is competitive with director compensation at comparable companies, and requires a substantial portion of such compensation to be taken in the form of DSUs (or, at a director’s election, RSUs, if the Director Share Ownership Guidelines described below have been met). The director fee structure for 2025 is set forth in the following table.
2025 Directors’ Fees(1)

Element(2)		Director Fee Structure for 2025
Annual Board Retainer	Board Chair	$400,000
	Directors	$275,000
Annual Retainer for the Audit Committee Chair		$35,000
Annual Retainer for the HRCC Chair		$25,000
Annual Retainer for the NCGC Chair		$20,000
(1)Does not include Mr. Mionis, President and CEO of the Corporation, whose compensation is set out in the Summary Compensation Table below.
(2)Paid in quarterly installments in arrears. A $2,500 travel fee is also payable to directors who travel outside of their home state or province to attend a Board or Committee meeting. Directors may also receive further retainers and meeting fees for participation on ad hoc committees (no such committees were formed in 2025). The Board has the discretion to grant supplemental equity awards to individual directors as deemed appropriate (no such discretion was exercised in 2025).

DSU/RSU Election
Effective June 17, 2025, each director elected to receive a portion of their annual board fees, committee chair retainer fees and travel fees (collectively, “Annual Fees”) in DSUs or RSUs in accordance with the 2025 Celestica Long Term Incentive Plan (“2025 Plan”), which was approved by our shareholders at the 2025 AGM, and the Non-Employee Director Compensation Policy. Prior to shareholder approval of the 2025 Plan, such elections were made pursuant to the Directors’ Share Compensation Plan (the “DSCP”) in respect of deferred share units and RSUs thereunder. The DSUs granted under the 2025 Plan and the deferred share units granted under the DSCP are substantively equivalent in all material respects and are collectively referred to herein as DSUs.
Each director must elect to receive 0%, 25% or 50% of their Annual Fees in cash, with the balance in DSUs, until such director has satisfied the requirements of the Director Share Ownership Guidelines described (and defined) under Director Share Ownership Guidelines below. Once a director has satisfied such requirements, the director may then elect to receive 0%, 25% or 50% of their Annual Fees in cash, with the balance either in DSUs or RSUs. If a director does not make an election, 100% of such director’s Annual Fees will be paid in DSUs.

Annual Fee Election
Prior to Satisfaction of Director Share Ownership Guidelines		After Satisfaction of Director Share Ownership Guidelines
Option 1	Option 2	Option 1	Option 2	Option 3
100% DSUs	(i) 25% Cash + 75% DSUs or	(i) 100% DSUs	(i) 25% Cash + 75% DSUs	(i) 25% Cash + 75% RSUs
		or	or	or
	(ii) 50% Cash + 50% DSUs	(ii) 100% RSUs	(ii) 50% Cash + 50% DSUs	(ii) 50% Cash + 50% RSUs
DSUs and RSUs granted to directors are subject to the terms of the DSCP or the 2025 Plan, as applicable. Each DSU represents the right to receive one Common Share (or an equivalent value in cash at the Corporation’s discretion) upon retirement. Each quarterly grant of RSUs will vest in instalments of one-third per year on the first, second and third anniversary dates of the grant. Each vested RSU entitles the director to one Common Share. Unvested RSUs will vest and be settled immediately on the director’s retirement date. DSUs will vest and be settled on a date that is 45 days following the director’s retirement date or as soon as practicable thereafter (but in all cases within 90 days following the director’s retirement date).
Grants of DSUs and RSUs to directors are awarded quarterly in arrears. The number of DSUs and RSUs, as applicable, granted is calculated by multiplying the amount of such director’s Annual Fees for the quarter by the percentage of the

Annual Fees that the director elected to receive in the form of DSUs or RSUs, as applicable, and dividing the product by the closing price of the Common Shares on the NYSE on the trading day immediately preceding the date of grant.
Directors’ Fees Earned in 2025

The following table sets forth the compensation of all individuals who served as directors during 2025, other than Mr. Mionis, President and CEO of the Corporation, whose 2025 compensation is set forth in the Summary Compensation Table under Compensation of Named Executive Officers. As there is no compensation to report with respect to any of the following columns in the table set forth in Regulation S-K Item 402(k): “Option Awards,” Non-Equity Incentive Plan Compensation,” Change in Pension Value and Nonqualified Deferred Compensation,” and “All Other Compensation,” these columns have been omitted.
2025 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Kulvinder (Kelly) Ahuja	$142,500	$142,500	$285,000
Robert A. Cascella	$155,000	$155,000	$310,000
Christopher W. Colpitts(4)	—	$122,323	$122,323
Françoise Colpron	$152,500	$152,500	$305,000
Jill Kale	—	$285,000	$285,000
Laurette T. Koellner(5)	$13,778	$64,851	$78,629
Amar Maletira	—	$285,000	$285,000
Luis A. Müller(6)	—	$316,986	$316,986
Michael M. Wilson(7)	—	$410,000	$410,000
(1)Amounts in this column represent the portion of Annual Fees paid to Board members in 2025 in cash. Directors who had not satisfied the requirements of the Director Share Ownership Guidelines described under Director Share Ownership Guidelines below were required to elect to receive 0%, 25% or 50% of their total 2025 Annual Fees in cash, with the balance in DSUs. Directors who had satisfied such requirements were required to elect to receive 0%, 25% or 50% of their total 2025 Annual Fees in cash, with the balance either in DSUs or RSUs. Each director’s election with respect to their 2025 Annual Fees is set forth below.

Director	Cash	DSUs	RSUs
Kulvinder (Kelly) Ahuja	50%	50%	—
Robert A. Cascella	50%	—	50%
Christopher W. Colpitts	—	100%	—
Françoise Colpron	50%	50%	—
Jill Kale	—	—	100%
Laurette T. Koellner*	—	100%	—
Amar Maletira	—	100%	—
Luis A. Müller	—	100%	—
Michael M. Wilson	—	100%	—
*From January 1 to 31, 2025, Ms. Koellner’s election was 50% cash and 50% DSUs. From October 27, 2025 to December 31, 2025, Ms. Koellner's election was 100% DSUs.

(2)This column represents the aggregate grant date fair value of the DSUs and RSUs granted to directors in 2025, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The grant date fair value of DSUs is the number of units awarded multiplied by the closing price of the Common Shares on the NYSE on the last trading day prior to the date of grant or on the date of grant, as applicable, and the grant date fair value of RSUs is the number of units awarded multiplied by the closing price of the Common Shares on the NYSE on the trading day prior to the date of grant. The assumptions used for the valuations are set forth in note 2 to our audited consolidated financial statements in our 2025 Form 10-K. The number of DSUs and RSUs, as applicable, granted to each director is calculated by multiplying the amount of such director’s Annual Fees for the quarter by the percentage of the Annual Fees that the director elected to receive in the form of DSUs or RSUs, as applicable (as set forth in footnote (1) above), and dividing the product by the closing price of the Common Shares on the NYSE on the trading day immediately preceding the date of grant or on the date of grant, as applicable, which was $82.69 on March 28, 2025, $78.81 on March 31, 2025, $152.67 on June 27, 2025, $245.95 on September 29, 2025 and $299.40 on December 30, 2025. The grant date fair value of each award of DSUs and RSUs to directors (other than Mr. Mionis) in 2025 is set forth below:

Director	DSUs/RSUs Granted for Q1 2025 (#)	Grant Date Fair Value of DSUs/ RSUs Granted for Q1 2025	DSUs/RSUs Granted for Q2 2025 (#)	Grant Date Fair Value of DSUs/ RSUs Granted for Q2 2025	DSUs/RSUs Granted for Q3 2025 (#)	Grant Date Fair Value of DSUs/ RSUs Granted for Q3 2025	DSUs/RSUs Granted for Q4 2025 (#)	Grant Date Fair Value of DSUs/ RSUs Granted for Q4 2025
Kulvinder (Kelly) Ahuja	452	$35,625	233	$35,625	144	$35,625	118	$35,625
Robert A. Cascella	468	$38,750	253	$38,750	157	$38,750	129	$38,750
Christopher W. Colpitts	—	—	—	—	207	$51,073	237	$71,250
Françoise Colpron	483	$38,125	249	$38,125	155	$38,125	127	$38,125
Jill Kale	861	$71,250	466	$71,250	289	$71,250	237	$71,250
Laurette T. Koellner	149	$13,778	—	—	—	—	170	$51,073
Amar Maletira	904	$71,250	466	$71,250	289	$71,250	237	$71,250
Luis A. Müller	976	$76,986	524	$80,000	325	$80,000	267	$80,000
Michael M. Wilson	1,300	$102,500	671	$102,500	416	$102,500	342	$102,500
(3)As of December 31, 2025, the following directors held unvested DSUs and RSUs as follows:

Director	Number of Common Shares Underlying		Market Value of Outstanding Units
	Unvested DSUs	Unvested RSUs	Unvested DSUs	Unvested RSUs
Kulvinder (Kelly) Ahuja	3,206	—	$947,726	—
Robert A. Cascella	73,793	1,007	$21,813,949	$297,679
Christopher W. Colpitts	444	—	$131,251	—
Françoise Colpron	13,619	—	$4,025,913	—
Jill Kale	20,920	1,853	$6,184,161	$547,765
Laurette T. Koellner	170	—	$50,254	—
Amar Maletira	1,896	—	$560,477	—
Luis A. Müller	44,655	—	$13,200,465	—
Michael M. Wilson	285,860	11,875	$84,503,075	$3,510,369
The market value of unvested DSUs and RSUs was determined using a share price of $295.61, which was the closing price of the Common Shares on the NYSE on December 31, 2025.
(4)Mr. Colpitts was appointed to the Board effective July 28, 2025.
(5)Ms. Koellner was a long-standing member of the Board from 2009 to January 31, 2025 before returning to the Board on October 27, 2025.
(6)Dr. Müller served as Chair of the Audit Committee from January 31, 2025 to December 31, 2025. He resigned from the Board effective January 28, 2026.
(7)On March 24, 2026, the Corporation announced that Mr. Wilson will retire as Chair of the Board, effective as of immediately prior to the Meeting and will not stand for re-election as a director at the Meeting.

2026 Changes to Director Compensation

In October 2025, following a review of market practices in consultation with Willis Towers Watson (“WTW” or the “Compensation Consultant”), the HRCC’s independent compensation consultant, the HRCC approved changes to the director compensation program for our non-employee directors effective as of the date of the 2026 annual meeting of shareholders and adopted as amended the Non-Employee Director Compensation Policy (the “2026 Policy”). Under the 2026 Policy, the overall fees remain unchanged (except that the $2,500 travel fee has been eliminated); however, beginning on and after the date of the Meeting, annual compensation will be paid 30% in cash (the “Cash Payment”) and 70% in equity (the “Equity Payment”), unless a director elects to receive the cash portion in equity. Cash payments will be made quarterly in arrears.
Directors’ Fees as of the Meeting(1)

Element		Director Fees	Payment Type(2)
Annual Board Retainer	Board Chair	$400,000	30% Cash Payment + 70% Equity Payment
	Directors	$275,000
Annual Retainer for the Audit Committee Chair		$35,000
Annual Retainer for the HRCC Chair		$25,000
Annual Retainer for the NCGC Chair		$20,000
(1)Mr. Mionis, President and CEO of the Corporation, will not immediately receive any additional compensation for his service on the Board (including the $400,000 Board Chair retainer listed in the table above that would be provided only to a non-employee director serving in that role). Please refer to the Summary Compensation Table below for a detailed quantification of his compensation. Ms. Koellner will receive the standard director fees set forth in the table above and, as of the Meeting, she will not receive any additional compensation for her role as Lead Independent Director. Any compensation payable to Ms. Koellner in respect of her role as Lead Independent Director shall be determined at a later date in accordance with the Board’s normal workplan schedule.
(2)A director may elect to receive the entire cash portion of their annual compensation in equity, resulting in 100% of their annual compensation being paid in equity awards rather than a combination of cash and equity.

Equity compensation will be delivered in the form of director RSUs (“D-RSUs”) or deferred director share units (“Deferred Director Share Units”) under the 2025 Plan, based on elections made by each director in the year prior to the year in which the compensation is earned. Each D-RSU or Deferred Director Share Unit will represent the right to receive one Common Share (or an equivalent value in cash at the Corporation’s discretion) subject to the terms of the 2026 Policy. The number of units granted will be determined by dividing the equity value by the fair market value of the Common Shares on the last trading day immediately prior to the grant date. D-RSUs will vest on the first anniversary of the grant date, subject to continued service. Upon vesting, D-RSUs will be settled in Common Shares as soon as practicable (and no later than 90 days after vesting), subject to any deferral election made by the director. Deferred Director Share Units vest only upon the director's retirement, provided the director has maintained continued service through that date. Upon retirement, vested Deferred Director Share Units will be settled in Common Shares as soon as practicable (and no later than 90 days after retirement). Any Common Shares delivered upon settlement of such awards must be held until the Director Share Ownership Guidelines (described below) are met.

Director Share Ownership Guidelines

The Board believes that meaningful share ownership by directors aligns their interests with shareholders of the Corporation, and we therefore maintain Director Share Ownership Guidelines to set clear share ownership expectations for directors who are not employees of the Corporation or its subsidiaries.
As of the date of this Proxy Statement, non-employee directors are subject to share ownership guidelines equal to 150% of the annual Board retainer (187.5% for the Chair of the Board), to be achieved within five years of joining the Board. As of March 27, 2026, all directors either meet or are on track to meet the current guidelines within the prescribed timeframe.
In October 2025, the HRCC approved amendments to the Director Share Ownership Guidelines in conjunction with the changes described above under 2026 Changes to Director Compensation. Each non-employee director is required to hold Common Shares with a value equal to five times the Cash Payment received for services as a director (disregarding, for this purpose, whether such director chooses to receive any or all of the Cash Payment in equity, as discussed above). The Chair of the Board (when such role is held by a non-employee director) is required to hold Common Shares with a value equal to six times the Cash Payment received for services as Chair of the Board (disregarding, for this purpose, whether the Chair of the Board chooses to receive any or all of the Cash Payment in equity, as discussed above). For the purposes of these Guidelines, ownership includes Common Shares held directly or indirectly and awards granted under the Corporation’s current and prior equity plans, including but not limited to vested or unvested RSUs and DSUs. A director has five years from the date of their appointment to the Board to comply with these Guidelines. Any member of the Board who is an executive of the Corporation (including Mr. Mionis) is required to comply with the Executive Share Ownership Guidelines — see Executive Share Ownership.
The following table sets out whether each director nominee who served as a director on December 31, 2025 was in compliance with the Director Share Ownership Guidelines as of that date.
Director Shareholding Requirements

Director(1)	Shareholding Requirements
	Target Value as of December 31, 2025		Actual Value as of December 31, 2025(4)	Met Target as of December 31, 2025
	150% of the Annual Board Retainer (187.5% for Board Chair)(2)	5X the Cash Payment (6X for Board Chair)(3)
Kulvinder (Kelly) Ahuja	$412,500	$412,500	$947,726	Yes
Robert A. Cascella	$412,500	$450,000	$22,111,628	Yes
Christopher W. Colpitts	$412,500	$412,500	$131,251	N/A
Françoise Colpron	$412,500	$442,500	$4,025,913	Yes
Jill Kale	$412,500	$412,500	$6,731,926	Yes
Laurette T. Koellner	$412,500	$412,500	$1,823,914	Yes
Amar Maletira	$412,500	$412,500	$560,477	Yes
Michael M. Wilson	$750,000	$720,000	$93,496,123	Yes
(1)As President and CEO of the Corporation, Mr. Mionis is subject to the Executive Share Ownership Guidelines — see Executive Share Ownership. Directors have five years from their appointment to comply with the Director Share Ownership Guidelines. Although applicable directors will not be deemed to have breached such Guidelines by reason of a decrease in the market value of the Corporation’s securities, such directors are required to purchase further securities within a reasonable period of time after such occurrence to comply with the Director Share Ownership Guidelines. Mr. Colpitts was appointed to the Board effective July 28, 2025 and Mr. Reeder was appointed to the Board effective May 1, 2026, and will be required to comply with the Director Share Ownership Guidelines within five years of their respective appointments.
(2)Director share ownership requirement as of the date of this Proxy Statement.
(3)Director share ownership requirement as of the date of the Meeting.
(4)The value of the aggregate number of Common Shares, DSUs and/or unvested RSUs held by each director is determined using a share price of $295.61 which was the closing price of the Common Shares on the NYSE on December 31, 2025.

CORPORATE GOVERNANCE
The Corporation is committed to high standards of corporate governance in all aspects of its decision making processes.
Each of the following documents are posted on the Corporation’s website at www.celestica.com (information on our website is not incorporated by reference into this Proxy Statement):
1.Corporate Governance Guidelines;
2.Board of Directors Mandate (the “Board Mandate”);
3.Audit Committee Mandate;
4.NCGC Mandate;
5.HRCC Mandate;
6.Written position descriptions for each of the Chair of the Board, the Lead Independent Director, the Chair of each standing committee of the Board and the CEO;
7.Celestica’s Values;
8.Business Conduct Governance Policy (the “BCG Policy”); and
9.Finance Code of Professional Conduct.
You can request copies of any of the documents mentioned above by contacting Celestica’s Corporate Secretary at clsir@celestica.com.

Board of Directors

Role of the Board
Under the Board Mandate, the Board has explicitly assumed stewardship responsibility for the Corporation. The duties and responsibilities of the Board include:
•satisfying itself as to the integrity of the CEO and other executive officers and that the CEO and other executive officers create a culture of integrity throughout the organization;
•adopting a strategic planning process and approving, on at least an annual basis, a strategic plan;
•monitoring the execution of the Corporation’s strategy and the achievement of its stated objectives;
•identifying the principal risks of the Corporation’s business and ensuring the implementation of appropriate systems to identify, assess, manage and mitigate these risks with a view to achieving a proper balance between risks incurred and potential return to holders of securities of the Corporation and to the long-term viability of the Corporation. Management is required to report on a quarterly basis to the Board (and the Board will review the reports) on the principal risks inherent in the business of the Corporation (including AI, appropriate crisis preparedness, business continuity, information system controls, cybersecurity and information security, disaster recovery plans and risks related to ESG matters, including, among other things, climate policy and sustainability) and the steps implemented by management to manage these risks;
•succession planning;
•reviewing financial reporting and regulatory compliance;
•reviewing the Corporation’s internal control and management information systems;
•reviewing management of capital;
•reviewing and approving material transactions;
•establishing measures for receiving feedback from security holders;

•overseeing the Corporation’s overall general strategy, policies and initiatives relating to ESG matters, including, among other things, climate change and sustainability, and AI matters (providing, it may delegate certain aspects of this oversight to individual Board committees as appropriate);
•reviewing board operations and evaluating board, committee and individual director effectiveness;
•developing the Corporation’s approach to corporate governance, including review and/or approval of any proposed changes to the Corporate Governance Guidelines recommended by the NCGC;
•reviewing and approving the annual director assessment process;
•nominating and appointing directors;
•reviewing the recommendations of the NCGC concerning resignations of directors pursuant to the Corporation’s Majority Voting Policy;
•reviewing and approving financial and business goals and objectives used as a basis for measuring the performance of the CEO and relevant to CEO compensation;
•reviewing and approving Celestica’s quarterly and annual financial statements after the Audit Committee has reviewed and made a recommendation to the Board regarding such statements;
•approving total director compensation upon recommendation of the HRCC; and
•monitoring compliance with the BCG Policy.
As part of our annual comprehensive corporate governance review, the Board Mandate was updated to formalize and clarify Board oversight of AI risk management and strategy as described above and the overboarding limits for directors described below under Director Criteria and Nomination Process — Overboarding and Changes in a Director's Primary Employment. In connection with Mr. Wilson’s retirement and the appointment of Mr. Mionis to serve as Chair of the Board and Ms. Koellner as Lead Independent Director, the Board Mandate was further updated to provide that, upon appointment of a Lead Independent Director, all Board and committee governance frameworks, guidelines, mandates and policies will be interpreted and applied in conjunction with the duties and authorities set out in the Lead Independent Director’s Position Description. For more information about the Lead Independent Director’s duties and responsibilities, see Corporate Governance — Board of Directors — Independence — Lead Independent Director below.
The Board Mandate is attached to this Proxy Statement as Appendix A.

Independence

Director Independence
The Board has determined that all directors during 2025, and all current directors (and nominees), except for Mr. Mionis, our President and CEO, are independent under applicable Canadian securities laws and NYSE listing standards. To determine whether directors are independent, the Board uses information about their personal and business relationships with Celestica and its affiliates. The Board collects this information from various sources, including directors’ responses to a detailed annual questionnaire, director biographical information and internal records of direct or indirect material relationships (such as any relationship with the Corporation or any of the Corporation’s affiliates) which could, in the view of the Board, be reasonably expected to interfere with the exercise of the director’s independent judgment, or would prohibit a determination of independence under NYSE listing standards.
The Board has also determined that the directors who comprise the Audit Committee, HRCC and NCGC satisfy the respective independence standards for those committees under applicable Canadian securities laws and NYSE listing standards.

Lead Independent Director
On March 24, 2026, the Corporation announced that Mr. Wilson will retire as Chair of the Board, effective as of immediately prior to the Meeting and will not stand for re-election as a director at the Meeting. In connection with Mr. Wilson’s retirement, the Board appointed Mr. Mionis to serve as Chair of the Board and Ms. Koellner as Lead Independent Director, each effective as of immediately prior to the Meeting. For more information about the leadership structure of the Board, see Governance Policies and Practices – Board Leadership Structure below.
Ms. Koellner is an independent director under applicable Canadian securities laws and NYSE listing standards. In her capacity as Lead Independent Director, Ms. Koellner is responsible for the effective functioning of the Board. As part of her duties, she works with the Chair of the Board to establish procedures to govern the Board’s work and ensure the Board’s full discharge of its duties. Celestica shareholders and other interested parties may communicate directly to the Lead Independent Director any concerns that they may have regarding the Corporation. See the contact information under General Information about the Meeting — How Can I Contact the Independent Directors, Non-Management Directors and Chair? below.
In accordance with the Lead Independent Director — Position Description, the duties and responsibilities of the Lead Independent Director include, but are not limited to:
•collaborating with the Chair of the Board to help ensure the Board’s full discharge of its duties in accordance with its mandate;
•advising the Chair of the Board as to an appropriate schedule of Board meetings, and approve such schedule, seeking to help ensure that the independent and non-management directors have sufficient time to discuss all agenda items and can perform their duties responsibly;
•collaborating with the Chair of the Board and other members of management, where appropriate, to develop the agenda for Board meetings;
•working with the Chair of the Board to help ensure that the Board and its committees are otherwise provided with the resources to permit it to carry out its responsibilities and bringing to the attention of the Chair of the Board any issues that are preventing the Board from being able to carry out its responsibilities;
•advising the Chair of the Board as to the quality, quantity and timeliness of the flow of information from Corporation management that is necessary for the independent and non-management directors to effectively and responsibly perform their duties;
•calling meetings or in camera sessions of the independent and non-management directors, as necessary;
•coordinating and developing the agenda for and preside at in camera sessions of the Board's independent and non-management directors and all other meetings of the Board at which the Chair of the Board is not present;
•discussing with the Chair of the Board and the NCGC the membership of the various Board committees, as well as selection of the committee chairs;
•working with the NCGC to develop and recommend to the Board a process for annually assessing the performance of the Board as a whole and its committees and the contribution of individual directors, including through peer review and managerial feedback, and identify guidelines for the performance evaluation of the directors (including the Chair of the Board and the Lead Independent Director);
•working with the NCGC to develop and recommend to the Board position descriptions for the Chair of the Board, the CEO, the Lead Independent Director and the chair of each standing committee of the Board, and recommending the limits of management’s authority;
•providing input directly to the HRCC on matters such as CEO compensation, performance assessment, succession planning and related matters; provided, however, if the Chair of the Board is also the CEO, overseeing these matters in conjunction with the Chair of the HRCC;
•consulting with the directors regarding any concerns they may have;
•providing leadership to help ensure that the Board functions independently of management and other non-independent directors;
•if requested by the Corporation’s significant shareholders, being available for consultation and direct communication in appropriate circumstances and with the knowledge of the Board;
•receiving feedback from stakeholders, including through the shareholder engagement process, including directly from security holders and report to the NCGC on any significant or recurring comments, concerns or questions conveyed by security holders;
•together with the Chair of the Board and the Chair of the NCGC, recommending to the NCGC actions to be taken, if any, as a result of a director accepting membership on another public company board or changing their primary employment;
•acting as a resource for, and counsel to, the Chair of the Board and, as needed, the CEO; and

•providing guidance on how the Chair of the Board can maintain an effective relationship between the Board and management.

Public Company Board Membership
None of the current directors or nominees of the Corporation serve together as directors of other corporations. See Election of Directors for the other public company boards on which the director nominees currently serve.

Position Descriptions
The Board has developed and approved written position descriptions for the Chair of the Board, the Lead Independent Director, the Chair of each standing committee of the Board and the CEO. The CEO has full responsibility for the day-to-day operations of the Corporation’s business in accordance with the Corporation’s strategic plan, current year operating plan and capital expenditure budget, each as approved by the Board. The CEO must develop and implement processes that are intended to ensure the achievement of the Corporation’s financial and operating goals and objectives.

Director Attendance
Directors are expected to be prepared for and attend all Board and respective committee meetings. The following table sets forth the attendance of directors at Board meetings and at meetings of those committees of which they are members held during 2025. All then-members of the Board attended the 2025 Annual and Special Meeting of Shareholders (“2025 AGM”). Although we have no formal policy with respect to our directors’ attendance at annual meetings of shareholders, all directors are encouraged to attend the annual meeting.
Directors’ Attendance at Board and Committee Meetings

Director	Board	Audit Committee	HRCC	NCGC	Meetings Attended %
					Board	Committee
Kulvinder (Kelly) Ahuja	8 of 8	4 of 5	5 of 6	4 of 5	100%	81%
Robert A. Cascella	8 of 8	5 of 5	6 of 6	5 of 5	100%	100%
Christopher W. Colpitts(1)	3 of 3	5 of 5	6 of 6	5 of 5	100%	100%
Françoise Colpron	8 of 8	5 of 5	5 of 6	5 of 5	100%	94%
Jill Kale	8 of 8	5 of 5	6 of 6	5 of 5	100%	100%
Laurette T. Koellner(1)	3 of 3	2 of 2	3 of 3	2 of 2	100%	100%
Amar Maletira	8 of 8	5 of 5	6 of 6	5 of 5	100%	100%
Robert A. Mionis	8 of 8	—	—	—	100%	—
Luis A. Müller	8 of 8	5 of 5	6 of 6	5 of 5	100%	100%
Michael M. Wilson	8 of 8	5 of 5	6 of 6	5 of 5	100%	100%
(1)Mr. Colpitts was appointed to the Board of Directors effective July 28, 2025. During 2025, Ms. Koellner served on the Board of Directors from January 1 to 31, 2025, and was re-appointed to the Board effective October 27, 2025.

In Camera Sessions
The independent directors meet separately as part of every Board and Audit, HRCC and NCGC Committee meeting without the presence of management. The Chair presides at every in camera session of the Board, or in the absence of the Chair, another independent director selected by those in attendance.

Ad Hoc Committees
From time to time, the Board establishes ad hoc committees. No such committees were formed or met in 2025.

Committees of the Board

The Board has three standing committees, each with a specific mandate: the Audit Committee, the HRCC, and the NCGC. All of these committees are composed solely of independent directors (as that term is defined by applicable Canadian securities laws, SEC rules and NYSE listing standards).

Audit Committee
The Audit Committee consists of Mr. Maletira (Chair), Mr. Ahuja, Mr. Cascella, Mr. Colpitts, Ms. Colpron, Ms. Kale, Ms. Koellner and Mr. Wilson, all of whom the Board determined to be independent directors for audit committee purposes (as that term is defined by applicable Canadian securities laws, SEC rules and in the NYSE listing standards) and financially literate. Mr. Wilson is retiring from the Board effective as of immediately prior to the Meeting, at which point he will no longer serve on the Audit Committee. Mr. Reeder’s appointment on the Audit Committee is effective May 1, 2026. During 2025, Ms. Koellner (January 1 through January 31) and Dr. Müller (January 31 through December 31) served as Chair of the Audit Committee. All of the audit committee members have held executive positions with large corporations or financial services companies.
The Audit Committee mandate addresses the engagement, evaluation, remuneration, termination and independence of the external auditor (including approval of non-audit services), oversight of internal audit and internal controls, the disclosure of financial and related information, and procedures to review the qualifications, expertise, resources and the overall performance of the Corporation’s external auditor.
The Audit Committee’s duties include reviewing financial statements with management and the auditors, monitoring the adequacy of Celestica’s internal control procedures, and reviewing the adequacy of Celestica’s processes for identifying and managing risk. This includes reviewing Celestica’s major financial risk exposures and the steps management has taken to monitor and control such exposures, and to discuss guidelines, policies and steps to govern the process by which risk assessment and management is undertaken (including risks related to AI, information security, cybersecurity and data protection) and the establishment and management of appropriate systems to manage such risks with a view to achieving a proper balance between risks incurred and potential return to the Corporation’s securityholders and to the long-term viability of the Corporation.
The Audit Committee has direct communication channels with the internal and external auditors to discuss and review specific issues and has the authority to retain and fund such independent legal, accounting, or other advisors as it may consider appropriate. The Audit Committee reviews and approves the mandate and plan of the internal audit department on an annual basis.
The Audit Committee has established procedures for (i) receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and (ii) confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A copy of the Audit Committee Mandate is available on our website at www.celestica.com (information on our website is not incorporated by reference into this Proxy Statement).
As part of our annual comprehensive corporate governance review, the Audit Committee Mandate was updated to formalize financial risk exposures related to AI and technology, as well as overseeing fraud risk assessments, risk of management override of internal controls, and review of significant fraud investigations and outcomes. Additionally, oversight responsibility over management’s approach to tax strategy and treasury risk management was documented and the Audit Committee’s responsibilities related to internal control over financial reporting and internal audit oversight were clarified.
The Board has determined that Mr. Maletira, Ms. Koellner and Mr. Reeder are each audit committee financial experts as defined in Regulation S-K Item 407(d)(5) and each have the financial expertise required for audit committee members under Section 303A.07 of the NYSE Listed Company Manual.
No member of the Audit Committee serves on more than three audit committees of public companies, including that of the Corporation.
The Audit Committee and its Chair are appointed annually by the Board. As part of each meeting at which (i) the Audit Committee recommends that the Board approve the annual audited financial statements or (ii) the Audit Committee reviews the quarterly financial statements, the Audit Committee members meet separately with each of: management; the external auditor; and the internal auditors.

Human Resources and Compensation Committee
The HRCC consists of Mr. Cascella (Chair), Mr. Ahuja, Mr. Colpitts, Ms. Colpron, Ms. Kale, Ms. Koellner, Mr. Maletira and Mr. Wilson, all of whom the Board determined to be independent directors for compensation committee purposes pursuant to the applicable Canadian securities laws, SEC rules and the NYSE listing standards. Mr. Wilson is retiring from the Board effective as of immediately prior to the Meeting, at which point he will no longer serve on the HRCC. Mr. Reeder’s appointment on the HRCC is effective May 1, 2026.Dr. Müller also served on the HRCC throughout 2025.
As part of each meeting, the HRCC members meet without any member of management present and also meet with the Corporation’s compensation consultant without any member of management present. The HRCC has the sole authority to retain or obtain the advice, reports and/or opinions of third-party compensation consultants, external legal counsel or other advisors as it deems necessary or appropriate to assist in the full performance of its duties.
Under the HRCC mandate, the duties and responsibilities of the HRCC include:
•reviewing and approving an overall reward/compensation policy for the Corporation, including an executive compensation policy that is consistent with competitive practice and supports organizational objectives and ownership interests;
•reviewing, modifying and approving the elements of the Corporation’s incentive-based plans and equity-based plans, including plan design, performance targets, administration and total funds/shares reserved for payment;
•reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO, which goals and objectives shall be consistent with the Corporation’s annual operating plan (“AOP”), evaluating the CEO’s performance in light of those goals and objectives, and determining and approving the CEO’s total compensation in light of this evaluation;
•reviewing and approving: the appointment and terms of employment (or any material changes to terms of employment) and any separation agreement or compensation arrangement for (i) the CEO and (ii) of all senior executive positions that report to the CEO and certain other senior executive positions; and upon recommendation of the CEO, any changes to the base salary and incentives of all senior executive positions that report to the CEO and certain other senior executive positions;
•reviewing the Corporation’s Executive Policy Guidelines, and any other policies applicable to senior executives and the CEO;
•making recommendations to the Board regarding the compensation of the Corporation’s directors;
•maintaining and reviewing succession planning for the CEO, all positions that report to the CEO and certain other executive positions;
•reviewing proposed organizational changes that affect “mission critical” roles, as well as proposed material changes to the Corporation’s human resources policies;
•reviewing and approving disclosure relating to executive compensation, including Celestica’s Compensation Discussion and Analysis, that is required to be included in the Corporation’s annual proxy statement and/or Annual Report on Form 10-K in accordance with applicable rules and regulations and preparing any report required by any applicable securities regulatory authority or stock exchange requirement to be included in applicable public disclosure documents;
•reviewing and reporting to the Board on the results of any shareholder advisory vote on the compensation of Celestica’s named executive officers and the frequency of such votes, and make recommendations to the Board based on such results;
•reviewing any proposed material amendments to the Corporation’s pension plans, including plan design changes and changes to benefit levels;
•reviewing the Corporation’s talent management strategy and practices;
•reviewing and approving insider trading and share ownership policies;
•regularly reviewing the risks associated with the Corporation’s compensation policies and practices;
•reviewing and making recommendations to the Board with respect to the Corporation’s human capital management practices and strategies, including as a result of: (i) reviewing reports from management to monitor the Corporation’s culture and employee engagement; (ii) overseeing policies and programs in place to support and promote the health, safety and well-being of the Corporation’s employees; and (iii) considering other ESG practices related to the Committee’s charter; and
•performing any other activities consistent with its mandate.
Following our annual comprehensive corporate governance review, the HRCC Mandate specifies that in carrying out its responsibilities for compensation-related risks, the HRCC will review risks associated with AI in compensation and human capital management.
All members of the HRCC have direct experience that is relevant to their responsibilities relative to human resources and compensation responsibilities, gained from their roles as executives in public corporations or large private companies, as outlined in the biographies under Election of Directors above. Collectively, this experience includes oversight of human resources policies, creation and implementation of executive compensation plans, participating in briefings from outside consultants retained on executive compensation design, administration and governance, and past or present service on the human resources and/or compensation committees of other major public corporations. Mr. Cascella and Mses. Colpron and Koellner have current or prior experience serving on the compensation committees of public companies. Mr. Ahuja is the Chief Executive Officer of Versa Networks. Mr. Colpitts has over 30 years of experience in technology strategy, finance, and investing, and has held senior roles at CVC Capital Partners and Deutsche Bank. Ms. Kale has over 30 years of leadership experience in the aerospace and defence sector. Mr. Maletira previously served as Chief Executive Officer of Rackspace Technology, Inc. Mr. Reeder has over 20 years of executive and leadership expertise and currently serves as President and CEO of Entegris, Inc. Accordingly, the Corporation believes that its HRCC is appropriately qualified to make decisions on the suitability of the Corporation’s human resources and compensation policies and practices.
The HRCC has retained WTW, an independent compensation consultant, to assist in the discharge of its mandate. For a description of the Compensation Consultant’s role and mandate, see Compensation Discussion and Analysis — Compensation Objectives — Independent Advice below.
Compensation Committee Interlocks and Insider Participation
The HRCC consists of Mr. Cascella (Chair), Mr. Ahuja, Mr. Colpitts, Ms. Colpron, Ms. Kale, Ms. Koellner, Mr. Maletira and Mr. Wilson. Mr. Wilson is retiring from the Board effective as of immediately prior to the Meeting, at which point he will no longer serve on the HRCC. Mr. Reeder’s appointment on the HRCC is effective May 1, 2026. No member of the HRCC is a current, or during 2025 was a former, officer or employee of the Corporation or any of its subsidiaries. During 2025, no member of the HRCC had a relationship requiring disclosure under Item 404 of Regulation S-K. In addition, no interlocking relationship, as set forth under Item 407(e) of Regulation S-K, existed during 2025 between any member of the Board, the HRCC or our executive officers.

Nominating and Corporate Governance Committee
The NCGC consists of Françoise Colpron (Chair), Mr. Ahuja, Mr. Cascella, Mr. Colpitts, Ms. Kale, Ms. Koellner, Mr. Maletira and Mr. Wilson, all of whom were determined by the Board to be independent directors pursuant to applicable Canadian rules and NYSE listing standards. Mr. Wilson is retiring from the Board effective as of immediately prior to the Meeting, at which point he will no longer serve on the NCGC. Mr. Reeder’s appointment on the NCGC is effective May 1, 2026. Dr. Müller also served on the NCGC throughout 2025.
The NCGC is responsible for developing and recommending governance guidelines for the Corporation (and recommending changes to those guidelines), identifying individuals qualified to become members of the Board, and recommending director nominees to be put before the shareholders at each annual meeting. The duties and responsibilities of the NCGC under the NCGC mandate include:
•reviewing the Corporate Governance Guidelines;
•creating a formal, rigorous and transparent procedure for the appointment of new directors to the Board;
•identifying and recommending new director nominees;
•considering and making recommendations to the Board in relation to resignations of directors pursuant to the Corporation’s Majority Voting Policy;
•annually assessing the effectiveness of the Board Composition and Inclusion Policy (described below);
•developing a director orientation program;
•developing a director continuing education program;

•reviewing (and recommending changes to the Board where appropriate) the mandates of the Board’s standing committees;
•developing position descriptions for the Chair, the CEO and the chair of each Board committee;
•developing and overseeing annual director evaluations, including assessing the performance of the Board, the committees, individual directors, including through peer review;
•overseeing the Corporation’s general strategy, policies and initiatives relating to ESG matters, including, among other things, climate policy and sustainability;
•reviewing the risks related to ESG matters;
•establishing measures for receiving feedback from stakeholders; and
•annual director independence reviews.
As part of our annual comprehensive corporate governance review, the NCGC Mandate was updated to include oversight of director service on other public company boards and audit committees, and changes in primary employment and to formalize responsibility for AI competency and expertise in fulfilling its mandate related to the Corporation’s AI strategy and related risks, and facilitating director AI education as needed.
Orientation and Continuing Education

Orientation of New Directors
The Corporation’s orientation program helps new directors contribute effectively to the work of the Board as soon as possible after their appointment or election. New directors are appropriately apprised of Celestica’s business, operations and strategy, corporate policies, Board and committee governance, and priorities and issues currently under consideration by the Board and each of its committees. For ease of reference, orientation materials are made available on an online portal. Additionally, new directors meet with the Chair, CEO and other key executives as part of the orientation program. Through this orientation program, new directors have the opportunity to become familiar with the role of the Board and its committees, the contribution individual directors are expected to make, and the nature and operation of the Corporation’s business.

Director Education
The Board recognizes that ongoing director education is an important component of good governance. Directors are expected to be informed about current best practices, emerging trends in corporate governance and relevant regulatory developments.
The Corporation facilitates corporate governance best practices by maintaining a board membership with the Institute of Corporate Directors for the benefit of all our directors. In addition, the Corporation provides each director with a membership in the National Association of Corporate Directors.
While directors are required to take personal responsibility for staying current, Celestica’s Corporate Governance Guidelines require management and outside advisors to provide information and education sessions to the Board and its committees as necessary to keep the directors up-to-date with Celestica’s business and the environment in which it operates, as well as with developments in the responsibilities of directors. In accordance with the NCGC Mandate, our continuing education program has been designed to, among other things, assist directors to maintain or enhance their skills and abilities as directors of the Corporation and assist directors in ensuring that their knowledge and understanding of the Corporation’s business remains current.
The Corporation facilitates these corporate governance best practices by:
•providing directors with detailed information packages in advance of each Board and Committee meeting through an online portal which directors can access immediately upon the issuance of materials;
•providing regular updates between meetings of the Board with respect to issues that affect the business of the Corporation;
•encouraging attendance at industry conferences and educational offerings in relation to the Corporation’s business;

•contributing to the cost of outside conferences and seminars that are relevant to their role (with prior approval of the Chair); and
•providing directors with full access to senior management and employees of the Corporation.
Directors review the annual work plan for Board and committee meetings, participate in setting the agendas for such meetings and participate in annual strategic planning sessions.
The Board’s continuing education program also includes management presentations, analyst reports and regular business updates from the CEO. All directors were provided with educational materials and participated in sessions relevant to the committees on which they sit and HRCC members were also provided with educational materials prepared by the Compensation Consultant.
Site visits of the Corporation’s facilities are arranged from time to time for Board members. In November 2025, certain of the Board members attended a site visit to our Asia facilities.
As part of our 2025 director evaluation process described below under Director Assessments, directors were surveyed with respect to future key educational priorities for the Board and provided suggestions for future director education topics. The NCGC reviewed the survey results, and the Chair of the NCGC and CEO developed a director education plan for 2026.
Director Criteria and Nomination Process

Director Qualification Standards and Skills Matrix
Celestica’s Corporate Governance Guidelines set out the qualifications for director nominees and nominee selection criteria. Recognizing that new directors may be required from time to time, the NCGC also maintains a skills matrix for the purpose of identifying any gaps and determining the profiles for potential director nominees that would best serve the Corporation. The NCGC has developed the following skills matrix, which identifies the functional competencies, expertise and qualifications of the Corporation’s director nominees and the competencies, expertise and qualifications that the Board would ideally possess.

		Ahuja	Cascella	Colpitts	Colpron	Kale	Koellner	Maletira	Mionis	Reeder
Skills
	Service on Other Public (For-Profit) Company Boards		✔	✔	✔		✔	✔	✔	✔
	Senior Officer or CEO Experience	✔	✔	✔	✔	✔	✔	✔	✔	✔
	Financial Literacy*	✔	✔	✔	✔	✔	✔	✔	✔	✔
	Capital Markets	✔	✔	✔	✔		✔	✔	✔	✔
	Marketing and Sales	✔	✔	✔	✔	✔		✔	✔	✔
	Operations (supply chain management and manufacturing)		✔		✔	✔			✔	✔
	Strategy Deployment / Business Transformation	✔	✔	✔	✔	✔	✔	✔	✔	✔
	M&A / Business Integration	✔	✔	✔	✔	✔	✔	✔	✔	✔
	Human Capital Management (including talent development and succession planning)	✔	✔	✔	✔	✔	✔		✔	✔
	Risk Management			✔	✔	✔	✔	✔		✔
	IT and Cybersecurity	✔		✔			✔	✔	✔	✔
	Finance and Treasury		✔	✔			✔	✔		✔
	AI	✔		✔				✔		✔
ESG	Environmental (including climate change)
	Social	✔	✔		✔	✔	✔	✔	✔
	Governance	✔	✔	✔	✔	✔	✔	✔	✔	✔
Markets
	Experience in Markets Served by the Corporation	✔	✔	✔	✔	✔	✔	✔	✔	✔
*In addition, the Board has determined that Mr. Maletira, Ms. Koellner and Mr. Reeder are each audit committee financial experts as defined in Regulation S-K Item 407(d)(5) and each have the financial expertise required for audit committee members under Section 303A.07 of the NYSE Listed Company Manual.

Director Search and Nomination Process
The Board is committed to nominating highly qualified individuals to fulfill director roles, based on the needs of the Corporation at the relevant time. The NCGC undertakes a rigorous director selection process for identifying new director nominees in alignment with established Board policies. The NCGC is responsible for providing a list of director nominees to the Board to be put before the shareholders at each annual meeting. When identifying director nominees, the NCGC may consider suggestions from various sources, including internal input or, at its discretion, input from an external search firm. Mr. Colpitts and Mr. Reeder were each included in an initial list of prospective candidates provided by an external search firm engaged by the NCGC. A prospective nominee will be evaluated against the characteristics and competencies set out in our Board policies, including the “Nominee Selection Criteria” provided in Celestica’s Corporate Governance Guidelines, the Board Composition and Inclusion Policy described below and the above skills matrix. The NCGC will recommend to the Board the candidates that best fit the needs of the Board at that time.
If a shareholder were to recommend a director candidate, the NCGC would use the same criteria it applies to evaluate other candidates. Shareholders who wish to recommend a director candidate should submit the candidate’s name and background information in writing to our Corporate Secretary at 5140 Yonge Street, Suite 1900 Toronto, Ontario.
Shareholders ratified the adoption of By-Law No 2 of the Corporation regarding advance notice for nomination of individuals for election as directors (the “Advance Notice By-Law”). The Advance Notice By-Law provides that shareholders seeking to nominate candidates for election as directors must give timely notice in writing to the Corporate Secretary of the Corporation. To be timely, in the case of an annual meeting, such notice must be properly given, not less than 30 days prior to the date of the meeting (and not less than 40 days in the event that Celestica uses “notice-and-access” for delivery of proxy-related materials in respect of such meeting); provided, however, that in the event that the meeting is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile both on SEDAR+ at www.sedarplus.com and on EDGAR at www.sec.gov, of the date of the meeting was made, notice by the nominating shareholder must be properly given not later than the close of business on the tenth day following the Notice Date.

Board Composition and Inclusion Policy
The Board of Directors seeks to ensure that it is comprised of talented and dedicated directors with a mix of expertise, experience, skills, backgrounds, perspectives and views, collectively representing the diverse nature of the business environment in which Celestica operates. The Board maintains, in consideration with Canadian securities laws, a Board Composition and Inclusion Policy, which provides that when identifying candidates for election or appointment to the Board, the Board and the NCGC will consider candidates who are qualified based on a balance of skills, background, experience and knowledge, among other things rather than adopting specific targets. The Board Composition and Inclusion Policy provides that the NCGC will also consider the Board composition overall with respect to professional and personal characteristics, such as age, gender, ethnicity, military veteran status, national origin, race, sexual orientation and geographic background, as well as other characteristics and stakeholder perspectives. From time to time, the Board will review this policy and assess its effectiveness.
Three of the director nominees are women (33%), including the Lead Independent Director and the Chair of the NCGC. The Board believes that the composition of the Board, including the nominees’ professional and personal characteristics, will allow the Board to perform effectively and act in the best interests of the Corporation and its stakeholders.

Overboarding and Changes in a Director’s Primary Employment
As part of our annual comprehensive corporate governance review, Celestica’s Corporate Governance Guidelines were updated to include overboarding limits to promote effective oversight and ensure directors can devote sufficient time to their responsibilities. Unless otherwise determined by the Board acting on the recommendation of the NCGC in exceptional circumstances, the following limits apply to the total number of public company boards (including Celestica) on which a director may serve:
(a)a director who is serving as the chief executive officer or an executive officer of a public company may serve on no more than two public company boards; and
(b)a director who is not an executive officer of a public company may serve on no more than four public company boards.
Our Corporate Governance Guidelines were also updated to clarify that a director must notify the Chair of the Board and the Chair of the NCGC before accepting any nomination, appointment or offer to serve on another public company board in order to allow the NCGC to assess compliance with these limits, potential conflicts, and time commitments, and, where appropriate, to make a recommendation to the Board with respect thereto. Additionally, a director must promptly notify the Chair of the Board and the Chair of the NCGC of any change in their principal occupation or employment status in order to allow the NCGC to assess the continued appropriateness of the director’s service on the Board in light of the change. The Board retains discretion to determine, after considering any recommendation or input from the NCGC, whether continued service by such director is in the best interests of Celestica and its shareholders. The Corporate Governance Guidelines also provide that members of Celestica’s Audit Committee may not serve on more than three audit committees of public company boards, including that of Celestica.

Retirement Policy and Term Limits
Celestica’s Corporate Governance Guidelines also provide that, unless the Board authorizes an exception, a director shall not stand for re-election after his or her 75th birthday (and the Corporation does not provide a director with any additional financial compensation upon retirement).
The Board has not adopted term limits, but continues to assess whether or not they are appropriate. The Board is currently satisfied that there is a suitable level of director turnover to ensure the ongoing addition of fresh perspectives and experience to the Board. The Board considers that the imposition of term limits would discount the value of experience and continuity among directors, runs the risk of excluding experienced and valuable board members, and is therefore not in the best interests of the Corporation.
The average tenure of Celestica’s director nominees is three years. The Board has gone through significant refreshment over recent years with the appointment of Mr. Ahuja in 2024, Messrs. Colpitts and Maletira in 2025 and the nomination of Mr. Reeder in 2026. The Board is currently comprised of a mix of longer-serving directors familiar with our history, including the Lead Independent Director and the Chair of the HRCC, and newer directors who bring fresh and unique perspectives to the Board, including the Chairs of the Audit Committee and the NCGC.
To ensure adequate Board renewal, the Board relies on rigorous director assessments for evaluating directors, reviews the composition and effectiveness of the Board annually, including the tenure and performance of individual directors, and maintains the skills matrix disclosed above to ensure the Board possesses the requisite experience, expertise and business and operational insight for the effective stewardship of the Corporation.
Director Assessments

The Board Mandate requires the Board to evaluate and review its performance, committees and directors on an annual basis. Under Celestica’s Corporate Governance Guidelines, the NCGC is responsible for developing and recommending to the Board a process for annually assessing the performance of the Board as a whole, and its committees, and assessing the contribution of the Chair of the Board and chair of each standing committee of the Board, including through peer review and management feedback. The Board conducts a self-evaluation annually to determine whether it and its committees are functioning effectively. Every three years, the Board evaluation is conducted by an external advisor (anticipated to occur next in 2027). The NCGC is responsible for overseeing the execution of the assessment process approved by the Board.

Process
Every year, the NCGC determines the structure of the evaluation with the scope, focus and requirements of the evaluation varying from year to year. The process may also involve soliciting feedback from senior executives as to the effectiveness of their working relationship with the Board and how to improve it. The results of the evaluation, and feedback on the evaluation process itself, are integrated into the following year’s Board evaluation cycle.
In 2025, the annual director assessment was managed internally under the oversight of the Chair of the Board and the Chair of the NCGC. The process included distribution of a detailed survey to all directors, designed to solicit feedback on the effectiveness of the Board and its committees. The Chair of the Board conducted individual interviews with each director to gather qualitative insights and to provide each director with personalized feedback on their individual performance and contribution to the Board. The results of the survey and interviews were compiled and reviewed by the Chair of the Board and the Chair of the NCGC, who then presented a summary of findings and recommendations to the NCGC for consideration. The NCGC discussed the results of these evaluations. The overall results of the annual assessment will be taken into account by the NCGC with regard to enhancing the functioning of the Board and its committees.
Governance Policies and Practices

Majority Voting Policy
The Corporation has adopted a Majority Voting Policy which is described above under Election of Directors — Majority Voting Policy.

Ethics and Culture
The Corporation’s BCG Policy applies to all of the Corporation’s directors, officers and employees. In addition, the CEO, the CFO, senior finance officers and all personnel in the finance organization are subject to the Corporation’s Finance Code of Professional Conduct.
The Board reviews the BCG Policy and the process for administering the BCG Policy on an annual basis. Management provides regular reports to the Board with respect to compliance with the BCG Policy.
All employees above a designated level are required to certify compliance with the BCG Policy annually. The Corporation also provides an online training program for the BCG Policy. The BCG Policy requires ethical conduct from employees and encourages employees to report breaches of the BCG Policy to their manager. The Corporation provides mechanisms whereby employees can report unethical behavior, including the Celestica Ethics Hotline which provides a method for employees in every jurisdiction in the world to report unethical conduct, on an anonymous basis if they so choose.
As part of the Board Mandate, the Board has adopted as a minimum standard that directors must demonstrate integrity and high ethical standards. The Board Mandate also requires the Board, to the extent feasible, to satisfy itself as to the integrity of the Corporation’s CEO and other executive officers and that the CEO and other executive officers create a culture of integrity throughout the organization.
The Corporation’s Values underpin the Corporation’s commitment to strong business ethics.
We intend to satisfy applicable disclosure requirements regarding amendments to, and waivers from, the provisions of the BCG Policy by posting such information on our website at www.celestica.com.
Celestica is committed to fostering an inclusive and collaborative workplace where all employees feel valued, respected, and empowered to reach their full potential. We believe that embracing a broad range of perspectives drives innovation, strengthens our culture, and enhances our ability to serve customers worldwide. Through leadership accountability, employee resource groups, training programs, and community partnerships, we strive to foster a culture of inclusion and collaboration across our global operations, and ensure that inclusion and collaboration remain core parts of our values, talent practices and business strategy. One of the eight (13%) executive officers of the Corporation, including its major subsidiaries, is a woman. We carefully consider a broad range of criteria when establishing candidate pools for succession plans and talent attraction requirements. We give consideration to the proven skills and capabilities of new appointees as well as other personal and professional characteristics rather than adopting targets.
In addition, Celestica has well-established policies regarding fair labour practices and guidelines to foster a respectful, safe and healthy work environment for our employees globally.

Related Party and Other Transactions
There were no “Related Party Transactions” since January 1, 2025. Related Party Transactions are transactions (or a series of similar transactions) in which the Corporation is a participant, the amount involved exceeds $120,000, and a “Related Party” had, has or will have a direct or indirect material interest (other than Board or executive officer compensation arrangements specified in Regulation S-K Item 404). “Related Parties” are Celestica’s directors, director nominees, executive officers, beneficial owners of more than 5% of our Common Shares, any immediate family members of the foregoing and any firm, corporation, charitable organization or other entity in which any of the persons listed above is an officer, general partner or principal or in a similar position or in which such person has a beneficial ownership interest of 10% or more.
Further, no director or executive officer of the Corporation, person or company that beneficially owns, or controls or directs, directly or indirectly, Common Shares carrying more than 10% of the voting rights, or associate or affiliate of any of the foregoing persons or companies, has or had a material interest, direct or indirect, in any transaction since the beginning of fiscal 2025, or in any proposed transaction that has materially affected or will materially affect the Corporation or any of its subsidiaries.
Celestica’s Corporate Governance Guidelines provide that a committee of independent (as defined under applicable NYSE listing standards) and disinterested directors will conduct a reasonable prior review, oversight and ongoing evaluation of any material related party transaction involving Celestica (except for material transactions solely involving Celestica and one or more of its wholly-owned subsidiaries) and any transaction required to be disclosed pursuant to Item 404 of Regulation S-K for potential conflicts of interest, and will prohibit such a transaction if it determines it to be inconsistent with the interests of Celestica and its shareholders.

Succession Planning
In accordance with its mandate, the HRCC, from time to time as it considers appropriate, maintains and reviews succession planning for the CEO, all positions that report to the CEO, and certain other positions. The HRCC regularly conducts a formal, in-depth review of each of these succession plans with the CEO in order to satisfy itself that the succession plans meet the needs of the Corporation. During 2025, the HRCC reviewed an in-depth talent and succession plan (“Talent Review”). The Talent Review included the CEO organization structure, mission critical roles, other senior leaders and key general managers. Risks, gaps and candidate succession readiness evaluations were discussed in light of performance and individual potential. The Talent Review also took into consideration current executive demographics, the existing pipeline of talent and a focus on women leaders.

Director Compensation
Director compensation is set by the Board on the recommendation of the HRCC. The HRCC retains an independent compensation consultant to provide it with market advice. For a description of the Compensation Consultant’s role and mandate, see Compensation Discussion and Analysis — Compensation Objectives — Independent Advice below.

Board Leadership Structure
Our business and affairs are managed under the direction of the Board. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing board leadership and that, given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. Accordingly, the Board seeks to fulfill its responsibilities by continually seeking the appropriate board leadership and corporate governance for Celestica. Effective as of immediately prior to the Meeting, the current leadership structure of the Board combines the role of Chair of the Board and CEO role, with a Lead Independent Director providing independent oversight.
The independent members of the Board have unanimously elected our President and CEO, Robert Mionis, as the Chair of the Board, and elected Laurette Koellner, an independent director, as Lead Independent Director. The Board believes that Mr. Mionis’ position as the Chair of the Board and CEO will allow the Corporation to convey our short-term and long-term strategy with a single voice to our shareholders, customers and other stakeholders. Mr. Mionis’ leadership experience and comprehensive understanding of our business qualify him to serve in the combined Chair of the Board and CEO role.
The Board recognizes that when the positions of Chair of the Board and CEO are combined, or when the Chair of the Board is not an independent director, it is imperative that the Board elect a strong Lead Independent Director with a clearly defined role and robust set of responsibilities. Simultaneously with the appointment of the Lead Independent Director, the Board updated our governance practices and policies to provide additional, clearly defined duties for the Lead Independent Director, which are based on best practices. For additional information about the role of the Lead Independent Director see Corporate Governance — Board of Directors — Independence — Lead Independent Director above.
Ms. Koellner’s extensive international business and financial acumen, deep human capital expertise, and demonstrated leadership on multiple public company boards qualify her to contribute meaningfully to her role as Lead Independent Director. The Lead Independent Director is elected annually by the independent directors of the Board for a one-year term.
The Board believes that the current structure, with an experienced and knowledgeable Chair of the Board and CEO, and a strong Lead Independent Director provides the appropriate leadership structure for the Corporation and its shareholders.

Role of the Board in Risk Oversight
The Board recognizes the importance of effective risk oversight. While the executive team is responsible for the day-to-day management of risk, one of the Board’s key functions is informed oversight of the Corporation’s risk management process and regular review and discussion with members of management regarding potential and identified risks, and responses to significant threats or risk events. The Board administers this oversight function directly through the Board itself, and through various Board standing committees that identify, categorize and address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure over the short, intermediate and long-term, including a determination of the nature and level of risk appropriate for the Corporation.
Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines, policies and steps to govern the process by which risk assessment and management is undertaken and the establishment and management of appropriate systems to manage such risks.
In performing its duties and exercising its powers, the HRCC regularly reviews the risks associated with Celestica’s compensation and human capital management policies and practices, and considers the implications of such risks. The HRCC assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk. The HRCC also receives updates on trends and developments in compensation and related matters from its independent compensation consultant throughout the year. See Compensation Discussion and Analysis for additional information.
The Board and its committees regularly receive information regarding our financial position, capital structure, operations, strategy, compensation, compliance and governance activities, cybersecurity, AI, and risk management from senior management. During its review of such information, the Board and its committees discuss, review, and analyze risks associated with each area, as applicable.

Selected Areas of Oversight
Cybersecurity and Information Security Risk Oversight
We prioritize the effective management of cybersecurity risks through a strategy focused on identifying, assessing, and responding to cybersecurity vulnerabilities, threats and incidents. Our primary objectives are to safeguard information assets (both data and systems), prevent their misuse or loss, and minimize business disruptions, through a comprehensive cybersecurity program intended to detect, analyze, contain and address cybersecurity risk exposures, threats and incidents.
As part of its oversight responsibilities, which include the identification of the principal risks of the business and ensuring the implementation of appropriate systems to manage such risks, the Board devotes significant time and attention to information security and risk management, including cybersecurity, and regulatory compliance, supported by the Audit Committee.
The Audit Committee is responsible for evaluating the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee Mandate also requires it to discuss guidelines, policies and steps to govern the process by which risk assessment and management is undertaken (including risks related to information security, cybersecurity and data protection) and the establishment and management of appropriate systems to manage such risks as they relate to financial reporting integrity and disclosure controls. The Audit Committee reviews cybersecurity risks through quarterly reports from management, and monitors the status of existing information security controls and practices to mitigate the potential risk from evolving cybersecurity threats.
In accordance with the Board Mandate, the Board receives a quarterly report from management regarding the principal cyber risks inherent in the business of the Corporation. These reports address a range of topics, including industry trends, benchmark and assessment reports, information security projects and updates on cyber related metrics, technology modernization, policies and practices, and specific and ongoing efforts to prevent, detect, and respond to internal and external critical threats.
For additional information regarding our cybersecurity risk management processes, third-party assessments, employee training programs, and related controls, see Item 1C — Cybersecurity in our 2025 Form 10-K.
AI Oversight
Following our annual comprehensive corporate governance review, the Board Mandate now expressly vests the Board with full oversight of the organization’s AI strategy, and risk oversight relating to AI is shared with the Board and the standing committees with responsibilities aligned to specific AI activities. The Board exercises direct oversight of AI-related risks and other risk areas not delegated to one of the Board’s committees as follows:
•The Audit Committee is responsible for financial risk exposure related to AI;
•The HRCC reviews the risks associated with our compensation and human capital management policies and practices (including the risks related to artificial intelligence in compensation and human capital management) and considers the implications of such risks; and
•The NCGC is responsible for AI competency and expertise in fulfilling its mandate related to the Corporation’s AI strategy and related risks, and facilitating director AI education as needed.
ESG Oversight
Celestica is committed to: operating our business with integrity; focusing on ESG issues that impact our customers, the industries we serve, our employees and our shareholders; contributing to the local communities in which we operate; developing our employees and workforce; and being considerate environmental and fiscal stewards. Our commitment to social responsibility extends to the environment, anti-corruption and trade compliance, responsible sourcing, human rights, labour practices and worker health and safety.
As part of their enterprise-wide approach to oversight of the Corporation’s business, the Board and management monitor ESG matters and risks as follows:
•Consistent with the Board’s risk oversight responsibilities described above, the Board and NCGC have oversight, pursuant to their respective mandates, for Celestica’s strategy, policies and initiatives relating to ESG matters, including climate change and sustainability. Management provides the NCGC with in-depth ESG reports annually, including comprehensive updates on the Corporation’s ESG strategies, policies and practices. The Board reviews sustainability performance and key ESG performance indicators across our business. The quarterly reports from management on principal risks include updates on ESG matters;
•The NCGC mandate further provides that the NCGC is responsible for reviewing the risks related to ESG matters;

•As part of the annual risk assessment prepared by management, ESG-related risks including, among other things, climate policy and sustainability are also evaluated and reviewed with the Audit Committee; and

•The HRCC assists the Board in ensuring that executive compensation is appropriately linked to ESG matters. ESG measures are included in the individual performance objectives of each named executive officer’s performance scorecard.
We are committed to driving sustainability initiatives through collaboration with our employees, customers, suppliers and local communities. Our Sustainability Report outlines our sustainability strategy, the progress we have made as a socially responsible organization, and the key activities and milestones we are working to achieve for each of our focus areas: our planet, our products and services, our people, and our communities.

Indebtedness of Directors and Officers
As at March 27, 2026, no current or former executive officers or members of the Board of the Corporation or its subsidiaries and none of their respective associates were indebted to the Corporation or any of its subsidiaries (or had indebtedness that was the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding provided by the Corporation or any of its subsidiaries) in connection with the purchase of Common Shares or in connection with any other transaction.

Directors, Officers and Corporation Liability Insurance
The Corporation and certain of its subsidiaries have entered into indemnification agreements with certain of their directors and officers. These agreements generally provide that the Corporation or the subsidiary which is a party to the agreement, as applicable, will indemnify the director or officer in question (including his or her heirs and legal representatives) against all costs, charges and expenses incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved by reason of being or having been a director or officer of the Corporation or a subsidiary thereof, provided that he or she has acted honestly and in good faith with a view to the best interests of the Corporation or a subsidiary thereof.
The Corporation’s current directors’ and officers’ insurance policies provide for aggregate coverage of $220 million. The policies protect directors and officers against liability incurred by them while acting in their capacities as directors and officers of the Corporation and its subsidiaries. Included in the $220 million of aggregate coverage is coverage dedicated solely to individual directors and officers. The Corporation’s cost for this policy is approximately $2.0 million annually. Limits available under the policies are in excess of a self- retention of $2.5 million for each loss or claim.

Shareholder Engagement and Outreach
We value the input of our shareholders and are committed to fostering open communication to understand shareholder perspectives on key governance, compensation and other areas of interest to them. During 2025, members of the Board and management met with certain of our largest shareholders, who initiated discussions on matters of particular interest to them, including Board composition, the annual Board evaluation process, Board oversight of risk, ESG strategy and human capital management.
Additionally, as part of our regular shareholder outreach, we engaged in the following initiatives during 2025:
•management provided quarterly updates on our Investor Relations program to the Board;
•management hosted an investor and analyst day comprised of a publicly accessible virtual webcast and an in-person session. Management provided a high-level overview of the Corporation’s business activities, financial performance, strategy and growth opportunities, and discussed near-term and long-term financial framework and objectives;
•management regularly engaged in detailed communications with shareholders through quarterly earnings calls to review our quarterly financial and operating results; and
•management and our Investor Relations team attended and presented at 14 conferences and 8 non-deal roadshows, and engaged in regular meetings with investors outside of these forums.
Each year, we communicate with shareholders through our various public disclosures, including our Annual Report on Form 10-K, proxy statement, quarterly reports on Form 10-Q for the first three quarters of each year, quarterly financial statements, news releases and regular updates to our website at www.celestica.com. The Corporation encourages shareholders to participate in our governance by holding an annual, advisory “say-on-pay” vote on executive compensation. The results are given due consideration in developing the Corporation’s governance policies and compensation philosophy. Our Investor Relations team can be contacted directly at clsir@celestica.com.

Communication with the Board
Shareholders and other interested parties may also confidentially contact the Chair of the Board, the Lead Independent Director, the non-management directors or the independent directors, or the Board as a whole, by writing to them individually or as a group at the Corporation’s head office. On receipt of shareholder letters addressed to the Chair of the Board, the Lead Independent Director, non-management directors or independent directors, or the Board as a whole, we will forward such letters unopened to the Chair of the Board, the Lead Independent Director or to the appropriate addressee(s) or their designees. See General Information about the Meeting — How Can I Contact the Independent Directors, Non-Management Directors and the Chair? below.

MATTER 2: APPROVAL OF APPOINTMENT OF AUDITOR AND AUTHORITY OF BOARD TO FIX AUDITOR REMUNERATION
Appointment of the Auditor

KPMG LLP (“KPMG”) is the current auditor of the Corporation and was first appointed as auditor of the Corporation on October 14, 1997. It is expected that representatives of KPMG will be present at the Meeting to respond to appropriate questions and, if they so desire, to make a statement.
Under its Mandate, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the external auditor, including satisfying itself as to the independence of the external auditor. As part of this process:
•the Audit Committee requires the external auditor to submit, at least annually, a formal written statement delineating all relationships between the external auditor and the Corporation. The Audit Committee is responsible for actively engaging in a dialogue with the external auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditor, and for recommending that the Board take appropriate action in response to the external auditor’s report to satisfy itself of the external auditor’s independence;
•no non-audit services shall be provided to the Corporation or its subsidiaries by the external auditor unless approved in advance by the Audit Committee. In deciding whether to approve any non-audit services, the Audit Committee considers whether such services are compatible with the external auditor’s independence. The Chair may approve additional non-audit services provided to the Corporation or its subsidiaries that arise between committee meetings, provided that the Chair reports any such approvals to the Audit Committee at the next scheduled meeting;
•the Audit Committee has established a policy setting out the restrictions on Celestica hiring partners, employees and former partners and employees of Celestica’s external auditor or former external auditor; and
•the Audit Committee is required to periodically review and evaluate the qualifications, performance and independence of the external auditor, including the lead audit partner and senior members of the independent auditor team. The Audit Committee must present its conclusions with respect to the external auditor and report all actions taken with respect to the engagement or termination of the external auditor to the full Board.
Fees Paid to KPMG

The Audit Committee of the Board of Directors negotiates with the auditor of the Corporation on an arm’s-length basis in determining the fees to be paid to the auditor. Such fees are based upon the complexity of the matters dealt with and the time required to be expended by the auditor in providing services to the Corporation. The following table sets out the fees paid to KPMG in 2025 and 2024.
Fees Paid to KPMG

	Year Ended December 31 (in millions)
	2025	2024
Audit Fees(1)	$5.54	$6.63
Audit Related Fees(2)	$—	$0.10
Tax Fees(3)	$0.17	$0.11
All Other Fees(4)	$0.02	$0.05
Total	$5.73	$6.89

(1)Audit fees in 2024 included the GAAP transition audit.
(2)Audit related fees in 2024 included pension plan audits and certain specified audit procedures.
(3)Tax services were mainly comprised of tax advisory and compliance services during each of 2025 and 2024.
(4)Other services in 2025 included U.S. GAAP accounting guidance; and in 2024 included government grant compliance audit under CSAE 3000.

Pre-approval Policies and Procedures - Percentage of Services Approved by Audit Committee
All KPMG services and fees are approved by the Audit Committee. The Audit Committee has established an Audit and Non-Audit Services Pre-Approval Policy to pre-approve all permissible audit and non-audit services provided by our independent auditors. On an annual basis, the Audit Committee reviews and provides pre-approval for certain types of services that may be rendered by the independent auditors and a budget for audit services for the applicable fiscal year. Upon pre-approval of the services on the initial list, management may engage the auditor for specific engagements that are within the definition of the pre-approved services. Any significant service engagements above a certain threshold will require separate pre-approval. The policy contains a provision delegating pre-approval authority to the Chair of the Audit Committee in instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee is required to report on such pre-approvals at the next scheduled Audit Committee meeting. A final detailed review of all audit and non-audit services and fees is performed by the Audit Committee prior to the issuance of the audit opinion at year-end. During fiscal years 2025 and 2024, all services provided by KPMG were pre-approved by the Audit Committee in accordance with the foregoing procedures.
THE BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE RE-APPOINTMENT OF KPMG LLP AS THE AUDITOR OF THE CORPORATION TO HOLD OFFICE UNTIL THE CLOSE OF THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND AUTHORIZE THE BOARD TO FIX THEIR REMUNERATION.
It is intended that, on any ballot relating to the appointment of the auditor, the Common Shares represented by proxies in favour of the Proxy Holders will be voted FOR the appointment of KPMG as auditor of the Corporation to hold office until the next annual meeting of shareholders and authorization of the Board to fix their remuneration, unless authority to do so is withheld.
Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management;
The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC;
The Audit Committee:
Amar Maletira (Chair)
Kulvinder (Kelly) Ahuja
Robert A. Cascella
Christopher W. Colpitts
Françoise Colpron
Jill Kale
Laurette T. Koellner
Michael M. Wilson

2025 VOTING RESULTS
2025 Voting Results

The voting results of the Meeting will be filed on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov following the Meeting. The voting results from the 2025 AGM held on June 17, 2025 were as follows:
2025 Voting Results

Brief Description of Voting Matters	Outcome of the Vote
	Approved	For
Matter 1: Election of Directors		%	Votes
Kulvinder (Kelly) Ahuja	✔	96.31%	69,261,385
Robert A. Cascella	✔	94.63%	68,052,645
Françoise Colpron	✔	92.51%	66,527,817
Jill Kale	✔	98.75%	71,011,261
Amar Maletira	✔	99.57%	71,605,054
Robert A. Mionis	✔	99.88%	71,828,648
Luis A. Müller	✔	95.44%	68,635,849
Michael M. Wilson	✔	93.50%	67,237,060
Matter 2: Approval of Appointment of Auditor and Authority of Board to Fix Auditor Remuneration	✔	93.51%	78,506,133
Matter 3: Advisory Vote to Approve Named Executive Officer Compensation	✔	96.20%	69,181,846
Matter 4: Advisory Vote on the Frequency of Executive Compensation Advisory Vote
1 Year	✔	95.88%	68,943,480
2 Years		0.35%	248,647
3 Years		3.39%	2,439,524
Matter 5: Approval of the 2025 Long Term Incentive Plan	✔	94.13%	67,695,109
Matter 6: Adoption of By-Law 2 (Advance Notice)	✔	99.45%	71,519,361

MATTER 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, we are asking our shareholders to approve, on an advisory basis, the 2025 compensation paid to our NEOs, as described in the Compensation Discussion and Analysis and the Executive Compensation sections of this Proxy Statement (the “say-on-pay vote”). Although the advisory vote is not binding upon the Corporation, the HRCC, which is responsible for designing and administering our executive compensation program, values our shareholders’ views and will consider the outcome of the vote in its ongoing evaluation of our executive compensation program.
Last year, at our 2025 AGM, we received a 96.20% vote FOR our say-on-pay resolution on NEO compensation. We believe this level of approval is indicative of our shareholders’ strong support of our compensation philosophy and goals. In the future, we will continue to consider the outcome of our say-on-pay votes when making compensation decisions regarding our NEOs, as well as the other factors described in our Compensation Discussion and Analysis as impacting the evaluation of our executive compensation programs, including our assessment of the interaction of our compensation programs with our compensation philosophy, and whether such programs meet our stated objectives. Further, shareholders approved one year as the frequency of the NEO compensation say-on-pay vote.
The HRCC continues to work to ensure that our compensation program pays for performance, is based on sound principles, supports long-term sustainable value, is clear and transparent, and aligns with shareholder interests.

The say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this Proxy Statement. As described in detail in the Compensation Discussion and Analysis, our executive compensation programs are generally designed to (i) attract, retain, motivate and reward highly qualified and talented executives, including our NEOs, that will enable us to drive long-term shareholder value; and (ii) motivate our executives, including our NEOs, to make decisions that produce desired financial results while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe that our executive compensation programs appropriately link pay to performance and are well aligned with the long-term interests of our shareholders. We believe that the core principles of our executive compensation objectives have resulted in executive compensation decisions that have appropriately incentivized the achievement of our business goals and resulting financial performance that have benefited our Corporation and our shareholders and are expected to drive long-term shareholder value over time. The HRCC regularly reviews our executive officer compensation program to ensure that it achieves the desired goals of emphasizing long-term value creation and aligning the interests of management and shareholders.
Accordingly, we are asking for our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement, and to vote “FOR” the following resolution:
“RESOLVED, that the shareholders of Celestica Inc. (the “Corporation”) hereby approve, on an advisory basis, the compensation paid to the Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and footnotes, and corresponding narrative discussion in the Proxy Statement for the Corporation’s 2026 Annual Meeting of Shareholders.”
The foregoing resolution is an advisory resolution that will not have any binding legal effect regardless of whether it is approved or not, and will not be construed as overruling a decision by the Corporation, the HRCC or the Board, or creating or implying any change in or addition to their respective fiduciary duties.
Furthermore, because this non-binding advisory resolution primarily relates to compensation of the NEOs that has already been paid or contractually committed, there is generally no opportunity for the HRCC to revisit those decisions for the current year. However, as we value the opinions of our shareholders, the HRCC expects to take into account the outcome of the vote when considering future executive compensation decisions.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE ADVISORY SAY-ON-PAY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION SET FORTH IN MATTER 3.
It is intended that, on any ballot relating to the say-on-pay vote on executive compensation, the Common Shares represented by proxies in favour of the Proxy Holders will be voted FOR the resolution, unless a vote “against” is indicated.
The Board will take the results of the vote into account, as it deems appropriate, when considering future compensation policies, practices and decisions and in determining whether to further increase engagement with shareholders on compensation and related matters. The Board will consider this year’s results, other feedback it receives, as well as best practices in compensation and governance when reviewing our executive compensation in the future. The Corporation will disclose the results of the shareholder advisory vote as part of its report of voting results for the Meeting.

HRCC LETTER TO SHAREHOLDERS
Dear Shareholders,
On behalf of the HRCC, I am pleased to share our approach to executive compensation and the framework we used to make our compensation decisions for the CEO and the other Named Executive Officers (as defined below) for 2025. The decisions on executive compensation made by the HRCC reflect our focus on creating long-term value for shareholders.
2025 Performance
Celestica delivered strong results during 2025, demonstrating sustained excellence across key performance metrics, including the following:
GAAP Financial Measures
•Revenue of $12.39 billion compared to $9.65 billion in 2024, representing growth of 28%
•GAAP earnings from operations as a percentage of revenue of 8.4%, compared to 6.2% for 2024, an improvement of 220 basis points
•GAAP EPS (diluted) of $7.16, compared to $3.61 for 2024, a growth rate of 98%
•GAAP cash provided by operations of $659.5 million compared to $473.9 million for 2024, an increase of 39%
Non-GAAP Financial Measures
•Adjusted operating margin* of 7.5%, compared to 6.5% for 2024, an improvement of 100 basis points
•Adjusted EPS* of $6.05, compared to $3.88 for 2024, a growth rate of 56%
•Free cash flow* of $458.3 million compared to $305.9 million for 2024, an increase of 50%
Stock Performance
•Celestica stock price on the NYSE on December 31, 2025 was $295.61 which represents an increase of 220% for the year
•On a three year basis, Celestica’s total shareholder return (“TSR”) was 2,523%, which outperformed all companies in the BMI Index (as defined below)
Pay-For-Performance Alignment
Celestica’s executive compensation program is designed to pay-for-performance, align the interests of executives and shareholders, incentivize executives to work cohesively with a shared vision that focuses on Celestica’s strategic objectives, ensure direct accountability for annual and long-term operating results, and reflect both business strategy and market norms. The HRCC also endeavors to ensure that the executive compensation program is established with appropriate governance, risk management and regulatory principles.
The HRCC believes the Corporation’s exceptional performance in 2025 reflects the sound strategic decision making and effective implementation of key initiatives led by Rob Mionis and the executive team.
For 2025, the HRCC approved the following performance-based compensation:
•2025 Corporate Performance Factor (“CPF”) under the Celestica Team Incentive Plan (the “CTI”) of 185% reflective of Celestica’s 2025 revenue, non-GAAP operating margin and non-GAAP free cash flow relative to financial targets for the year based on the Corporation’s AOP; and
•2023 PSUs vested at 200% of the target amount granted. Such PSUs were granted in 2023 with a performance period from January 1, 2023 to December 31, 2025 with pre-determined performance criteria. The overall vesting level of 200% reflected the Corporation’s non-GAAP adjusted EPS measured over the three-year performance period as compared to a predetermined target range approved by the HRCC as modified by Celestica’s relative TSR achievement over the performance period.

Executive compensation is a principal responsibility of the HRCC and the Committee has executed on its mandate with thoughtful resolution. The HRCC remains committed to shareholder engagement. On behalf of the HRCC, I thank you for your commitment to Celestica and I look forward to your participation in the Meeting. I encourage you to read the following Compensation Discussion and Analysis and to exercise your vote on executive pay. Although the say-on-pay resolution is an advisory vote, it provides the HRCC with important feedback on shareholder views towards executive compensation.
Yours sincerely,
Robert A. Cascella
Chair of the HRCC (on behalf of the HRCC)
*This is a non-GAAP financial measure or ratio (based on a non-GAAP financial measure). See About the Information in this Proxy Statement — Note Regarding Non-GAAP Financial Measures for the definition of, and information regarding, this measure, including where to find a reconciliation of this non-GAAP financial measure or the non-GAAP financial measure on which this non-GAAP ratio is based to the most directly-comparable GAAP financial measure. Non-GAAP financial measures and ratios do not have any standardized meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Compensation Committee Report

The HRCC has reviewed and discussed the Compensation Discussion and Analysis with management and based on such review and discussions, the HRCC recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Human Resources and Compensation Committee:
Robert A. Cascella (Chair)
Kulvinder (Kelly) Ahuja
Christopher W. Colpitts
Françoise Colpron
Jill Kale
Laurette T. Koellner
Amar Maletira
Michael M. Wilson

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis sets out the policies of the Corporation for determining compensation paid to the Corporation’s CEO, its CFO, and the three other most highly compensated executive officers in 2025 (collectively, the “Named Executive Officers” or “NEOs”). The NEOs who are the subject of this Compensation Discussion and Analysis are:

Age: 63
Robert A. Mionis — President and Chief Executive Officer
Mr. Mionis is responsible for Celestica’s overall leadership, strategy and vision. In conjunction with the Board, he develops the Corporation’s overall strategic plan, including the corporate goals and objectives as well as our approach to risk management. He is focused on positioning the Corporation for long-term profitable growth and ensuring the success of Celestica’s customers around the world.
Prior to joining Celestica in 2015, Mr. Mionis was an Operating Partner at Pamplona, a global private equity firm where he supported several companies across a broad range of industries, including the industrial, aerospace, healthcare and automotive industries. Before joining Pamplona, Mr. Mionis served as President and CEO of StandardAero, leading the company through a period of significant revenue and profitability growth. Over the course of his career, he has held a number of operational and service roles at companies in the aerospace, industrial and semiconductor markets, including General Electric, Axcelis Technologies, AlliedSignal and Honeywell. From 2018 to 2021, Mr. Mionis served on the board of Shawcor Ltd. (now known as Mattr Corp.), an energy services company. Mr. Mionis is a member of the Board of Directors. Since March 1, 2025, Mr. Mionis has served on the Board of Directors of Textron Inc., a company that operates in aerospace, defense, industrial and financial sectors.
He holds a Bachelor of Science in Electrical Engineering from the University of Massachusetts.

Age: 49
Mandeep Chawla — Chief Financial Officer
Mr. Chawla is responsible for the Corporation’s planning and management of short and long-term financial performance and reporting activities. He assists the CEO in setting the long-term strategic direction and financial goals of the Corporation, and manages overall capital allocation activities in order to maximize shareholder value. He provides oversight on risk management and governance matters, and leads the communication and relationship management activities with key financial stakeholders.
Mr. Chawla joined Celestica in 2010 and held progressively senior roles in the Corporation before assuming the role of CFO in 2017. He began his career at General Electric. Since August 15, 2025, Mr. Chawla has served on the Board of Directors of CCL Industries Inc., a producer of specialty labels. He previously served on the Board of Directors of Sleep Country Canada Holdings Inc., a mattress and bedding retailer, from 2020 to 2024.
He holds a Master of Finance degree from Queen’s University and a Bachelor of Commerce degree from McMaster University. He is a CPA, CMA.

Age: 52
Jason Phillips — President, Connectivity & Cloud Solutions (“CCS”)
Mr. Phillips has served as President, CCS since 2019, overseeing the strategic development and deployment of our CCS segment which consists of our Communications and Enterprise end markets. He leads the Hardware Platform Solutions business within our CCS segment, including Celestica’s investments in technologies and capabilities that are critical for AI infrastructure technologies, and is responsible for firmware/software enablement across all primary IT infrastructure data center technologies, open source software offerings and aftermarket services.
Mr. Phillips has over 25 years of industry experience and joined Celestica in 2008 holding progressively senior roles within the Corporation’s CCS business, most recently as Senior Vice President, Enterprise and Cloud Solutions. Prior to joining Celestica, he held the role of Vice President and General Manager, Personal Communications at Elcoteq, and spent five years at Solectron in senior roles spanning sales, global account management, business unit leadership, and operations.
Mr. Phillips holds a Bachelor of Science in Business Administration from the University of North Carolina, Chapel Hill.

Age: 56
Todd C. Cooper — President, Advanced Technology Solutions (“ATS”)
Mr. Cooper has served as President, ATS since 2022. He is responsible for strategy development, deployment and execution of Celestica’s A&D, Industrial, HealthTech, and Capital Equipment businesses. From 2018 to 2021, he served as Chief Operations Officer and was responsible for driving operational and supply chain excellence, quality and technology innovation throughout the Corporation, as well as for the enablement of processes that drive value creation. As part of his role, he also led the operations, supply chain, quality, global business services and information technology teams.
Mr. Cooper has over 25 years of experience in operations leadership and advisory roles, including considerable experience in developing and implementing operational strategies to drive large-scale improvements for global organizations. Prior to joining Celestica, Mr. Cooper led supply chain, procurement, logistics, and sustainability value creation efforts at KKR, a global investment firm. Prior to that, he was the Vice President of Global Sourcing in Honeywell’s Aerospace Division. He previously held various management roles at Storage Technology Corporation, McKinsey & Company, and served as a Captain in the U.S. Army.
He holds a Bachelor of Science in Engineering from the U.S. Military Academy at West Point, a Master of Science in Mechanical Engineering from the Massachusetts Institute of Technology and an MBA from the MIT Sloan School of Management.

Age: 52
Yann Etienvre — Chief Operations Officer
Mr. Etienvre has served as Chief Operations Officer since 2022. He is responsible for driving operational excellence, quality, and technology innovation throughout the Corporation, as well as enabling processes that drive value creation. As part of his role, he leads the technology innovation, supply chain, information technology and operations excellence teams.
Mr. Etienvre joined Celestica from Sensata Technologies, where he served as the Executive Vice President and Chief Supply Chain Officer from 2019 to 2021. In this role, he was responsible for global operations, sourcing, logistics and compliance. He has held various leadership roles within Sensata Technologies, IMI plc, GE Healthcare, Montupet and Renault and has experience with various market segments including automotive, healthcare, electrification, oil and gas, energy and appliances.
He holds a Bachelor of Science in Mechanical Engineering from Institut National des Sciences Appliquées, Lyon and an EMBA from Marquette University.

A description and explanation of the significant elements of compensation awarded to the foregoing NEOs during 2025 is set forth below under 2025 Compensation Decisions.
Compensation Objectives

The Corporation’s executive compensation philosophy is to attract, motivate and retain the leaders who drive the success of the Corporation. In light of this philosophy, we have designed our executive compensation programs and practices to pay-for-performance, adhere to the Corporation’s risk profile, align the interests of executives and shareholders, incentivize executives to work as a team to achieve our strategic objectives, ensure direct accountability for annual and long-term operating results, and to reflect both business strategy and market norms. The HRCC reviews compensation policies and practices regularly, considers related risks, and makes any adjustments it deems necessary to ensure our compensation policies are not reasonably likely to have a material adverse effect on the Corporation.
A substantial portion of the compensation of our executives is linked to the Corporation’s performance. The HRCC establishes total target compensation and certain elements of compensation (base salary, short-term incentives and long-term incentives) for the NEOs with reference to the median compensation of the Comparator Group (defined under Comparator Group below), and other factors including experience, internal pay equity, work location, tenure, and role. Rather than setting pay formulaically to match the median exactly, the Comparator Group is primarily used for setting an anchor point by which to test the reasonableness of compensation. NEOs have the opportunity for higher compensation for performance that exceeds target performance goals, and will receive lower compensation for performance that is below target performance goals.

What We Do		What We Don’t Do
Pay-for-performance	✔	No repricing of options	X
Focus on long-term compensation using a balanced mix of compensation elements	✔	No hedging or pledging by executives of Celestica securities	X
Ensure the mix of executive compensation balances long-term success, annual performance, and adequate fixed compensation	✔	No steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds	X
Consider market norms and competitive pay practices	✔	No multi-year guarantees	X
Mitigate undue risk in compensation programs	✔	No uncapped incentive plans	X
Retain an independent advisor to the HRCC	✔
Stress-test compensation plan designs	✔
Apply stringent share ownership policies and post- employment hold period for the CEO’s shares	✔
Clawback incentive-based compensation under specified circumstances	✔
Maintain equity plans that provide for change of control treatment for outstanding equity based on a “double trigger” requirement	✔
Set minimum corporate profitability requirement for annual incentive payments	✔
Establish caps on PSU payout factors	✔
Provide annual shareholder “say-on-pay” advisory vote	✔
The 2025 compensation package was designed to:
•ensure executives are compensated fairly and in a way that does not result in the Corporation incurring undue risk or encouraging executives to take inappropriate risks;
•provide competitive fixed compensation (i.e., base salary and benefits), as well as a substantial amount of at-risk pay through our annual and equity-based incentive plans;
•reward executives for: achieving short-term operational and financial results through annual cash incentives based on the AOP; achieving long-term operational and financial results as well as superior share price performance relative to a group of technology hardware and equipment companies (through PSUs); and sustained, long-term leadership (through RSUs);
•align the interests of executives and shareholders through long-term equity-based compensation;
•recognize tenure and utilize a multi-year approach for setting and transitioning target compensation for executives who are new in their role;
•reflect internal equity, recognize fair and appropriate compensation levels relative to differing roles and responsibilities, and encourage executives to work as a team to achieve corporate results; and

•ensure direct accountability for the annual operating results and the long-term financial performance of the Corporation.

Independent Advice
The HRCC, which has the sole authority to retain and terminate an executive compensation consultant to the HRCC, has engaged the Compensation Consultant since 2006 as its independent compensation consultant to assist in identifying appropriate comparator companies against which to evaluate the Corporation’s compensation levels, to provide data about those companies, and to provide observations and advice with respect to the Corporation’s compensation practices versus those of chosen comparator companies and the market in general.
The Compensation Consultant also provides advice (upon request) to the HRCC on the policy recommendations prepared by management and keeps the HRCC apprised of market trends in executive compensation. The Compensation Consultant attended portions of all HRCC meetings held in 2025, in person, by telephone or virtually, as requested by the Chair of the HRCC. At each of its meetings, the HRCC held an in camera session with the Compensation Consultant without any member of management being present. Decisions made by the HRCC, however, are the responsibility of the HRCC and may reflect factors and considerations supplementary to the information and advice provided by the Compensation Consultant.
Each year, the HRCC reviews the scope of activities of the Compensation Consultant and, if it deems appropriate, approves the corresponding budget. During such review, the HRCC also considers the independence factors required to be considered by the NYSE prior to the selection or receipt of advice from a compensation consultant. After consideration of such independence factors and prior to engaging the Compensation Consultant in 2025, the HRCC determined that the Compensation Consultant was independent and its work did not raise any conflicts of interest. The Compensation Consultant meets with the Chair of the HRCC and management at least annually to identify any initiatives requiring external support and agenda items for each HRCC meeting throughout the year. The Compensation Consultant reports directly to the Chair of the HRCC and is not engaged by management. The Compensation Consultant may, with the approval of the HRCC, assist management in reviewing and, where appropriate, developing and recommending compensation programs to align the Corporation’s practices with competitive practices. Any such service in excess of $40,000 provided by the Compensation Consultant relating to executive compensation must be pre-approved by the Chair of the HRCC. In addition, any non-executive compensation consulting service in excess of $40,000 must be submitted by management to the HRCC for pre-approval, and any services that will cause total non-executive compensation consulting fees to exceed $40,000 in aggregate in a calendar year must also be pre-approved by the HRCC.
The following table sets out the fees paid by the Corporation to the Compensation Consultant in each of the past two years:
Fees of the Compensation Consultant

	Year Ended December 31
	2025	2024
Executive Compensation-Related Fees(1)	$234,057	$259,836
All Other Fees(2)	$54,238	$47,054
(1)Services for 2025 and 2024 included support on executive compensation matters that are part of the HRCC’s annual agenda (e.g., executive compensation competitive market analysis, review of trends in executive compensation, peer group review, pay-for- performance analysis and assistance with executive compensation-related disclosure, annual valuation of PSUs for accounting purposes, attendance at all HRCC meetings, and support with ad hoc executive compensation issues that arose throughout the year). Services for 2025 and 2024 also included services provided in connection with the requirements applicable to domestic U.S. issuers, and for 2024 included delivery of the annual director evaluation.
(2)Services for 2025 and 2024 included support on analysis and benchmarking on non-executive compensation matters.

Compensation Process
Executive compensation is determined as part of an annual process followed by the HRCC, supported by the Compensation Consultant. The HRCC reviews and approves compensation for the CEO and the other NEOs, including base salaries, target annual incentive awards under the CTI and equity-based incentive grants. The HRCC reviews data for the Comparator Group and other competitive market data, and consults with the Compensation Consultant before exercising its independent judgment to determine appropriate compensation levels.
The HRCC evaluates the performance of the CEO relative to financial and business goals and objectives approved by the Board from time to time for such purpose.

For the other NEOs, the CEO reviews individual performance evaluations with the HRCC and provides compensation recommendations. The HRCC considers these recommendations, reviews market compensation information, consults with the Compensation Consultant, and then exercises its independent judgment to determine if any adjustments are required prior to approval of the compensation of such other NEOs.
The CEO and the other NEOs are not present at the HRCC meetings when their respective compensation is discussed.
Throughout the year, the HRCC meets regularly to fulfill its oversight responsibilities. Its key activities include: setting performance objectives for annual and long-term incentive programs and determining achievement against those metrics; reviewing executive compensation against market benchmarks and approving the Comparator Group; evaluating CEO performance and approving CEO compensation; overseeing talent management, succession planning and human capital management; conducting risk assessments of compensation programs; reviewing executive compensation disclosure; considering shareholder feedback; and assessing the independence and performance of the Compensation Consultant.
HRCC Discretion
The HRCC may exercise its discretion to either award compensation absent attainment of a relevant performance goal or similar condition, or to reduce or increase the size of any award or payout to any NEO. The HRCC did not exercise such discretion for any NEO compensation in 2025.
Compensation Risk Assessment and Governance Analysis
The HRCC, in performing its duties and exercising its powers under its mandate, considers the implications of the risks associated with the Corporation’s compensation policies and practices. This includes: identifying any such policies or practices that encourage executive officers to take inappropriate or excessive risks; identifying risks arising from such policies and practices that are reasonably likely to have a material adverse effect on the Corporation; and considering the risk implications of the Corporation’s compensation policies and practices and any proposed changes to them.
The Corporation’s compensation programs are designed with a balanced approach aligned with its business strategy and risk profile. A number of compensation practices have been implemented to mitigate potential compensation policy risk. It is the HRCC’s view that the Corporation’s 2025 compensation policies and practices did not promote excessive risk-taking that would be reasonably likely to have a material adverse effect on the Corporation, and that appropriate risk mitigation features are in place within the Corporation’s compensation program. In reaching its opinion, the HRCC reviewed key risk-mitigating features in the Corporation’s compensation governance processes and compensation structure including the following:

Governance
Corporate Strategy Alignment	•Our executive compensation program is designed to link executive compensation outcomes with the execution of business strategy and align with shareholder interests.
Compensation Decision-Making Process	•We have formalized compensation objectives to help guide compensation decisions and incentive design and to effectively support our pay-for-performance policy (see Compensation Objectives).
Shareholder Engagement	•We engage with shareholders from time to time to gather perspectives on our corporate governance, executive compensation program, and other matters.
Annual Review of Incentive Programs
•Each year, we review and set performance measures and targets for the CTI and for PSU grants under our long-term incentive plans that are aligned with our business plan and our risk profile to ensure continued relevance and applicability.
•When new compensation programs are considered, they are stress-tested to ensure potential payouts would be reasonable within the context of the full range of performance outcomes. CEO compensation is stress-tested annually.

External Independent Compensation Advisor
•On an ongoing basis, the HRCC retains the services of an independent compensation advisor to provide an external perspective as to marketplace changes and best practices related to compensation design, governance and compensation risk management.
•Independence test is conducted annually for the compensation consultant.

Overlapping Committee Membership	•All of our independent directors sit on the HRCC to provide continuity and to facilitate coordination between the HRCC’s and the Board’s respective oversight responsibilities.

Compensation Program Design
Review of Incentive Programs
•At appropriate intervals, we conduct a review of our compensation strategy, including pay philosophy and program design, in light of business requirements, shareholder views, market practice and governance considerations.

Fixed versus Variable Compensation
•For the NEOs, a significant portion of target total direct compensation is delivered through variable compensation (CTI and long-term, equity compensation plans).
•The majority of the value of target variable compensation is delivered through grants under long-term, equity-based incentive plans which are subject to time and/or performance vesting requirements.
•The mix of fixed versus variable compensation and the weight attributed to variable compensation provides a strong pay-for-performance relationship.
•The NEO compensation package provides a competitive base level of compensation through salary, and mitigates the risk of encouraging the achievement of short-term goals at the expense of creating and sustaining long-term shareholder value, as NEOs benefit if shareholder value increases over the long-term.

“One-company” Annual Incentive Plan
•Celestica’s “one-company” annual incentive plan (the CTI) helps to mitigate risk-taking by tempering the results of any one business unit on Celestica’s overall corporate performance, and aligning executives and employees in the various business units and regions with corporate goals.

Balance of Financial Performance Metrics as well as Absolute and Relative Performance Metrics
•The CTI ensures a balanced assessment of performance with ultimate payout tied to measurable corporate financial metrics.
•Individual performance is assessed based on business results, teamwork and key accomplishments, and market performance is captured through RSUs as well as PSUs (which vest based on performance relative to both absolute and relative financial targets).

Minimum Performance Requirements and Maximum Payout Caps
•A corporate profitability requirement must be met for any payout to occur under the CTI.
•Additionally, target performance on a second CTI performance measure must be achieved for payment above target on the CTI’s revenue performance measure.
•Each of the CTI payouts and PSU vesting have a maximum payout of two times target.

Share Ownership Requirement
•Our Executive Share Ownership Guidelines require executives to hold a significant amount of our securities to help align their interests with those of shareholders’ and our long-term performance.
•This practice also mitigates against executives taking inappropriate or excessive risks to improve short-term performance at the expense of longer-term objectives.
•In the event of the cessation of Mr. Mionis’ employment with us for any reason, he will be required to retain the share ownership level set out in the Executive Share Ownership Guidelines on his termination date for the 12 month period immediately following his termination date.

Anti-hedging and Anti-pledging Policy
•Executives and directors are prohibited from: entering into speculative transactions and transactions designed to hedge or offset a decrease in the market value of our securities; purchasing our securities on margin; borrowing against our securities held in a margin account; and pledging our securities as collateral for a loan.

Clawback and Recoupment Policies
•We have adopted a Clawback Policy consistent with SEC rules and NYSE listing standards, providing for the recoupment of specified excess incentive compensation received by covered executives during specified periods in the event of certain accounting restatements.
•Additionally, incentive compensation is subject to clawback if a specified employee has committed a material breach of certain post-employment provisions. See Clawback and Recoupment Policies below.
•Celestica is also subject to the clawback provisions of the Sarbanes-Oxley Act of 2002.

“Double Trigger”	•Our equity compensation plans provide for change-of-control treatment for outstanding equity based on a “double trigger” requirement.

Severance Protection	•NEOs’ entitlements on termination without cause are in part contingent on complying with applicable confidentiality, non-solicitation and non-competition obligations.
Pay-For-Performance Analysis	•We conduct periodic scenario-testing of the executive compensation programs, including a pay-for-performance analysis.

Comparator Group
Global Presence
While the Corporation is incorporated and headquartered in Canada, we have a global business strategy and we compete for executive talent worldwide. We operate a network of sites and centers of excellence strategically located in North America, Europe and Asia, with specialized end-to-end supply chain capabilities and deep design engineering expertise that are tailored to meet specific market and customer product lifecycle requirements.
The industry in which we operate is highly competitive, and certain of our businesses are extensively technical and highly specialized requiring a highly skilled leadership team.
2025 Comparator Group
Our approach to executive pay benchmarking reflects our strategic direction, the evolution of our business model, and external market conditions. It is important for the comparator group that is used to benchmark compensation (the “Comparator Group”) to reflect the scale of executive talent required to drive our strategic vision, our market for executive talent, our financial characteristics and our highly specialized and diversified operations.
A majority of our current executive officers were not recruited from the Canadian market. Our three most recent CEOs (including Mr. Mionis) and three of the four other NEOs have come from the U.S. with extensive global experience. We have no direct competitors in Canada, and companies of similar size that are based exclusively within Canada do not provide the desired business and operational knowledge required for the complexity of our business.
As part of the annual executive compensation process, the HRCC reviewed the Comparator Group with respect to 2025 executive compensation. The composition of the Comparator Group was reviewed to ensure it continued to accurately reflect our market for executive talent. With respect to 2025, the Compensation Consultant recommended no change to the existing Comparator Group, and the HRCC approved this recommendation. The following Comparator Group, which is comprised of U.S.-based technology companies and EMS peers, was used in the determination of 2025 executive compensation:
2025 Comparator Group

Benchmark Electronics Inc.	NetApp, Inc.
Ciena Corp.	Plexus Corp.
CommScope Holding Company, Inc.	Sanmina Corporation
Curtiss-Wright Corporation	Scansource Inc.
Fabrinet	Seagate Technology PLC
Flex Ltd.	Trimble Inc.
Jabil Inc.	TTM Tech
Juniper Networks, Inc.	Xerox Holdings Corporation
NCR Voyix Corporation

The HRCC also considered proxy disclosure for companies in the Comparator Group, as well as survey data, among other factors, in making compensation decisions for the CEO and the other NEOs.

Compensation Elements for the Named Executive Officers

Our executive compensation program is comprised of the following elements:

Elements	Rationale
Base Salary
Provides a fixed level of compensation intended to reflect the scope of an executive’s responsibilities, level of experience and ongoing leadership for the consistent execution of the Corporation’s strategy, as well as to approximate competitive base salary levels

Annual Cash Incentives	Aligns executive performance with the Corporation’s annual goals and objectives
Equity-Based Incentives
•RSUs	Provides a strong incentive for long-term executive retention
•PSUs	Aligns executives’ interests with shareholder interests and provides incentives for long-term performance
Benefits	Designed to help ensure the health and wellness of executives
Pension	Designed to assist executives with post-retirement security
Perquisites	Perquisites are provided to executives on a case-by-case basis as considered appropriate and in the interests of the Corporation

Compensation Element Mix
In order to ensure that our executive compensation program is market competitive, we periodically review the program design and annually review pay levels of companies in the Comparator Group and other competitive market data. We assess total target direct compensation (base salary, annual cash incentive and equity grants) as well as specific elements of compensation when reviewing market information relative to our executive compensation program. The HRCC uses the median of the Comparator Group as a guideline when determining total target direct compensation, but is not bound to any target percentile for any specific element of compensation. In addition to competitive market data, we also consider executive compensation in the context of an executive’s level of responsibility, experience, performance relative to their internal peers and succession planning. In determining appropriate positioning relative to the Comparator Group and internal peers, we utilize a multi-year approach for setting and transitioning target compensation for executives who are new in their role.
The at-risk portion of total compensation varies by role and executive level, but has the highest weighting at the most senior levels of management. CTI awards and certain equity-based incentive plan awards are contingent upon the Corporation’s financial and operational performance and are therefore at-risk. By making a significant portion of total target direct compensation variable, the Corporation intends to continue to align NEO compensation with shareholder interests.

At-Risk Compensation
The vast majority of compensation paid to the NEOs is in the form of compensation that is variable and at-risk based on performance. A significant component of our executive at-risk pay is equity-based incentives, whose value is linked directly to the value of our Common Shares, ensuring alignment with the interests of shareholders. Further, CTI awards are contingent upon the Corporation’s financial and operational performance and are therefore also at-risk.

Base Salary
The objective of base salary is to attract, reward and retain top talent. Base salaries for executive positions are determined with consideration given to the market median of the Comparator Group. Base salaries are reviewed annually and adjusted if appropriate, to reflect individual performance, relevant knowledge, experience and the executive’s level of responsibility within the Corporation.

Celestica Team Incentive Plan
The CTI is a broad-based annual incentive program for all eligible employees, including the NEOs. The objective of the CTI is to motivate employees to achieve our short-term corporate goals, and to reward them accordingly. The payout amount for each participant in the CTI is based on actual achievement levels with respect to: (i) a CPF, which is based on the achievement of specified corporate goals; and (ii) an individual performance factor (“IPF”), which is based on achievement of individual performance goals. Payouts can vary from 0% to 200% of the Target Award (as defined below) depending on performance.
Payments under the CTI are made in cash and are determined in accordance with the following formula:

CPF	IPF	Target Incentive	Base Salary	=	CTI Payment

Target Award

CPF
At the beginning of the performance period, management sets certain corporate financial targets in alignment with the Board-approved AOP. The HRCC approves such targets only following the finalization of the AOP. The Corporation’s results relative to the approved targets are measured to determine the CPF at the end of the performance period.
The CPF can vary from 0% to 200%, depending on the level of achievement of the corporate financial targets, subject to two parameters which for 2025 were (the “CTI Parameters”):
(1)a separate minimum corporate profitability requirement must be achieved for the CPF to exceed zero; and
(2)target non-GAAP operating margin must be achieved for the revenue component of the CPF to pay above target.
The CTI Parameters are set in addition to the corporate financial targets in order to ensure challenging goals are reflective of our current business environment and that CTI aligns with our pay-for-performance philosophy.
The CPF must be greater than zero for an executive to receive any CTI payment.

IPF
Individual contribution is recognized through the IPF component of the CTI. At the beginning of the performance period, eligible employees, including the NEOs, set individual specific goals and objectives to be achieved during the year which include both quantitative and qualitative objectives. NEOs also review their goals and objectives with the CEO in order to align the goals and objectives of the executive leadership team, and once finalized are approved by the CEO. The goals and criteria include, for example, individual performance relative to segment or company business results, ESG metrics, teamwork, leadership, execution of responsibilities and key accomplishments.
At the end of the year, an NEO’s IPF is determined through the annual performance review process which is based on an evaluation of the NEO’s performance measured against the NEO’s specific goals and objectives and is approved by the HRCC as recommended by the CEO. The CEO’s IPF is determined by the HRCC based on the Board’s assessment of the CEO’s performance measured against the CEO’s specific goals.
The IPF can increase an NEO’s CTI award by a factor of up to 1.5x, subject to an overall CTI award cap of two times the Target Award, or reduce an NEO’s CTI award to zero depending on individual performance. An IPF of less than 1.0 will result in a reduction of the CTI award payment, and an IPF of zero will result in no CTI Payment despite a CPF above 0%.

Target Incentive	The Target Incentive is a percentage of a NEO’s base salary (ranging from 80 - 150%) and is determined based on competitive market data.
Target Award	The Target Award is a NEO’s Target Incentive multiplied by their base salary.
Maximum Award	Although the combination of a CPF of 200% and an IPF of 1.5x may mathematically result in an amount in excess of two times the Target Award, all CTI awards are capped at two times the Target Award.

Equity-Based Incentives
At the 2025 AGM, shareholders approved the 2025 Plan. Under the 2025 Plan, employees, consultants and directors of the Corporation and its affiliates performing services for us, including our NEOs, are eligible to receive awards. The 2025 Plan provides for the grant of stock options, restricted shares, RSUs, PSUs, deferred share units, DSUs, and other awards valued wholly or partially in reference to or based on Common Shares, which are intended to align the interests of participants with those of our shareholders. We no longer grant equity-based incentives under our prior equity compensation plans, including the Long-Term Incentive Plan (the “LTIP”), the Celestica Share Unit Plan (the “CSUP”) and the DSCP (collectively, the “Prior Equity Plans”). Awards granted to the NEOs in 2025 prior to the 2025 AGM were granted under the CSUP. No Awards were granted to the NEOs in 2025 under the 2025 Plan. Outstanding awards under the Prior Equity Plans will remain in effect in accordance with their terms until such awards expire, are cancelled or are exercised, at which points the Prior Equity Plans shall cease to have any further force and effect.
The objectives of equity-based compensation are to:
•align the NEOs’ interests with those of shareholders and incentivize appropriate behaviour for long-term performance;

•reward the NEOs’ contributions to the Corporation’s long-term success; and
•enable the Corporation to attract, motivate and retain qualified and experienced employees.
At the January meeting, the HRCC determines the dollar value and mix of the equity-based grants to be awarded to the NEOs, if any. On the grant date, the dollar value is converted into the number of units that will be granted using the closing price of the Common Shares on the trading day prior to the grant date. The annual grants are made following the blackout period that ends at least two clear trading days following the public release of our financial results. The mix of equity-based incentives is reviewed and approved by the HRCC each year, and is based on factors including competitive grant practices, balance between performance incentive and retention value, and the effectiveness of each equity vehicle for motivating and retaining critical leaders.
Target equity-based incentives are determined using a variety of factors, including the median awards of the Comparator Group, as well as individual performance, experience and anticipated contribution to the Corporation’s strategy. In establishing the grant value of the annual equity awards for each of the NEOs, we start by assessing the median total target direct compensation of the equivalent position at companies in the Comparator Group. This data is then compared over a number of years for additional context and market trends. The HRCC also considers individual performance, the need to retain experienced and talented leaders to execute the Corporation’s business strategies and the executive’s potential to contribute to long-term shareholder value. Also considered are the executive’s role and responsibilities, internal equity and the level of previous long-term incentive awards. Once all of these factors are taken into consideration, the grant value of the annual equity-based awards for the NEOs is set.
In addition to the annual equity grants, management may award equity-based incentives in order to attract new executive hires and to retain current executives in special circumstances. Such grants are reviewed in advance with the Chairs of the Board and HRCC, and are subject to ratification by the HRCC. No such grants were made to NEOs in 2025.

RSUs
NEOs may be granted RSUs as part of the Corporation’s annual equity grant. Such awards may be subject to vesting requirements, including time-based or other conditions as may be determined by the HRCC in its discretion. RSUs granted by the Corporation generally vest in instalments of one-third per year, over three years, based on continued employment with the Corporation. The payout value of the award is based on the number of RSUs being released and the market price of the Common Shares at the time of release.

PSUs
NEOs may be granted PSUs as part of the Corporation’s annual equity grant. The vesting of such awards requires the achievement of specified performance-based conditions over a specified time period, as determined by the HRCC in its discretion. PSUs granted by the Corporation generally vest at the end of a three-year performance period subject to pre-determined performance criteria. The payout value of the award is based on the number of PSUs that vest (which ranges from 0% to 200% of the target amount granted) and the market price of the Common Shares at the time of release.

Stock Options
NEOs may be granted stock options as part of the Corporation’s annual equity grant; however, no stock options have been granted to the NEOs after 2015. The exercise price of a stock option is the closing market price on the business day prior to the date of the grant. Stock options granted by the Corporation generally vest at a rate of 25% annually on each of the first four anniversaries of the date of grant and expire after a ten-year term.

Other Compensation

Benefits
NEOs participate in the Corporation’s health, dental, pension, life insurance and long-term disability programs. Benefit programs are determined with consideration given to market median levels in the local geographic region. For a description of the Corporation’s tax-qualified and non-qualified defined contribution plans, see the description in the compensation tables below.

Perquisites
Perquisites are provided to executives on a case-by-case basis as considered appropriate in the interests of the Corporation. NEOs are entitled to an annual comprehensive medical examination at a private health clinic. Where applicable, tax equalization is provided to all NEOs as an integral part of the Corporation’s Short-Term Business Travel Program and is designed to maintain an individual’s tax burden at approximately the same level it would have otherwise been had they remained in their home country. Due largely to variables such as timing and tax rate differences between countries, tax equalization amounts may vary from year to year. While the Corporation is incorporated and headquartered in Canada, our business is global and we compete for executive talent worldwide. In addition, our executives are often required to travel extensively. As a result, we believe it is appropriate to make tax equalization payments in order to attract and retain non- Canadian executive officers with specific capabilities as well as to ensure that our executives do not incur any additional tax burden as a result of the business travel necessitated by the global nature of our business. Our U.S.-based NEOs have shared access to housing in Canada that the Corporation provides.
Employment Agreements and Offer Letters

CEO
Pursuant to the employment agreement entered into with Mr. Mionis dated August 1, 2015, as amended on each of August 1, 2016 and July 25, 2024 (the “CEO Employment Agreement”), he is eligible to: (i) participate in the CTI; (ii) receive annual equity grants under the Corporation’s equity compensation plans; and (iii) participate in applicable defined contribution plans, in each case as approved by the Board. The CEO Employment Agreement has no specific term. Severance to which Mr. Mionis is entitled in the event of specified termination events, including the treatment of outstanding equity awards, is described in Termination of Employment and Change in Control Arrangements with Named Executive Officers. Information with respect to the CTI payments made to Mr. Mionis for 2025 is described in 2025 Compensation Decisions — Annual Incentive Award (CTI). The vesting conditions applicable to the RSUs and PSUs granted to Mr. Mionis in 2025 are described in 2025 Compensation Decisions — NEO Equity Awards and Mix.

Other NEOs
Pursuant to offer letters entered into with each of Messrs. Chawla, Phillips, Cooper and Etienvre, each of these NEOs is eligible to: (i) participate in the CTI; (ii) receive annual equity grants under the Corporation’s equity compensation plans; and (iii) participate in applicable defined contribution plans, in each case as approved by the Board. The offer letters have no specific term. Severance to which each of these NEOs is entitled in the event of specified termination events, including the treatment of outstanding equity awards, is described in Termination of Employment and Change in Control Arrangements with Named Executive Officers. Information with respect to the CTI payments made to each of these NEOs for 2025 is described in 2025 Compensation Decisions — Annual Incentive Award (CTI). The vesting conditions applicable to the RSUs and PSUs granted to these NEOs in 2025 are described in 2025 Compensation Decisions — NEO Equity Awards and Mix.
Insider Trading Policy

The Corporation has adopted an Insider Trading Policy (“Insider Trading Policy”), which places restrictions on the purchase, sale and/or other dispositions of our securities by directors, officers (including the NEOs) and employees, that are reasonably designed to promote compliance with applicable insider trading laws, rules and regulations and the NYSE listing standards.
Our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Form 10-K”).
Anti-Hedging and Anti-Pledging Policy

Our Insider Trading Policy prohibits directors, officers (including the NEOs) and employees from, among other things, entering into speculative transactions and transactions designed to hedge or offset a decrease in the market value of our securities. Accordingly, directors, officers (including the NEOs) and employees may not sell short the Corporation’s securities, buy or sell put or call options on the Corporation’s securities, or purchase financial instruments (including prepaid variable contracts, equity swaps, collars or units of exchange funds) which are designed to hedge or offset a decrease in the market value of the Corporation’s securities.
Directors, officers (including the NEOs) and employees are also prohibited from purchasing the Corporation’s securities on margin, borrowing against the Corporation’s securities held in a margin account, or pledging the Corporation’s securities as collateral for a loan.
Clawback and Recoupment Policies

The Corporation has adopted a Clawback Policy (“Clawback Policy”), which provides for recoupment of “excess incentive compensation” received by “covered executives” on or after October 2, 2023 with respect to specified periods, in the event of an “accounting restatement” (each as defined in the Clawback Policy, which is filed as an exhibit to our 2024 Form 10-K). The Clawback Policy complies with, and will be interpreted and administered in a manner consistent with, all applicable laws and regulations, including without limitation Rule 10D-1 promulgated under the Exchange Act, and Section 303A.14 of the Listed Company Manual of the NYSE.
Additionally, the Corporation maintains an Incentive Compensation Recoupment Policy (“Recoupment Policy”) which provides for the recoupment of “incentive compensation” in the event of a material breach of certain post-employment provisions by specified employees. The clawbacks include (i) disgorgement or reimbursement of all or any portion of any cash incentive compensation paid, awarded or granted to such employee; and/or (ii) with respect to equity-based incentive compensation that has not been forfeited as a result of the termination or resignation, reduction of the number or value of, or cancellation and termination, of all or any portion of any incentive compensation that was awarded or granted to the employee or vested, in each case in the two-year period prior to the date of breach and/or, as well as reimbursement of any proceeds realized from the sale of any such award or grant, in each case in the two year period prior to the date of breach. For the purposes of the Recoupment Policy, incentive compensation means, without limitation, short-term cash incentives, equity-based awards and grants, and any other cash compensation or special payments.
Celestica is also subject to Section 304 of the Sarbanes-Oxley Act of 2002 (“SOX Clawback”). To the extent that application of the Recoupment Policy would result in duplicative recovery of incentive compensation from a designated employee under the SOX Clawback and/or the Clawback Policy, recoveries under either the SOX Clawback or the Clawback Policy shall be credited against amounts or other recoupment determined to be recoverable from such employee with respect to the same incentive compensation.
Executives who are terminated for cause also forfeit all unvested RSUs, PSUs and stock options as well as all vested and unexercised stock options.

Executive Share Ownership

The Corporation has executive share ownership guidelines (the “Executive Share Ownership Guidelines”) which require specified executives to hold a multiple of their base salary in specified securities of the Corporation as shown in the following table. In assessing compliance with the Executive Share Ownership Guidelines, Celestica will include the following: (i) Common Shares beneficially owned by the executive; (ii) all unvested RSUs; and (iii) PSUs expected to vest in the first quarter following the December 31 assessment. Executives subject to the Executive Share Ownership Guidelines are expected to achieve the specified ownership within a period of five years following the later of: (i) the date of hire, or (ii) the date of promotion to a level subject to the ownership guidelines. Compliance is reviewed annually as of December 31 of each year.
The table below sets forth the compliance status of the applicable NEOs with the Executive Share Ownership Guidelines as of December 31, 2025:
Executive Share Ownership Guidelines

Name	Executive Share Ownership Guidelines	Share and Share Unit Ownership (Value)(1)	Share and Share Unit Ownership (Multiple of Salary)
Robert A. Mionis(2)	$5,750,000 (5 × salary)	$411,829,072	358.11
Mandeep Chawla	$1,800,000 (3 × salary)	$60,910,441	101.52
Jason Phillips	$1,725,000 (3 × salary)	$61,333,754	106.67
Todd C. Cooper	$1,590,000 (3 × salary)	$85,236,779	160.82
Yann Etienvre	$1,650,000 (3 × salary)	$53,338,686	96.98
(1)In accordance with the Executive Share Ownership Guidelines, includes (i) Common Shares beneficially owned as of December 31, 2025, (ii) all unvested RSUs held as of December 31, 2025, and (iii) PSUs that vested on January 31, 2026 at 200% of target, which, on December 31, 2025, was the Corporation’s anticipated payout and at vesting was the actual payout; the value of which was determined using a share price of $295.61, being the closing price of Common Shares on the NYSE on December 31, 2025.
(2)For additional details regarding Mr. Mionis’ share and share unit ownership, see his biography under Election of Directors — Nominees for Election as Director — Robert A. Mionis.
The CEO Employment Agreement provides that, in the event of the cessation of Mr. Mionis’ employment with the Corporation for any reason, he will be required to retain the share ownership level set out in the Executive Share Ownership Guidelines on his termination date for the 12-month period immediately following his termination date.

2025 Compensation Decisions

Base Salary
The following table sets forth the annual base salary for the NEOs for the years ended December 31, 2023 through December 31, 2025:
NEO Base Salary Changes

NEO	Year	Salary ($)(1)	% Increase
Robert A. Mionis President and Chief Executive Officer	2025	$1,150,000	—
	2024	$1,150,000	15%
	2023	$1,000,000	5%
Mandeep Chawla Chief Financial Officer	2025	$600,000	—
	2024	$600,000	—
	2023	$600,000	9%
Jason Phillips President, CCS	2025	$575,000	5%
	2024	$550,000	8%
	2023	$510,000	5%
Todd C. Cooper President, ATS	2025	$530,000	4%
	2024	$510,000	5%
	2023	$485,000	—
Yann Etienvre Chief Operations Officer	2025	$550,000	8%
	2024	$510,000	5%
	2023	$485,000	—
(1)Annual base salary changes take effect on April 1st of the respective calendar year.
During 2025, the HRCC reviewed the base salaries for the NEOs. In order to more appropriately align certain NEO base salaries with the median base salaries of executives with similar roles within the Comparator Group, and to reward sustained performance of these executives over time, the HRCC approved increases in base salary effective April 1, 2025 as follows: (i) Mr. Phillips’ base salary was increased from $550,000 to $575,000; (ii) Mr. Cooper’s base salary was increased from $510,000 to $530,000; and (iii) Mr. Etienvre’s base salary was increased from $510,000 to $550,000.

Annual Incentive Award (CTI)

2025 Company Performance Factor
The CPF component of the CTI for 2025 was based on the achievement of specified corporate financial targets (“2025 Targets”) for the following financial measures: GAAP revenue (40%); non-GAAP operating margin (40%); and non-GAAP free cash flow (20%) (“2025 Measures”), which align with the Corporation’s key objectives of driving profitable growth on both a “top line” and “bottom line” basis. The same measures and associated weight were used in 2024.
The CTI Parameters ensure that no minimum CTI payments are guaranteed. Under the first CTI Parameter, a minimum corporate profitability requirement must be achieved for any CTI award to be payable. Under the second CTI Parameter, a cap applies such that, for the revenue component of the CPF to pay above target (regardless of the actual achievement level), target non-GAAP operating margin must be achieved, which it was. Both CTI Parameters were met in 2025. In addition, CTI payments are capped at two times the Target Award.
The percentage achievement for each of the 2025 Targets was determined by interpolating between the factor that corresponds to threshold, target and maximum, as applicable. Each achievement factor was then multiplied by its weight in order to determine the weighted achievement. For 2025, maximum performance for each of the 2025 Measures was achieved. After considering the Corporation’s strategic objectives, market conditions and risk management framework, the HRCC approved a CPF of 185% using the results in the following table:
Company Performance Factor

2025 Measures	Weight	Threshold	Target	Maximum	Achieved Results	CPF
GAAP Revenue	40%	$10,100M	$10,700M	$11,300M	$12,391M	185%
Non-GAAP operating margin(1)	40%	6.3%	6.9%	7.5%	7.5%
Non-GAAP free cash flow(1)	20%	$300M	$350M	$400M	$458M
(1) See About the Information in this Proxy Statement — Note Regarding Non-GAAP Financial Measures for the definition of, and information regarding, this measure, including where to find a reconciliation of this non-GAAP financial measure or the non-GAAP financial measure on which this non-GAAP ratio is based to the most directly-comparable GAAP financial measure.

2025 Individual Performance Factor
The IPF can increase an executive’s CTI award by a factor of up to 1.5x or reduce the CTI award to zero depending on individual performance (an IPF of less than 1.0 will result in a reduction of the CTI award otherwise payable). Notwithstanding the foregoing, CTI payments are subject to an overall maximum cap of 200% of the Target Award. The IPF is determined through the annual performance review process.
At the beginning of each year, the HRCC and the CEO agree on performance goals for the CEO that are then approved by the Board. Goals for the other NEOs that align with the CEO’s goals are then established and agreed to between the CEO and the respective NEOs. The performance of the CEO and the other NEOs is measured against the established goals and also contains qualitative elements, such that criteria for, and the amount of, the IPF remains at the discretion of the HRCC. However, the CPF must be greater than zero for an executive to be entitled to any CTI payment.

CEO
In assessing Mr. Mionis’ individual performance, the HRCC considers the Corporation’s objectives and results achieved, personal performance objectives as determined annually, as well as other factors the HRCC considers relevant to the role of CEO. Key results that were considered in determining Mr. Mionis’ IPF for 2025 are included below:

Objective	2025 Performance Results*
Financial Performance
•Outperformed 2025 financial performance targets
•Revenue of $12.39 billion represented 28% growth compared to 2024
•Highest annual adjusted operating margin (7.5%) and adjusted EPS ($6.05) in Celestica’s history
•Non-GAAP free cash flow of $458 million, exceeding our full year outlook

Meet Our Commitments and Continue to Grow
•Exceeded bookings targets with transformational CCS program wins
•Exceptional revenue growth in HPS driven by AI and cloud-related demand
•Share price performance increased by approximately 220% in 2025 compared to 2024
•Strong customer scorecard performance

Optimize Operations
•Best-in-class operational productivity driven by quality and improved inventory turns
•Continued to invest in expanded offerings and engineering capabilities
•Delivered on our capacity expansion effort enabling Celestica to scale with demand

Enable the Enterprise
•Strengthened succession planning for critical roles across the organization, improving successor readiness
•Improved employee engagement participation rate and score
•Focused on enhanced leadership development program
•Received multiple external recognitions for our commitment to strong employment practices and ESG excellence

*Financial measures are all GAAP unless otherwise noted. Note that adjusted operating margin, adjusted EPS and free cash flow are non-GAAP financial measures. See About the Information in this Proxy Statement — Note Regarding Non-GAAP Financial Measures for the definition of, and information regarding, this measure, including where to find a reconciliation of this non-GAAP financial measure or the non-GAAP financial measure on which this non-GAAP ratio is based to the most directly-comparable GAAP financial measure.
The HRCC believes that Celestica’s record financial performance in 2025 reflected Mr. Mionis’ instrumental leadership in executing the Corporation’s long-term strategic plan and delivering value for shareholders. As a result, the HRCC and the Board determined that Mr. Mionis exceeded expectations for the year, and approved an IPF of 1.41 for 2025. Although the combination of the Corporation’s CPF of 185% and Mr. Mionis’ IPF of 1.41 resulted in an amount in excess of two times the Target Award, his CTI award for 2025 was capped at two times the Target Award in accordance with the CTI design.

Other NEOs
The performance of the NEOs other than the CEO is assessed at year-end relative to objective measures that align with the targets for the CEO. The CEO assesses each other NEO’s contributions to the Corporation’s results, including such NEO’s contributions as a part of the senior leadership team. Based on the CEO’s assessment, the HRCC determined each NEO to have met or exceeded expectations for 2025 based on each of their individual performance and contribution to corporate goals and objectives. The IPFs of the NEOs in 2025 ranged from 1.17 to 1.38. CTI payments for Messrs. Chawla, Phillips, Cooper and Etienvre were capped at two times the Target Award. Factors considered in the evaluation of each NEO’s IPF included the following:

Mandeep Chawla
•Delivered record financial results through disciplined financial stewardship
•Effective management of working capital and capital allocation, resulting in strong non-GAAP free cash flow
•Continued to strengthen the Corporation’s investor relation’s strategy and achieved additional sell-side coverage and investor visibility
•Effectively led risk management initiatives on a global scale, actively helping to protect and enable our businesses

Jason Phillips
•Achieved record year in CCS across key financial metrics, including $9.2 billion of revenue representing growth of 42% and accounting for 74% of Celestica’s total revenue for 2025
•Strategic repositioning of CCS to become a higher value add technology leader
•Continued to strengthen the CCS team with expanded talent depth with enhanced design capabilities
•Continued to expand HPS offering and our portfolio of business with our hyperscaler customers by accelerating investments in technologies and capabilities critical for AI infrastructure

Todd C. Cooper
•Delivered revenue targets and expanded segment margin by navigating market headwinds and capitalizing on industrial growth opportunities
•Leveraged the competitive advantage of our engineering capabilities to drive significant bookings growth
•Successfully managed customer portfolio transformation and significantly reduced ATS exposure to high risk customers

Yann Etienvre
•Consistently drove continuous improvements to optimize operational performance
•Supported revenue growth while significantly improving productivity and inventory turns
•Maintained a strong safety record while delivering outstanding quality and ensuring on-time delivery
•Successfully launched massive capacity expansion without margin erosion

2025 CTI Awards
The following table sets forth information with respect to the potential and actual awards under the CTI for the NEOs during 2025:
2025 CTI Awards

Name	Target Incentive %(1)	Potential Award for Below Threshold Performance	Potential Award for Threshold Performance(2)	Potential Award for Target Performance(3)	Potential Maximum Award(4)	Amount Awarded(5)	Amount Awarded As a% of Base Salary
Robert A. Mionis	150%	$0	$431,250	$1,725,000	$3,450,000	$3,450,000	300%
Mandeep Chawla	100%	$0	$150,000	$600,000	$1,200,000	$1,200,000	200%
Jason Phillips	80%	$0	$113,904	$455,616	$911,232	$911,232	160%
Todd C. Cooper	80%	$0	$105,123	$420,494	$840,988	$840,988	160%
Yann Etienvre	80%	$0	$108,247	$432,987	$865,973	$865,973	160%
(1)The Target Incentive for each NEO was not changed from 2024.
(2)Award amounts in these columns are calculated based on an IPF of 1.0 and a CPF of 25%.
(3)Award amounts in these columns are calculated based on an IPF of 1.0 and a CPF of 100%.
(4)Award amounts in this column represent the maximum payout under the CTI of 2x the Target Award.
(5)Amount awarded for 2025 was capped at two times the Target Award in accordance with the CTI design.

NEO Equity Awards and Mix
Target equity-based incentives were determined for the NEOs with reference to the median awards of the Comparator Group. Consideration was also given to individual performance, the roles and responsibilities of the NEOs, retention value and market trends. The mix of equity in respect of 2025 compensation was comprised of 40% RSUs and 60% PSUs (consistent with recent years). See Compensation Elements for the Named Executive Officers — Equity-Based Incentives for a general description of the process for determining the amounts of these awards.
The following table sets forth equity awards granted to the NEOs on February 4, 2025 as part of their 2025 compensation:
NEO Equity Awards

Name	RSUs (#)(1)	PSUs (#)(2)	Stock Options (#)	Value of Equity Award(3)
Robert A. Mionis	36,400	54,600	—	$11,000,000
Mandeep Chawla	7,611	11,417	—	$2,300,000
Jason Phillips	7,611	11,417	—	$2,300,000
Todd C. Cooper	5,957	8,935	—	$1,800,000
Yann Etienvre	6,652	9,977	—	$2,010,000
(1)Grants were based on a share price of $120.88, which was the closing price of the Common Shares on the NYSE on February 3, 2025 (the last business day before the date of grant).
(2)Assumes achievement of 100% of target level performance.
(3)Represents the aggregate grant date fair value of the RSUs and PSUs.
The RSUs granted in 2025 vest ratably over a three-year period, commencing on the first anniversary of the date of grant. The value of the RSUs granted on February 4, 2025 was determined at the January 29, 2025 meeting of the HRCC. The number of RSUs granted was determined using the closing price of the Common Shares on February 3, 2025 (the day prior to the date of grant) on the NYSE of $120.88.
The PSUs granted in 2025 vest at the end of a three-year period subject to pre-determined performance criteria. For such awards, each NEO was granted a target value of PSUs (“Target Grant”). The number of PSUs that will actually vest ranges from 0% to 200% of the Target Grant and will be primarily based on the Corporation’s non-GAAP adjusted EPS measured over the three-year performance period (“Adj. EPS Result”) as compared to a predetermined target range approved by the HRCC (“Adj. EPS Target”), subject to modification by the Corporation’s relative TSR achievement (“TSR Factor”) over the performance period in accordance with the following:

Formula	Description
Preliminary Vesting % based on Adj. EPS Result
The percentage of PSUs that will vest will be based on the Adj. EPS Result over the three- year period as compared to the pre-determined target range (the “Preliminary Vesting%”), and can range between 0% and 200% of the Target Grant by using a straight-line interpolation. The Preliminary Vesting% (if positive) will be subject to an adjustment based on the TSR Factor, as described below, provided that the maximum number of PSUs that may vest will not exceed 200% of the Target Grant.

Preliminary Vesting % subject to modification by a factor ranging from −30% to +30% based on TSR Factor
TSR measures the performance of a company’s shares over time. It combines share price appreciation and dividends, if any, paid over the relevant period to determine the total return to the shareholder expressed as a percentage of the share price at the beginning of the performance period. With respect to each TSR Comparator (as defined below), TSR is calculated as the change in share price over the three-year performance period (plus any dividends) divided by the share price at the beginning of the period, where the average daily closing share price for the month of December 2024 is the beginning share price and the average daily closing price for the month of December 2027 will be the ending share price. The TSR of the Corporation is calculated in the same manner in respect of the Common Shares (the Corporation does not currently pay dividends).
For purposes of determining modifications to the Preliminary Vesting% based on the TSR Factor, the HRCC determined that for PSUs granted in 2025, the Corporation’s TSR will be measured relative to the S&P Americas BMI Technology Hardware & Equipment Index as of January 1, 2025 (the “BMI Index”), that remain publicly traded on an established U.S. stock exchange for the entire performance period (the “TSR Comparators”). The BMI Index is comprised of technology hardware and equipment subsector companies with business diversification. The HRCC determined that the attributes of the BMI Index, including its alignment with both the U.S. technology peers used for overall executive compensation benchmarking and Celestica’s business models made it appropriate for PSU vesting determinations. The Corporation’s market capitalization is positioned around the median of the TSR Comparators.
After calculating the percentile rank for each TSR Comparator (by arranging the TSR results from highest to lowest), the Corporation’s TSR will be ranked against that of each of the TSR Comparators. The Preliminary Vesting% will then be subject to modification (ranging from a decrease of 30% to an increase of 30%) by interpolating between the corresponding percentages immediately above and immediately below Celestica’s percentile position as set out in the table below, provided that the Corporation’s TSR performance cannot increase the actual number of PSUs that will vest to more than 200% of the Target Grant.

Formula	Description

	Celestica’s TSR Positioning	TSR Modification Factor
	75th Percentile	30%
	50th Percentile	0%
	10th Percentile	-30%

Summary	Total PSU Vesting Percentage = (1)Preliminary Vesting% based on Adj. EPS Result; and (2)Preliminary Vesting% is subject to modification by a factor ranging from −30% to +30% based on TSR Factor
The HRCC references our internal plans when setting the Adjusted EPS Target for the PSUs. We consider the specific target performance goals to be confidential commercial and financial information, the disclosure of which would cause competitive harm to us. Target performance (vesting of 100% of the Target Grant) is intended to be challenging but achievable with strong execution against our AOP, whereas maximum performance (vesting of 200% of the Target Grant) is intended to be a stretch goal.

Prior PSU Award Performance
Each NEO was granted a target number of PSUs in each of 2023 and 2024. The performance measures are the same for both grant years. The number of PSUs that will actually vest ranges from 0% to 200% of the target grant and will be primarily based on the Corporation’s non-GAAP adjusted EPS measured over the respective three-year performance period as compared to a predetermined target range approved by the HRCC, subject to modification by a factor ranging from -30% to +30% based on Celestica’s relative TSR achievement over the performance period.

Performance for the 2023 PSUs was determined by the HRCC in January 2026. The 2023 PSUs vested at 200% of the target amount granted. Such PSUs were granted in 2023 with a performance period from January 1, 2023 to December 31, 2025 with pre-determined performance criteria. The overall vesting level of 200% reflected the Corporation’s non-GAAP adjusted EPS measured over the three-year performance period as compared to a predetermined target range approved by the HRCC as modified by Celestica’s relative TSR achievement over the performance period.
Performance for the 2024 PSUs will be determined by the HRCC following the performance period concluding on December 31, 2026.

COMPENSATION OF NAMED EXECUTIVE OFFICERS
This section contains references to non-GAAP adjusted operating margin and adjusted EPS. See About the Information in this Proxy Statement — Note Regarding Non-GAAP Financial Measures.
Summary Compensation Table

The following table sets forth the compensation of the NEOs for the years ended December 31, 2023 through December 31, 2025.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
Robert A. Mionis President and Chief Executive Officer	2025	$1,150,000	$—	$12,438,800	$3,450,000	$377,532	$17,416,332
	2024	$1,112,705	$—	$10,209,050	$3,338,115	$334,581	$14,994,451
	2023	$987,671	$—	$9,174,809	$2,963,014	$339,233	$13,464,727
Mandeep Chawla Chief Financial Officer	2025	$600,000	$—	$2,600,840	$1,200,000	$152,705	$4,553,545
	2024	$600,000	$—	$2,237,600	$1,200,000	$144,591	$4,182,191
	2023	$587,671	$—	$2,159,430	$1,175,342	$135,345	$4,057,788
Jason Phillips President, CCS	2025	$569,520	$—	$2,600,840	$911,232	$153,970	$4,235,562
	2024	$540,055	$—	$2,237,600	$864,088	$114,476	$3,756,219
	2023	$503,836	$—	$2,048,690	$806,137	$103,149	$3,461,812
Todd C. Cooper President, ATS	2025	$525,617	$—	$2,035,440	$840,988	$113,426	$3,515,471
	2024	$503,784	$—	$2,013,840	$797,792	$98,266	$3,413,682
	2023	$485,000	$—	$1,882,580	$725,560	$90,835	$3,183,975
Yann Etienvre Chief Operations Officer	2025	$541,233	$—	$2,272,908	$865,973	$113,447	$3,793,561
	2024	$503,784	$—	$2,069,780	$806,055	$107,231	$3,486,850
	2023	$485,000	$—	$1,882,580	$776,000	$97,640	$3,241,220
(1)All amounts in this column represent the aggregate grant date fair value of share-based awards (RSUs and PSUs) computed in accordance with the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, excluding the effect of estimated forfeitures. The assumptions used for the valuations are set forth in note 2 to our audited consolidated financial statements in our 2025 Form 10-K. Amounts in this column for 2025, 2024, and 2023 represent RSU and PSU grants made to all NEOs on February 4, 2025, February 2, 2024, and January 31, 2023, respectively, based on a share price of $120.88, $36.12, and $12.74, respectively, representing the closing price of our Common Shares on the day prior to the date of the grant. The grant date fair values for PSU grants are based upon the probable outcome of the performance conditions associated with these PSUs as of the grant date. For PSUs, the grant date fair value for the non-market based performance measurement was based on the market value of Common shares at the time of grant, and the grant date fair value for the market-based performance modifier using the Monte Carlo simulation. The number of 2025 PSUs that will actually vest ranges from 0% to 200% of the target number granted and will be primarily based on the Corporation’s non-GAAP adjusted EPS measured over the three-year performance period as compared to a predetermined target range approved by the HRCC, subject to modification by a factor ranging from -30% to +30% based on Celestica’s relative TSR achievement over the performance period (TSR factor). Assuming the performance conditions will be achieved at a maximum level of 200% of the target amount granted, the grant date fair value of the 2025 PSU awards for each of our NEOs would be as follows: Mr. Mionis ($16,077,600), Mr. Chawla ($3,361,680), Mr. Phillips ($3,361,680), Mr. Cooper ($2,630,880) and Mr. Etienvre ($2,937,816). See Compensation Discussion and Analysis — 2025 Compensation Decisions — Equity-Based Incentives and the Outstanding Equity Awards at 2025 Year-End below table for a description of the vesting terms of the RSU and PSU awards. Amounts reflect our accounting for these grants and do not correspond to the actual values that may be realized by the NEOs.
(2)Amounts in this column represent CTI awards made to NEOs. See Compensation Discussion and Analysis — Compensation Elements for the Named Executive Officers — Celestica Team Incentive Plan for a description of the CTI and the 2025 Grants of Plan Based Awards table below for additional details with respect to 2025 CTI awards.
(3)Amounts for fiscal year 2025 for Mr. Mionis include company contributions to the Supplementary Executive Retirement Plan (the “Supplementary Plan”) of $332,626, company matching contributions to the 401(k) plan of $21,000, group life insurance premium of $11,484, tax equalization payments of $11,422 and tax preparation services. Amounts for fiscal year 2025 for Mr. Chawla include company contribution to the Supplementary Plan of $122,792, company matching contributions to Defined Contribution Pension Plan (“DCPP”) of $24,197, group life insurance premium of $2,562, tax equalization payments of $2,155, and tax preparation services. Amounts for fiscal year 2025 for Mr. Phillips include company contributions to the Supplementary Plan of $93,012, company matching contributions to 401(k) plan of $21,000, tax equalization payments of $38,655, tax preparation services and an annual medical examination. Amounts for fiscal year 2025 for Mr. Cooper include company contributions to the Supplementary Plan of $84,446, matching contributions to 401(k) plan of $21,000, and tax equalization payments of $7,980. Amounts for fiscal year 2025 for Mr. Etienvre include company contributions to the Supplementary Plan of $87,292, company matching contribution to 401(k) plan of $19,869, tax equalization payments of $1,936, tax preparation services and an annual medical examination.

Grant of Plan-Based Awards

The following table presents information about non-equity incentive plan awards under our CTI and equity incentive awards of RSUs and PSUs under the Prior Equity Plans that were awarded in 2025 to the NEOs. No stock options were granted to the NEOs in 2025.
2025 Grants of Plan Based Awards

Name	Award Type	Plan	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards(4)
				Below Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert A. Mionis	Cash	CTI		$—	$1,725,000	$3,450,000	—	—	—	—	—
	RSU		2/4/2025	—	—	—	—	—	—	36,400	$4,400,000
	PSU		2/4/2025	—	—	—	—	54,600	109,200	—	$8,038,800
Mandeep Chawla	Cash	CTI	-	$—	$600,000	$1,200,000	—	—	—	—	—
	RSU		2/4/2025	—	—	—	—	—	—	7,611	$920,000
	PSU		2/4/2025	—	—	—	—	11,417	22,834	—	$1,680,840
Jason Phillips	Cash	CTI		$—	$455,616	$911,232	—	—	—	—	—
	RSU		2/4/2025	—	—	—	—	—	—	7,611	$920,000
	PSU		2/4/2025	—	—	—	—	11,417	22,834	—	$1,680,840
Todd C. Cooper	Cash	CTI		$—	$420,494	$840,988	—	—	—	—	—
	RSU		2/4/2025	—	—	—	—	—	—	5,957	$720,000
	PSU		2/4/2025	—	—	—	—	8,935	17,870	—	$1,315,440
Yann Etienvre	Cash	CTI		$—	$432,987	$865,973	—	—	—	—	—
	RSU		2/4/2025	—	—	—	—	—	—	6,652	$804,000
	PSU		2/4/2025	—	—	—	—	9,977	19,954	—	$1,468,908
(1)These amounts show the range of possible payouts under our CTI for 2025, and assume an IPF of 1.0. The maximum payment represents 2x the Target Award. The threshold payment represents 0% of the Target Award. Actual cash awards made under this plan are shown in the Summary Compensation Table above under the column entitled “Non-Equity Plan Incentive Compensation.”
(2)The “Estimated Future Payouts Under Equity Incentive Plan Awards” column shows the range of shares that may be earned in respect of PSUs granted in 2025. PSUs granted in 2025 vest at the end of a three-year period subject to pre-determined performance criteria. For such awards, each NEO was granted a target value of PSUs (“Target Grant”). The number of PSUs that will actually vest ranges from 0% to 200% of the Target Grant and will be primarily based on the Corporation’s non-GAAP adjusted EPS measured over the three-year performance period as compared to a predetermined target range approved by the HRCC, subject to modification by a factor ranging from -30% to +30% based on Celestica’s relative TSR achievement over the performance period. The number of PSUs that will ultimately be earned will not be determined until the end of the performance period, which is December 31, 2027. Shares earned will be proportionately increased in the event of attainment of performance goals at levels between “Threshold” and “Target” or “Target” and “Maximum”. See Compensation Discussion and Analysis – 2025 Compensation Decisions for additional information related to the performance period, performance measures and targets related to PSUs granted to NEOs in 2025.
(3)Shows the number of time-based RSUs granted in 2025. The RSUs granted in 2025 vest ratably over a three-year period, commencing on the first anniversary of the date of grant, provided that the executive continues to remain employed on the vesting dates. For additional information, see Compensation Discussion and Analysis – 2025 Compensation Decisions.
(4)This column shows the grant date fair value of RSUs and the grant date fair value of PSUs (at target achievement of 100%), under FASB ASC Topic 718 granted to our NEOs in 2025, which was determined to be the probable outcome. See footnote (1) of the Summary Compensation Table for additional details.
Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information about Celestica share awards held by the NEOs that were outstanding as of December 31, 2025 (no stock options were held by any NEO at the end of 2025):

Outstanding Equity Awards at 2025 Year-End

Name		Stock Awards(1)
	Grant Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(2)
Robert A. Mionis	2/2/2024	67,368	(3)	$19,914,654	—		—
	2/4/2025	36,400	(4)	$10,760,204	—		—
	1/31/2023	—		—	780,376	(5)	$230,686,949
	2/2/2024	—		—	151,578	(6)	$44,807,973
	2/4/2025	—		—	54,600	(7)	$16,140,306
Mandeep Chawla	2/2/2024	14,765	(3)	$4,364,682	—		—
	2/4/2025	7,611	(4)	$2,249,888	—		—
	1/31/2023	—		—	183,674	(5)	$54,295,871
	2/2/2024	—		—	33,223	(6)	$9,821,051
	2/4/2025	—		—	11,417	(7)	$3,374,979
Jason Phillips	2/2/2024	14,765	(3)	$4,364,682	—		—
	2/4/2025	7,611	(4)	$2,249,888	—		—
	1/31/2023	—		—	174,254	(5)	$51,511,225
	2/2/2024	—		—	33,223	(6)	$9,821,051
	2/4/2025	—		—	11,417	(7)	$3,374,979
Todd C. Cooper	2/2/2024	13,289	(3)	$3,928,361	—		—
	2/4/2025	5,957	(4)	$1,760,949	—		—
	1/31/2023	—		—	160,126	(5)	$47,334,847
	2/2/2024	—		—	29,900	(6)	$8,838,739
	2/4/2025	—		—	8,935	(7)	$2,641,275
Yann Etienvre	2/2/2024	13,658	(3)	$4,037,441	—		—
	2/4/2025	6,652	(4)	$1,966,398	—		—
	1/31/2023	—		—	160,126	(5)	$47,334,847
	2/2/2024	—		—	30,731	(6)	$9,084,391
	2/4/2025	—		—	9,977	(7)	$2,949,301
(1)See Termination of Employment and Change in Control Arrangements with Named Executive Officers for a discussion of the treatment of such unvested awards upon a change in control or termination of employment.
(2)Market and payout values for Messrs. Mionis, Chawla, Phillips, Cooper and Etienvre were determined using a share price of $295.61, which was the closing price of the Common Shares on the NYSE on December 31, 2025.
(3)Represents the unvested portion of a grant of RSUs, of which 1/3 vested on February 2, 2025, 1/3 vested on February 2, 2026 and the remainder will vest on December 1, 2026.
(4)Represents the unvested portion of a grant of RSUs, of which 1/3 vested on February 4, 2026, 1/3 will vest on February 4, 2027 and the remainder will vest on December 1, 2027.
(5)Represents the unvested portion of a grant of PSUs, which were earned over a three-year performance period that concluded on December 31, 2025, and vested on January 31, 2026 at 200% of the target amount granted (maximum performance), based on the Corporation’s non-GAAP adjusted EPS measured over the three-year performance period as compared to a predetermined target range approved by the HRCC as modified Celestica’s relative TSR achievement over the performance period.
(6)Represents PSUs which vest at the end of a three-year period that concludes on December 31, 2026 subject to pre-determined performance criteria. For such awards, each NEO was granted a target number of PSUs. The number of PSUs that will actually vest ranges from 0% to 200% of the target grant and will be primarily based on the Corporation’s non-GAAP adjusted EPS measured over the three-year performance period as compared to a predetermined target range approved by the HRCC, subject to modification by a factor ranging from -30% to +30% based on Celestica’s relative TSR achievement over the performance period.
(7)Represents PSUs which vest at the end of a three-year period that concludes on December 31, 2027 subject to pre-determined performance criteria. For such awards, each NEO was granted a target number of PSUs. The number of PSUs that will actually vest ranges from 0% to 200% of the target grant and will be primarily based on the Corporation’s non-GAAP adjusted EPS measured over the three-year performance period as compared to a predetermined target range approved by the HRCC, subject to modification by a factor ranging from -30% to +30% based on Celestica’s relative TSR achievement over the performance period.
Option Exercises and Stock Vested in 2025

The following table sets forth RSUs and PSUs that vested in fiscal 2025 for the NEOs. None of our NEOs held stock options as of December 31, 2025.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert A. Mionis	—	—	901,077	$129,901,148
Mandeep Chawla	—	—	236,151	$33,517,293
Jason Phillips	—	—	209,962	$30,077,033
Todd C. Cooper	—	—	206,084	$29,245,821
Yann Etienvre	—	—	196,628	$27,715,341
(1)The value of each RSU and PSU realized upon vesting is determined by multiplying the number of Common Shares underlying vested awards by the closing stock price of our Common Shares on the NYSE on the vesting date as set forth below. The value realized was determined without considering any taxes that were owed upon vesting.

Type of Award	Vesting Date	Price
RSU	January 31, 2025	$127.54
PSU & RSU	February 3, 2025	$122.28
RSU	December 1, 2025	$344.41
Defined Contribution Plans

Canadian Defined Contribution Plans
Mr. Chawla participates in the Corporation’s registered pension plan for Canadian employees (the “Canadian Pension Plan”) which is a defined contribution plan. The Canadian Pension Plan allows employees to choose how the Corporation’s contributions are invested on their behalf within a range of investment options provided by third-party fund managers. Retirement benefits depend upon the performance of the investment options chosen. Mr. Chawla also participates in an unregistered supplementary pension plan (the “Canadian Supplementary Plan”). This is also a defined contribution plan through which the Corporation provides an annual contribution of an amount equal to the difference between (i) the maximum annual contribution limit as determined in accordance with the formula set out in the Canadian Pension Plan and with the Canada Revenue Agency rules and (ii) 8% of the total base salary and paid annual incentives. Notional accounts are maintained for each participant in the Canadian Supplementary Plan. Participants are entitled to select from among the investment options available in the Canadian Pension Plan for the purpose of determining the return on their Canadian Supplementary Plan notional accounts.

U.S. Defined Contribution Plans
Messrs. Mionis, Phillips, Cooper and Etienvre participate in the Corporation’s U.S. retirement plans comprised of two defined contribution retirement programs, one of which qualifies as a deferred salary arrangement under section 401(k) of the U.S. Internal Revenue Code (the “401(k) Plan”). Under the 401(k) Plan, participating employees may defer 100% of their pre-tax earnings subject to any statutory limitations. The Corporation may make contributions for the benefit of eligible employees. The 401(k) Plan allows employees to choose how their account balances are invested on their behalf within a range of investment options provided by third-party fund managers. The Corporation contributes: (i) 3% of eligible compensation for the participant, and (ii) up to an additional 3% of eligible compensation by matching 50% of the first 6% contributed by the participant. The maximum contribution to the 401(k) Plan, based on the Internal Revenue Code rules and the 401(k) Plan formula for 2025 was $23,500 (plus an additional $7,500 for an individual over the age of 50). Messrs. Mionis, Phillips, Cooper and Etienvre also participate in a supplementary retirement plan that is also a defined contribution plan (the “U.S. Supplementary Plan”). Under the U.S. Supplementary Plan, the Corporation contributes to the participant an annual amount equal to the difference between 8% of the participant’s salary and paid incentive and the amount that Celestica would contribute to the 401(k) Plan assuming the participant contributes the amount required to receive the matching 50% contribution by Celestica. A notional account is maintained for Messrs. Mionis, Phillips, Cooper and Etienvre, and they are entitled to select from among the investment options available in the 401(k) Plan for the purpose of determining the return on their notional accounts.
For information regarding the Corporation’s contributions with respect to the NEOs in the Canadian Pension Plan and the 401(k) Plan, see the All Other Compensation column in the Summary Compensation Table above.
Nonqualified Deferred Compensation in 2025

Celestica does not maintain defined benefit pension plans in which NEOs participate. Messrs. Mionis, Phillips, Cooper and Etienvre participate in the U.S. Supplementary Plan, which is a non-qualified defined contribution plan. Mr. Chawla participates in the Canadian Supplementary Plan. Each of these plans is described above. Since all of the foregoing are defined contribution plans, Celestica’s obligations are fixed at the time contributions are made, rather than Celestica being liable for future potential shortfalls in plan assets to cover the fixed benefits that are promised in defined benefit plans.

U.S. Nonqualified Deferred Compensation Plan
The Celestica 2025 Executive Compensation Deferral Plan (the “ECDP”), which was effective July 1, 2025, is an unfunded deferred compensation plan sponsored for a select group of management or highly compensated employees. Participation in the ECDP is limited to individuals selected by the administrator, and individuals paid outside the United States by a non-U.S. affiliate are not eligible.
Under the terms of the ECDP, participants are permitted to elect to defer up to 50% of base salary, up to 100% of cash incentive compensation and (subject to administrator approval and applicable law) up to 100% of equity awards. Deferrals are credited after the compensation otherwise would have been paid and are fully vested when credited. Although the ECDP permits company discretionary matching contributions, the Corporation does not make, and is not required to make any matching contributions to participants.
Accounts are credited with gains and losses based on hypothetical “measuring investments” selected by participants from a list described in the plan’s enrollment guide, which is currently largely consistent with the investment opportunities provided to our executives under the company’s qualified defined contribution plan. Participants do not receive above market, preferential or guaranteed interest on deferred amounts, and all amounts are subject to typical market investment returns. Distributions generally commence automatically upon separation from service and are paid in a lump sum or in five or ten annual installments. Participants may revise distribution elections (including to delay payments) only if specified timing and minimum-delay requirements are satisfied.
The ECDP permits specified-date withdrawals (subject to multi-year minimum lead times) and in-service distributions in the event of an unforeseeable emergency, and it provides beneficiary payment mechanics upon death.
For 2025, NEOs were only permitted to elect to defer up to 100% of their CTI compensation earned during the plan effective date through December 31, 2025. No matching contribution was provided by the Corporation with respect to 2025. Mr. Cooper elected to participate in the ECDP for 2025. Given that the 2025 CTI was only paid in February 2026, no investment earnings, withdrawals or distributions occurred under the ECDP during 2025.

Nonqualified Deferred Compensation In 2025

		Executive contributions in last FY	Registrant contributions in last FY	Aggregate earnings in last FY	Aggregate withdrawals/ distributions	Aggregate balance at last FYE
Name	Plan Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)(2)	Aggregate earnings in last FY ($)	Aggregate withdrawals/Distributions ($)	Aggregate balance at last FYE ($)
Robert A. Mionis	U.S. Supplementary Plan	—	$332,626	$416,755	—	$3,150,239
Mandeep Chawla(3)	Canadian Supplementary Plan	—	$122,792	$79,574	—	$823,935
Jason Phillips	U.S. Supplementary Plan	—	$93,012	$186,132	—	$1,282,470
Todd C. Cooper	U.S. Supplementary Plan	—	$84,446	$80,471	—	$663,616
	ECDP	$423,941	—	—	—	$423,941
Yann Etienvre	U.S. Supplementary Plan	—	$87,292	$52,815	—	$362,667
(1)This amount is included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above.
(2)This amount is included in the “All Other Compensation” column in the Summary Compensation Table above.
(3)Amounts for Mr. Chawla were converted to U.S. dollars at the average exchange rate for 2025 of $1.00 equals C$1.3973.
Equity Compensation Plans

At the 2025 AGM, shareholders approved the 2025 Plan; thereafter we ceased granting equity-based incentives under our prior equity plans (which include, for the avoidance of doubt, the LTIP, the CSUP and the DSCP) (the “Prior Equity Plans”). Awards granted to the NEOs in 2025 prior to the 2025 AGM were granted under the CSUP. No Awards were granted to the NEOs in 2025 under the 2025 Plan. Outstanding awards under the Prior Equity Plans shall remain in effect in accordance with their terms until such awards expire, are cancelled or are exercised, at which points the Prior Equity Plans shall cease to have any further force and effect.

Securities Authorized for Issuance or Delivery Under Equity Compensation Plans
The following table provides information, as of December 31, 2025, for compensation plans under which equity securities of the Corporation may be issued or delivered:

Plan Category		Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
		(#)	($)	(#)
Equity Compensation Plans Approved by Securityholders	2025 Plan	85,473	N/A	6,914,527
	LTIP (Options)	38,629	10.58	—(2)
	LTIP (RSUs , PSUs and DSUs)	901,679	N/A	—(2)
	Total	1,025,781	N/A	6,914,527
Equity Compensation Plans Not Approved by Securityholders(3)	CSUP	2,071,466	N/A	—(2)
	DSCP	439,386	N/A	—(2)
	Total	2,510,852	N/A	—(2)
(1)Excluding securities that may be issued or delivered upon exercise of outstanding grants.
(2)No further awards will be granted under the LTIP, the CSUP or the DSCP. Outstanding awards under the LTIP, the CSUP and the DSCP will remain in effect in accordance with their terms until such awards expire, are cancelled or are exercised, at which points the LTIP, the CSUP and the DSCP shall cease to have any further force and effect.
(3)The Corporation is not permitted to issue shares from treasury to satisfy its obligations under the CSUP or the DSCP.

2025 Plan
Share Reserve

As of December 31, 2025, 6,914,527 Common Shares were reserved for issuance under the 2025 Plan, which represented approximately 6.0% of the issued and outstanding Common Shares. In addition, the following Common Shares will again be available for grant or issuance in connection with the exercise and settlement of awards under the 2025 Plan:
•1,850 shares subject to awards granted under the 2025 Plan that were subsequently forfeited or cancelled;
•No shares subject to awards granted under the 2025 Plan that otherwise terminate without shares being issued; and
•No shares were surrendered, cancelled, or exchanged for cash (but not shares surrendered to pay the exercise price or withholding taxes associated with the award).
As of December 31, 2025, the Corporation had a “gross overhang” of 6.1% under the 2025 Plan. “Gross overhang” refers to the total number of shares reserved for issuance from treasury under the 2025 Plan at any given time relative to the total number of shares outstanding. The Corporation’s “net overhang” (i.e., the total number of shares that have been reserved for issuance from treasury to satisfy outstanding equity grants under the 2025 Plan relative to the total number of shares outstanding) was 0.1%. As of December 31, 2025, the number of shares remaining available for future issuance from treasury under the 2025 Plan (i.e., excluding the net overhang) relative to the total number of shares outstanding was 6.0%.
As of December 31, 2025, the Corporation had an “overhang” for stock options of 6.1%, representing the number of shares reserved for issuance from treasury for outstanding stock options as at such date, together with shares reserved for potential future grants of stock options, relative to the total number of shares outstanding as at such date.
The Corporation had a “burn rate” for the 2025 Plan for 2025 (its first year of existence) of 0.1%. “Burn rate” is calculated by dividing the number of awards granted during the applicable year (including the target amount of PSUs granted), by the weighted average number of securities outstanding for the applicable year.
Administration
The 2025 Plan is administered by the HRCC. The HRCC has the authority to construe and interpret the 2025 Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2025 Plan. Awards under the 2025 Plan may be made subject to performance conditions and other terms.
Eligibility
Our employees, consultants and directors, and employees, consultants and directors of our affiliates, are eligible to receive awards under the 2025 Plan. As of December 31, 2025, approximately 1,500 employees, 9 non-employee directors, and 10 consultants are eligible for participation in the 2025 Plan. The HRCC will determine who will receive awards, and the terms and conditions associated with such awards. The HRCC will also determine the eligibility and any awards granted to any employee or non-employee director who is subject to Section 16 of the Securities Exchange Act of 1934, as amended. All awards granted under the 2025 Plan are discretionary and grants of awards thereunder do not entitle eligible individuals to future grants of awards. Awards granted under the 2025 Plan cannot be assigned or transferred. Subject to certain limited exceptions, non-employee directors may not receive awards in any calendar year in excess of US$750,000, and, with respect to Insiders (as defined in the 2025 Plan) of the Corporation, the total number of Common Shares issued to Insiders pursuant to all security based compensation arrangements of the Corporation within any one-year period may not exceed 10% of the number of Common Shares outstanding at the time of issuance (excluding any other shares issued under all security based compensation arrangements of the Corporation during such one-year period) and the total number of Common Shares reserved for issuance to Insiders pursuant to all security based compensation arrangements of the Corporation shall not exceed 10% of the number of shares outstanding at the time of reservation. The Board and the HRCC otherwise retain discretion in determining the quantum of any awards to any eligible participant, provided that in no event shall more than the maximum number of Common Shares issuable under the 2025 Plan be exceeded.
Term
The 2025 Plan will terminate ten years from the date our Board approved the plan, unless it is terminated earlier by our Board.
Award Forms and Limitations
The 2025 Plan authorizes the granting of stock awards, restricted shares, RSUs, PSUs, deferred share units and other awards valued wholly or partially in reference to or based on Common Shares or other property of the Corporation. An aggregate of 6,941,987 Common Shares were initially available for issuance under awards that may be granted pursuant to the 2025 Plan. For stock options that are intended to qualify as incentive stock options (“ISOs”), under Section 422 of the Code, the maximum number of Common Shares subject to ISO awards is 6,941,987.
Stock Options

The 2025 Plan provides for the grant of ISOs only to our employees. All options other than ISOs may be granted to our employees, directors and consultants. The exercise price of each option to purchase Common Shares must be at least equal to the fair market value of the Common Shares on the date of grant. The exercise price of ISOs granted to 10% or more shareholders must be at least equal to 110% of that value. Options granted under the 2025 Plan may be exercisable at such times and subject to such terms and conditions as the HRCC determines. The maximum term of options granted under the 2025 Plan is 10 years (five years in the case of ISOs granted to 10% or more shareholders). A participant may pay the exercise price due upon exercise of a stock option with cash or check, by way of a “cashless exercise” or on such other terms and conditions acceptable to the HRCC in administering the 2025 Plan.
Restricted Shares
The 2025 Plan provides for the grant of awards consisting of Common Shares subject to restrictions on sale and transfer. The price (if any) paid by a participant for a restricted shares award and the vesting will be determined by the HRCC. Unless otherwise determined by the HRCC at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested Common Shares will be forfeited to or repurchased by us. The HRCC may condition the grant or vesting of shares of restricted shares on the achievement of performance conditions and/or the satisfaction of a time-based vesting schedule.
Restricted Share Units
The 2025 Plan permits the issuance of RSUs to eligible employees, directors and consultants. RSUs granted under the 2025 Plan represent the right to receive Common Shares or cash payment at a specified future date and may be subject to vesting, forfeiture and other restrictions. The vesting schedule and expiration of any RSUs will be determined by the HRCC in administering the 2025 Plan.
Performance Share Units
The 2025 Plan permits the issuance of PSUs to eligible individuals. A PSU is an RSU that is settled upon the attainment of specific performance goals. A PSU may be settled in cash or in Common Shares. These awards are subject to forfeiture prior to settlement due to termination of a participant’s employment or failure to achieve the performance conditions. The vesting schedule and expiration of any PSUs will be determined by the HRCC in administering the 2025 Plan.
Deferred Share Units
The 2025 Plan permits the granting of RSUs with a deferral feature (“Deferred Share Units”) . Deferred Share Units granted under the 2025 Plan may be subject to vesting and forfeiture conditions during the applicable restriction period or periods as set forth in an award agreement. The HRCC will determine the terms and conditions for each Deferred Share Unit award including, without limitation, any vesting and performance criteria, subject to the conditions and limitations contained in the 2025 Plan. The vesting schedule and expiration of any Deferred Share Units will be determined by the HRCC in administering the 2025 Plan.
Director Share Units
The 2025 Plan permits the granting of RSUs to non-employee directors (“Director Share Units”). Like RSUs, Director Share Units represent the right to receive Common Shares or cash payment at a specified future date and may be subject to vesting, forfeiture and other restrictions. Director Share Units will be granted in accordance with our Director Compensation Policy in effect at the time of grant. The vesting schedule and expiration of any Director Share Units will be determined by the HRCC in administering the 2025 Plan.
Limits on Awards to Directors
The total compensation payable to a non-employee director for services performed as a director, including the grant date value of awards under the 2025 Plan, cash retainers, committee fees and other compensation, will generally not exceed $750,000 during any fiscal year.
Other Cash-Based Awards
The HRCC may grant other cash-based awards to participants in amounts and on terms and conditions determined in its discretion. Cash-based awards may be granted subject to vesting conditions or awarded without being subject to conditions or restrictions.
Restrictive Covenants
An award agreement under the 2025 Plan may provide that the right of the participant to vest in any award, or retain any benefit received in respect of an award, will terminate immediately upon the Participant’s violation of a non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any company policy or agreement between the participant and the Corporation. In the event of such a violation, the participant may be required to repay any amounts previously received in respect of such award.
Federal Income Tax Consequences
The following discussion summarizes certain United States Federal income tax considerations of awards under the 2025 Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.
•Restricted Shares, RSUs (including Deferred Share Units and Director Share Units) and PSUs. Participants subject to United States income tax will not realize ordinary income on the grant of a restricted stock award, but will realize ordinary income when the shares subject to the award become vested. The amount of ordinary income will be equal to the excess of the fair market value of the shares on the vesting date over the purchase price, if any, paid for the shares. We may allow a participant to elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for the shares. If such an election is made, the participant will not realize any additional taxable income when the shares become vested.
•Participants subject to United States income tax will not realize ordinary income on the grant of a restricted stock unit, Deferred Share Unit, Director Share Unit or PSU award, but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of the fair market value of the shares on the date they are issued over the purchase price, if any, paid for the award.
•Upon disposition of shares acquired under a restricted stock award, RSU, PSU, Deferred Share Unit award or Director Share Unit award, a participant subject to United States income tax will realize a capital gain or loss equal to the difference between the selling price and the sum of any amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.
•Stock Options. A participant subject to United States income tax will not realize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares over the option exercise price. The cost basis of the shares acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an ISO, the excess of the fair market value of the shares acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the ISO or within one year after the transfer of the shares to the participant, the participant does not realize taxable income as a result of exercising the ISO; the tax basis of the shares received for capital gain treatment is the option exercise price; any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price. For capital gain treatment on such a disposition, the tax basis of the shares will be their fair market value at the time of exercise.
•Company Tax Considerations. Subject to certain Internal Revenue Service code provisions, we generally will be entitled to a tax deduction in connection with an award under the 2025 Plan in an amount equal to the ordinary income realized by a participant subject to United States income tax and at the time the participant realizes such income (for example, on vesting and delivery of a performance award). As a general matter, while the HRCC considers tax deductibility as one of several relevant factors in determining compensation, it retains the flexibility to design and maintain executive compensation arrangements that it believes will attract and retain executive talent and result in strong returns to shareholders, even if such compensation is not deductible by us for federal income tax purposes.
New Plan Benefits
Because awards under the 2025 Plan are discretionary, benefits or amounts that will hereinafter be received by or allocated to the CEO, the NEOs, all current executive officers as a group, the non-employee directors as a group, and all employees who are not executive officers, are not presently determinable.
Termination of Service
Pursuant to the 2025 Plan and other than as set forth below, upon the termination of employment or other engagement between an eligible plan participant and the Corporation or its affiliate, (i) any unvested award granted under the 2025 Plan will terminate automatically on the date of such termination without any further action by the Corporation and will be forfeited without further notice or consideration, and (ii) to the extent such employment or other engagement is terminated by the Corporation for Cause (as defined in the 2025 Plan) or due to the participant’s resignation, all Common Shares subject to any outstanding award (whether vested or unvested) shall be forfeited automatically on the date of such termination without further notice or consideration. Notwithstanding the foregoing, the 2025 Plan provides that certain awards shall be treated in the following manner, dependent on the context in which an eligible participant’s employment or other engagement with the Corporation or any affiliate of the Corporation is terminated:
•Restricted Share Units. Upon termination for death, disability or any reason other than for Cause (other than where such participant is eligible for retirement as of the termination date), a pro-rata portion of any unvested RSUs shall automatically vest based on the number of completed days (in respect of any termination for death or disability) or full years (in respect of any termination for any reason other than for Cause) between the vesting commencement date of such award and date of termination, with the remainder being forfeited. Upon termination due to such participant’s retirement (including where such participant is eligible for retirement and is terminated for any reason other than for Cause), any unvested RSUs will remain outstanding and vest upon the original vesting dates as set forth in the underlying award agreement providing for such grant.
•Performance Share Units. Upon termination for retirement, disability or any reason other than for Cause, a pro-rata portion of any unvested PSUs shall remain outstanding and continue to have the opportunity to vest based on the number of completed days (in respect of any termination for retirement or disability) or full years (in respect of any termination for any reason other than for Cause) between the vesting commencement date of such award and date of termination, with the remainder being forfeited. Such pro-rata portion will vest at the conclusion of the performance period applicable to such PSUs based on actual performance as determined in accordance with the 2025 Plan and the underlying award agreement providing for such grant. Upon termination due to such participant’s death, a pro-rata portion of any unvested PSUs shall automatically vest based on the number of completed days between the vesting commencement date of such award and date of termination, with the remainder being forfeited.
•Stock Options. Upon termination for death or disability, all stock options that are held by such participant that are vested and exercisable will remain exercisable until the earlier of one year from the date of termination and original expiration date of such options; provided that in the event of termination by reason of disability, if such participant deceases within such exercise period, all vested and unexercised options shall be extended to the earlier of one year from the date of death and original expiration date of such options. Upon termination for any reasons other than for Cause or due to retirement, all options that are held by such participant that are vested and exercisable will remain exercisable until the earlier of 30 days from the date of termination and original expiration date of such options. Upon termination due to retirement, all unvested options will remain outstanding and will vest upon the original vesting dates as set forth in the underlying award agreement providing for such grant.
If there is a Change of Control (as defined in the 2025 Plan), and an eligible plan participant’s employment or engagement is terminated without Cause or for Good Reason (as defined in the 2025 Plan), either (i) within the earlier of the six month period preceding the Change of Control or the date of public disclosure in respect of any transaction which, if completed, would give rise to a Change of Control and (ii) the two year period following the Change of Control, such participant’s awards will fully vest on the later of (i) the date of the Change of Control) and (ii) the date of termination. For any PSUs or other award subject to performance-based vesting conditions, the number of Common Shares issued thereunder shall be determined on the basis that: (i) for awards subject to performance-based vesting conditions that were granted within 12 months prior to such determination date, based on the target level of performance specified within an award agreement unless actual performance at the time of Change of Control has exceeded the target performance in which case, actual performance shall apply; and (ii) for awards that were granted more than 12 months prior to the determination date, based on at least 100% of actual performance.
Additional Provisions
Unless otherwise provided in a grant agreement, awards granted under the 2025 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution. Unless otherwise restricted by the HRCC, awards that are non-ISOs may be exercised during the lifetime of the optionee only by the optionee, the optionee’s guardian or legal representative, or a family member of the optionee who has acquired the non-ISOs by a permitted transfer. Awards that are ISOs may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative. Subject to any required approval by the TSX or applicable securities regulatory authority having jurisdiction over the Corporation, in the event of, among other things, any extraordinary dividend or other distribution, Extraordinary Corporate Event (as defined under the 2025 Plan), Change of Control, issuance of warrants or other rights to purchase Common Shares or other securities of the Corporation, the HRCC may, in its discretion, provide for any or all of the following actions:

•to provide that an award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby;
•to provide that an award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the shares of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable grant, exercise or purchase price;
•to make adjustments in the number and type of shares (or other securities or property) subject to outstanding awards and/or with respect to which awards may be granted under the 2025 Plan and/or in the terms and conditions of, and the criteria included in, outstanding awards; provided that such adjustments result in substantially equivalent value being provided to the holders of outstanding awards;
•to replace an award with other rights or property of substantially equivalent value;
•to modify the terms of awards to add events, conditions or circumstances upon which the vesting of such awards or lapse of restrictions thereon will accelerate; and/or
•to deem any performance conditions satisfied at target, maximum or actual performance through closing of a corporate transaction or to provide for the performance conditions to continue after the closing.
In connection with an Extraordinary Corporate Event involving the Corporation, a Change of Control, or the Corporation’s or any of its subsidiaries’ acquisition of property or securities, substitute awards may be granted on such terms as the HRCC deems appropriate, notwithstanding limitations on awards in the 2025 Plan. Substitute awards granted will not count against the maximum number of Common Shares issuable pursuant to the exercise and settlement of awards granted under the 2025 Plan.
Amendments
To the extent permitted by applicable laws, the Board may amend, suspend or terminate the 2025 Plan at any time without shareholder or approval, provided that no amendment (or portion thereof): (a) may materially and adversely affect any award outstanding at the time of such amendment except as permitted by the terms of the 2025 Plan without the affected participant’s consent; and (b) shall be effective unless in compliance with applicable securities laws and approved by the shareholders of the Corporation to the extent shareholder approval is necessary to satisfy any applicable securities laws. For certainty, none of the following amendments will require shareholder approval:
•a change to the vesting provisions of any award granted under the 2025 Plan;
•a change to the provisions governing the effect of termination of a participant’s employment, contract or office;
•a change to accelerate the date on which any award may be exercised under the 2025 Plan;
•an amendment of the 2025 Plan or an award as necessary to comply with applicable law or the requirements of any other securities regulatory authority, the 2025 Plan, the participants or the shareholders;
•any amendment of a “housekeeping” nature, including without limitation those made to clarify the meaning of an existing provision of the 2025 Plan or any agreement, correct or supplement any provision of the 2025 Plan that is inconsistent with any other provision of the 2025 Plan or any agreement, correct any grammatical or typographical errors or amend the definitions in the 2025 Plan regarding administration of the 2025 Plan; or
•any amendment regarding the administration of the 2025 Plan.
Notwithstanding the foregoing, certain amendments will require shareholder approval, including the following:
•any increase in the maximum number of Common Shares that may be issuable pursuant to awards granted under the 2025 Plan, other than certain adjustments contemplated in the 2025 Plan;
•any reduction in the exercise price of an award benefiting an Insider, except in the case of an adjustment contemplated in the 2025 Plan;
•any extension of any date of expiration of an award benefiting an Insider, except in case of an extension due to a blackout period;
•any amendment to remove or to exceed the insider participation limits; and
•any amendment to certain amendment provisions in the 2025 Plan.

Long-Term Incentive Plan
We no longer grant equity-based incentives under the LTIP. Outstanding awards under the LTIP shall remain in effect in accordance with their terms until such awards expire, are cancelled or are exercised, at which point the LTIP shall cease to have any further force and effect.
The LTIP, which was approved by the Corporation’s shareholders, was the only securities-based compensation plan providing for the issuance of securities from treasury under which grants have been made by the Corporation from its listing on the TSX and the NYSE until the 2025 AGM. Under the LTIP, the Board of Directors may in its discretion from time to time grant stock options, share units (in the form of RSUs and PSUs) and stock appreciation rights (“SARs”) to employees and consultants of the Corporation and affiliated entities (and all such awards other than stock options to directors).
As of December 31, 2025, the Corporation had a “gross overhang” of 0.8% under the LTIP. “Gross overhang” refers to the total number of shares reserved for issuance from treasury under the LTIP at any given time relative to the total number of shares outstanding. The Corporation’s “net overhang” (i.e., the total number of shares that have been reserved for issuance from treasury to satisfy outstanding equity grants under the LTIP relative to the total number of shares outstanding) was 0.8%.
As of December 31, 2025, the Corporation had an “overhang” for stock options of 0.0%, representing the number of shares reserved for issuance from treasury for outstanding stock options as at such date, together with shares reserved for potential future grants of stock options, relative to the total number of shares outstanding as at such date.
The Corporation had a “burn rate” for the LTIP for each of the years 2025, 2024 and 2023 of 0.0%, 1.0% and 0.0%, respectively. “Burn rate” is calculated by dividing the number of awards granted during the applicable year (including the target amount of PSUs granted), by the weighted average number of securities outstanding for the applicable year.
The LTIP limits the number of Common Shares that may be (a) reserved for issuance to insiders (as defined under TSX rules for this purpose), and (b) issued within a one-year period to insiders pursuant to stock options, rights or share units granted pursuant to the LTIP, together with Common Shares reserved for issuance under any other employee- related plan of the Corporation or stock options for services granted by the Corporation, in each case to 10% of the aggregate issued and outstanding shares of the Corporation. The LTIP also limits the number of Common Shares that may be reserved for issuance to any one participant pursuant to stock options, SARs or share units granted pursuant to the LTIP, together with Common Shares reserved for issuance under any other employee-related equity plan of the Corporation or stock options for services granted by the Corporation, to 5% of the aggregate issued and outstanding shares.
Vested stock options issued under the LTIP may be exercised during a period determined as provided in the LTIP, which may not exceed ten years. The LTIP also provides that, unless otherwise determined by the Board of Directors, stock options will terminate within specified time periods following the termination of employment of an eligible participant with the Corporation or affiliated entities, including in connection with a change of control. The exercise price for stock options issued under the LTIP is the closing price for Common Shares on the last business day prior to the grant date. The TSX closing price is used for Canadian employees and the NYSE closing price is used for all other employees. The exercise of stock options may be subject to vesting conditions, including specific time schedules for vesting and performance-based conditions such as share price and financial results.
The interest of any participant under the LTIP is generally not transferable or assignable. However, the LTIP does provide that a participant may assign his or her rights to a spouse, or a personal holding company or family trust controlled by the participant, of which any combination of the participant, the participant’s spouse, minor children or grandchildren are shareholders or beneficiaries, as applicable.
Under the LTIP, eligible participants may be granted SARs, a right to receive a cash amount equal to the amount, if any, by which the market price of the Common Shares at the time of exercise of the SAR exceeds the market price of the Common Shares at the time of the grant. The market price used for this purpose is the weighted average price for Common Shares during the five trading days preceding the date of determination. The TSX market price is used for Canadian employees and the NYSE market price is used for all other employees. Such amounts may also be payable by the issuance of Common Shares (at the discretion of the Corporation). The exercise of SARs may also be subject to conditions similar to those which may be imposed on the exercise of stock options. To date, the Corporation has not granted any SARs under the LTIP.
Under the LTIP, eligible participants may be allocated share units in the form of PSUs or RSUs. Each vested RSU and PSU entitles the holder to receive one Common Shares on the applicable release date (however, the number of PSUs that may vest range from 0% to 200% of a target amount granted). The issuance of such shares may be subject to vesting requirements similar to those described above with respect to the exercisability of stock options and SARs, including such time and/or performance-based conditions as may be determined by the Board of Directors in its discretion. Under the

LTIP, the Corporation may (under the terms of the grant) authorize grantees to elect to settle vested RSUs or PSUs either in cash or Common Shares. Absent such permitted election, we intend to settle vested RSUs and PSUs in Common Shares. The number of Common Shares that may be issued to any one person pursuant to the share unit program shall not exceed 1% of the aggregate issued and outstanding shares. The number of Common Shares that may be issued under share units in the event of termination of employment without cause, death or long-term disability is subject to pro-ration, unless otherwise determined by the Corporation. The LTIP provides for the express designation of share units as either RSUs, which have time-based vesting conditions or PSUs, which have performance- based vesting conditions over a specified period. In the event a holder of PSUs retires, unless otherwise determined by the Corporation, the pro-rated vesting of such PSUs shall be determined based on the actual performance achieved during the period specified for the grant by the Corporation.
The following types of amendments to the LTIP or the entitlements granted under it require the approval of the holders of the voting securities by a majority of votes cast by shareholders present or represented by proxy at a meeting:
(a)increasing the maximum number of Common Shares that may be issued under the LTIP;
(b)reducing the exercise price of an outstanding stock option (including cancelling and, in conjunction therewith, regranting a stock option at a reduced exercise price);
(c)extending the term of any outstanding stock option or SAR;
(d)expanding the rights of participants to assign or transfer a stock option, SAR or share unit beyond that currently contemplated by the LTIP;
(e)amending the LTIP to provide for other types of security-based compensation through equity issuance;
(f)permitting a stock option to have a term of more than ten years from the grant date;
(g)increasing or deleting the percentage limit on Common Shares issuable or issued to insiders under the LTIP;
(h)increasing or deleting the percentage limit on Common Shares reserved for issuance to any one person under the LTIP (being 5% of the Corporation’s total issued and outstanding Common Shares and MVS);
(i)adding to the categories of participants who may be eligible to participate in the LTIP; and
(j)amending the amendment provision,
subject to the application of the anti-dilution or re-organization provisions of the LTIP.
The Board may approve amendments to the LTIP or the entitlements granted under it without shareholder approval, other than those specified above as requiring approval of the shareholders, including, without limitation:
(a)clerical changes (such as a change to correct an inconsistency or omission or a change to update an administrative provision);
(b)a change to the termination provisions for the LTIP or for a stock option as long as the change does not permit the Corporation to grant a stock option with a termination date of more than ten years from the date of grant or extend an outstanding stock option’s termination date beyond such date; and
(c)a change deemed necessary or desirable to comply with applicable law or regulatory requirements.

Celestica Share Unit Plan
We no longer grant equity-based incentives under the CSUP. Outstanding awards under the CSUP shall remain in effect in accordance with their terms until such awards expire, are cancelled or are exercised, at which point the CSUP shall cease to have any further force and effect.
The CSUP provided for the issuance of RSUs and PSUs in the same manner as provided in the LTIP, except that the Corporation was not permitted to issue shares from treasury to satisfy its obligations under the CSUP and there was no limit on the number of share units that may be issued as RSUs and PSUs under the terms of the CSUP. Issuances under the CSUP may be settled in cash or Common Shares at the discretion of the Corporation. The share units may be subject to vesting requirements, including any time-based conditions established by the Board of Directors at its discretion. The vesting of PSUs also requires the achievement of specified performance-based conditions as determined by the HRCC. There is no “burn rate” for the CSUP because issuances under the CSUP were not from treasury and were therefore non-dilutive.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-Public Information
During 2025, we did not grant stock options or similar awards having option-like features (“similar awards”) as part of our equity compensation programs. In addition, we do not anticipate granting stock options or similar awards during periods in which there is material nonpublic information about the Corporation, including during “blackout” periods or outside a “trading window” established in connection with the public release of earnings information under our insider trading policy. To the contrary, we anticipate that our Board would grant any stock options or similar awards on a predetermined schedule, with limited ad hoc grants, but in all instances without taking into account material nonpublic information in determining either the time or terms of such awards. Our executive officers will not be permitted to choose the grant date for their individual stock option grants, if any are granted. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Termination of Employment and Change in Control Arrangements with Named Executive Officers

CEO
The CEO Employment Agreement sets out the following severance entitlements for Mr. Mionis:

Termination for Cause (other than wilful misconduct, disobedience or wilful neglect of duty that is not trivial and that has not been condoned by the Corporation)
•amounts owed to Mr. Mionis up to the minimum statutory notice period
•unless otherwise required by applicable law, Mr. Mionis will not be entitled to any payment under the CTI not already paid and
•all unvested grants will be forfeited

Termination without Cause
•base salary up to and including the termination date
•a lump sum amount equal to any payments accrued under the CTI in respect of the fiscal year preceding the fiscal year during which his termination occurs, if any
•a lump sum amount equal to two times his eligible earnings (such eligible earnings calculated as his annual base salary plus the lesser of (a) his target payment under the CTI for the fiscal year during which his termination occurs based on target achievement of the CPF of 1.0 and an IPF of 1.0, and (b) payment received under the CTI for the fiscal year preceding the fiscal year during which termination occurs)
•vacation pay earned but unpaid up to and including the date of termination and for the statutory notice period
•a lump sum cash settlement of contributions to, or continuation of his pension and retirement plans for a two-year period
•continued benefits coverage and perquisites for the statutory notice period and, following the statutory notice period, a one-time lump sum payment of $100,000 in lieu of all future benefits and perquisites
•(a) any stock options granted to him vest immediately, (b) the unvested PSUs granted to him vest immediately pro-rata at the target level of performance specified in the terms of the PSU grant, and (c) the RSUs granted to him vest immediately

Death
•no entitlement to severance
•(a) vested stock options may be exercised for a period and unvested stock options are forfeited on the date of death, (b) RSUs will vest immediately on a pro rata basis based on the ratio of (i) the number of days of employment completed from the date of grant and date of death to (ii) the number of days between the date of grant and the vest date, and (c) PSUs vest at 100% of target and are prorated based on the number of days between the date of grant and death

Resignation
•three months' base salary in lieu of the resignation notice period
•a lump sum amount equal to the payments under the CTI in respect of the fiscal year preceding the fiscal year in which the termination date falls, if such amount has not already been paid to Mr. Mionis
•(a) vested stock options may be exercised for a period of 30 days and unvested stock options are forfeited on the resignation date and (b) all unvested RSUs and PSUs are forfeited on the resignation date

Retirement
•no entitlement to severance
•a lump sum amount equal to the payments under the CTI in respect of the fiscal year preceding the fiscal year in which the termination occurs
•(a) stock options continue to vest and are exercisable until the earlier of three years following retirement and the original expiry date, (b) RSUs will continue to vest on their vesting dates, and (c) PSUs vest based on actual performance on a pro rata basis based on the percentage represented by the number of days of employment completed between the date of grant and the date of retirement as compared to the total number of days from the date of grant to the vesting date

Termination for Good Reason or Without Cause during a Change of Control Period or a Potential Change of Control Period (“double trigger”)
•severance pay including (a) base salary up to the termination date, (b) a lump sum payment equal to three years of base salary, (c) a lump sum payment equal to three years of target CTI, (d) any payments under the CTI in respect of the fiscal year preceding the fiscal year in which the termination date falls, if such amount has not already been paid to Mr. Mionis, (e) vacation pay earned but unpaid up to and including the termination date and for the statutory notice period, and (f) a lump sum payment equal to three times the contributions/credit allocated to the pension plans on his behalf in the year preceding the termination date less the contributions the Corporation is required to make
•continued benefits covering and perquisites for the statutory notice period and, following the statutory notice period, continued medical benefits at similar coverage levels as existed immediately prior to the Change in Control for a two year period by the purchasing company or with a third party insurance policy.
•participate in the pension plans for the statutory notice period
•RSU and PSUs will be fully vested on, and the release date will be the later of (a) the date of the Change of Control; and (b) the employment termination date, PSUs will vest as follows: (i) for PSUs granted within 12 months of the Change of Control or termination date, based on the specified target level of performance, unless actual performance at the time of Change of Control has exceeded target performance in which case actual performance will apply; and (ii) for PSUs granted within 13 to 36 months of the Change of Control or termination date, based on a performance factor of at least 100% of actual performance (the Board may also consider other appropriate factors in its sole discretion)

Terms used in the above table have the meanings ascribed to such terms in the CEO Employment Agreement, which is filed as an exhibit to the 2024 Form 10-K.
The foregoing entitlements are conferred on Mr. Mionis in part upon his fulfillment of certain confidentiality, non-solicitation and non-competition obligations for a period of two years following termination of his employment. In the event of a breach of such obligations, the Corporation is entitled to seek appropriate legal, equitable and other remedies, including injunctive relief.
The entitlements described in the above table are subject to recoupment if it is determined that Mr. Mionis has committed a material breach of certain post-employment provisions for a period of two years following termination of his employment.

Other NEOs
We maintain the Executive Policy Guidelines that describe our policies for providing severance entitlements to our executives (other than Mr. Mionis who is subject to the CEO Employment Agreement), which are based on factors such as the reason for termination and the executive’s length of service. The Executive Policy Guidelines are discretionary and changes to the Executive Policy Guidelines may be made by the Corporation at any time and for any reason in the Corporation’s sole discretion. As such, no executive is guaranteed to receive severance pursuant to the Executive Policy Guidelines. However, for purposes of this Proxy Statement, we have summarized the severance guidelines as currently in effect under the Executive Policy Guidelines, which would apply to Messrs. Chawla, Phillips, Cooper and Etienvre:

Termination without Cause
•eligible to receive a severance payment up to two times annual base salary and the lower of target or actual annual incentive for the previous year (“Eligible Earnings”), subject to adjustment for factors including length of service, together with a portion of their annual incentive for the year, prorated to the date of termination
•(a) vested stock options may be exercised for a period of 30 days and unvested stock options are forfeited on the termination date, (b) RSUs shall vest immediately on a pro rata basis based on the ratio of (i) the number of full years of employment completed between the date of grant and termination of employment, to (ii) the number of years between the date of grant and the vesting date, and (c) PSUs vest based on actual performance on a pro rata basis based on the ratio of (i) the number of full years of employment completed between the date of grant and the termination of employment, to (ii) the number of years between the date of grant and the vesting date

Termination following a Change of Control without Cause or for Good Reason either (a) within the earlier of six months preceding a Change of Control or the public disclosure of a transaction, which, if completed, would give rise to a Change of Control and (b) two years following a Change in Control (“double trigger” provision)

•eligible to receive a severance payment of 24 months of Eligible Earnings and continued medical benefits consistent with the severance period.
•RSUs and PSUs will be fully vested on, and the release date will be the later of (a) the date of the Change of Control; and (b) the employment termination date, PSUs will vest as follows: (i) for PSUs granted within 12 months of the Change of Control or termination date, based on the specified target level of performance, unless actual performance at the time of Change of Control has exceeded target performance in which case actual performance shall apply; and (ii) for PSUs granted within 13 to 36 months of the Change of Control or termination date, based on a performance factor of at least 100% of actual performance (the Board may also consider other appropriate factors in its sole discretion)

Termination with Cause	•no entitlement to severance benefit •all vested and unvested options, and other unvested equity is forfeited on the termination date
Retirement
•no entitlement to severance benefit
•(a) stock options continue to vest and are exercisable until the earlier of three years following retirement and the original expiry date (or, if earlier, one year after death), (b) RSUs will continue to vest on their vesting dates, and (c) PSUs vest based on actual performance on a pro rata basis based on the percentage represented by the number of days of employment completed between the date of grant and the date of retirement as compared to the total number of days from the date of grant to the vesting date

Resignation
•no entitlement to severance benefit
•(a) vested stock options may be exercised for a period of 30 days and unvested stock options are forfeited on the resignation date and (b) all unvested RSUs and PSUs are forfeited on the resignation date

Death
•no entitlement to severance benefit

•(a) vested stock options may be exercised for the one-year period following the date of death and unvested stock options are forfeited on the date of death, (b) RSUs will vest immediately on a pro rata basis based on the ratio of (i) the number of days of employment completed from the date of grant and date of death to (ii) the number of days between the date of grant and the vest date, and (c) PSUs vest at 100% of target and are prorated based on the number of days between the date of grant and death

Terms used in the above table have the meanings ascribed to such terms in the applicable equity compensation plans, which are filed as exhibits to the 2025 Form 10-K and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.
Additionally, the Executive Policy Guidelines provide that executives whose employment has been terminated will have their pension and benefits coverage treated according to the terms of the plans in which they participate.
The entitlements described in the above table are subject to recoupment if it is determined that the executive has committed a material breach of certain post-employment provisions for a period of two years following termination of their employment.

Potential Payments Upon Termination or Change of Control
Estimates of the compensation that each of our NEOs would be entitled to receive under various termination events is described in the table below, assuming that their employment terminated on December 31, 2025, the last business day of the fiscal year.
Any actual compensation received by our NEOs under the circumstances set forth below may be different than we describe because many factors affect the amount of any compensation received, including severance pursuant to the discretionary Executive Policy Guidelines. These factors include: the date of the executive’s termination of employment; the executive’s base salary at the time of termination; the Corporation’s share price at the time of termination; and the executive’s age and service with the Corporation at the time of termination. In addition, in connection with a particular termination of employment, the Corporation and the NEO may mutually agree on severance terms that vary from those provided in pre-existing agreements or policies.
In all cases, if an NEO was terminated with Cause or by the NEO without Good Reason on December 31, 2025, such NEO would have been entitled only to the payment of amounts that had accrued at the time of termination, but had not been paid (other than payments under the CTI, for which a participant must be in the employ of the Corporation at the time of payment, which is in the year subsequent to the year of determination, following the closing of the books for such year).
The table includes only benefits that would result from the stated event, not vested benefits (e.g., accrued salary and vacation pay) that are payable irrespective of the reason for termination. The following table does not include payments under the Corporation’s (or its subsidiaries’) 401(k) Plans, or the Corporation’s life insurance or disability plans, as these plans are available to all salaried employees generally and do not discriminate in scope, terms or operation, in favour of our executive officers.
In addition, benefits under the Executive Policy Guidelines are presented at maximum, notwithstanding that such payments are subject to adjustment, and are completely discretionary.

Potential Payments on Termination or Change of Control

Name	Death	Disability	Retirement(1)	Involuntary Termination Without Cause or Resignation with Good Reason	Termination without Cause or Resignation for Good Reason During Change In Control Period
Robert A. Mionis
Base Salary	$—	$—	$—	$2,300,000	$3,450,000
Bonus	$—	$—	$1,725,000	$3,450,000	$5,175,000
Benefits Continuation	$—	$—	$—	$100,000	$100,000
SERP & 401K Continuation	$—	$—	$—	$707,252	$1,060,878
Vesting of Time-based RSUs(2)	$22,253,057	$22,253,057	$30,674,858	$30,674,858	$30,674,858
Vesting of Performance-based PSUs(2)	$265,952,661	$265,952,661	$265,952,661	$265,952,661	$291,635,228
TOTAL	$288,205,718	$288,205,718	$298,352,519	$303,184,771	$332,095,964
Mandeep Chawla
Base Salary	$—	$—	$—	$1,200,000	$1,200,000
Bonus	$—	$—	$600,000	$1,200,000	$1,200,000
Benefits Continuation	$—	$—	$—	$—	$23,421
Vesting of Time-based RSUs(2)	$4,816,563	$4,816,563	$—	$1,818,593	$6,614,569
Vesting of Performance-based PSUs	$61,971,219	$61,971,219	$—	$61,971,219	$67,491,902
TOTAL	$66,787,782	$66,787,782	$600,000	$66,189,812	$76,529,892
Jason Phillips
Base Salary	$—	$—	$—	$1,150,000	$1,150,000
Bonus	$—	$—	$460,000	$920,000	$920,000
Benefits Continuation	$—	$—	$—		$38,823
Vesting of Time-based RSUs(2)	$4,816,563	$4,816,563	$—	$1,818,593	$6,614,569
Vesting of Performance-based PSUs(2)	$59,186,572	$59,186,572	$—	$59,186,572	$64,707,255
TOTAL	$64,003,135	$64,003,135	$460,000	$63,075,165	$73,430,647
Todd C. Cooper
Base Salary	$—	$—	$—	$1,060,000	$1,060,000
Bonus	$—	$—	$424,000	$848,000	$848,000
Benefits Continuation	$—	$—	$—	$—	$41,745
Vesting of Time-based RSUs(2)	$4,187,546	$4,187,546	$—	$1,636,793	$5,689,310
Vesting of Performance-based PSUs	$54,110,453	$54,110,453	$—	$54,110,453	$58,814,861
TOTAL	$58,297,999	$58,297,999	$424,000	$57,655,246	$66,453,916
Yann Etienvre
Base Salary	$—	$—	$—	$1,100,000	$1,100,000
Bonus	$—	$—	$440,000	$880,000	$880,000
Benefits Continuation	$—	$—	$—	$—	$40,929
Vesting of Time-based RSUs(2)	$4,391,291	$4,391,291	$—	$1,682,267	$6,003,839
Vesting of Performance-based PSUs	$54,376,971	$54,376,971	$—	$54,376,971	$59,368,539
TOTAL	$58,768,262	$58,768,262	$440,000	$58,039,238	$67,393,307

(1)As of December 31, 2025, Mr. Mionis is the only NEO that meets retirement eligibility requirements under the LTIP. Retirement eligibility requires all of the following criteria to be met: (i) 55 years of age or older; (ii) five years of employment; and (iii) the combination of age and service years must be 65 or greater. LTIP treatment for retirement eligible employees is as follows: (i) unvested RSUs continue to vest in full as per the regular vest dates with no pro-rating; and (ii) PSUs will vest on the scheduled vesting date based on the level of actual performance on a pro-rata basis based on the ratio of: (a) the number of days of employment completed since the grant date, to (b) the number of days between the grant date and the scheduled vesting date.
(2)The value of RSU and PSU acceleration is equal to the market price of a Common Share on December 31, 2025 ($295.61), multiplied by the number of RSUs or PSUs that become vested or non-forfeitable as a result of the triggering event.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of SEC Regulation S-K, we are providing the following information regarding the relationship between executive compensation actually paid and certain financial performance measures of the Corporation for the fiscal years shown.

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for non- PEO NEOs ($)	Average Compensation Actually Paid to non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based on		Net Income ($)(M)	Adjusted Earnings Per Share ($)
					Total Shareholder Return (TSR) ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$17,416,332	$320,849,085	$4,024,535	$69,437,023	$2,656	$160	$832.5	$6.05
2024	$14,994,451	$138,928,408	$3,709,736	$32,293,639	$829	$137	$428.0	$3.88
2023	$13,464,727	$66,304,466	$3,486,199	$16,914,031	$263	$106	$244.4	$2.46
2022	$12,037,172	$17,489,671	$3,418,278	$4,328,888	$101	$75	$180.1	$1.94
Column (b) reflects compensation amounts reported in the “Total” column of the Summary Compensation Table for Robert A. Mionis, the President and CEO, for the respective years shown.
Column (c) regarding “Compensation Actually Paid” (“CAP”) to the CEO in each of 2025, 2024, 2023 and 2022 reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (c) of the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year.

Compensation Actually Paid to PEO:	2025	2024	2023	2022

Summary Compensation Table Total	$17,416,332	$14,994,451	$13,464,727	$12,037,172
Less: Equity Award Values Reported in SCT for the Year	-$12,438,800	-$10,209,050	-$9,174,809	-$7,891,200
Plus: Year-End Fair Value for Equity Awards Granted in the Year that Remained Unvested as of Year-End	$31,500,497	$27,431,000	$22,377,208	$7,155,008
Year over Year Change in Fair Value of Outstanding Unvested Equity Granted in Prior Years	$237,639,315	$94,402,772	$35,156,930	$5,629,129
Change in Fair Value of Equity Awards from Last Day of Prior Year to Vesting Date that Vested during the Year from Prior Years	$46,731,741	$12,309,235	$4,480,410	$559,562
Less: Fair Value of Equity Awards Forfeited during the Year	—	—	—	—
Compensation Actually Paid	$320,849,085	$138,928,408	$66,304,466	$17,489,671
Column (d) includes the following non-CEO NEOs (collectively, the “Non-CEO NEOs”) in the average figures shown: Mandeep Chawla, Jason Phillips, Todd Cooper and Yann Etienvre.
Column (e) reflects average “compensation actually paid” for our non-CEO NEOs in each of 2025, 2024, 2023 and 2022 in the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (e) of the table above do not reflect the actual amount of compensation earned by or paid to our non-CEO NEOs during the applicable year.

Compensation Actually Paid to Non-PEO NEOs:	2025	2024	2023	2022

Summary Compensation Table Total	$4,024,535	$3,709,736	$3,486,199	$3,418,278
Less: Equity Award Values Reported in SCT for the Year	-$2,377,507	-$2,139,705	-$1,993,320	-$1,904,300
Plus: Year-End Fair Value for Equity Awards Granted in the Year that Remained Unvested as of Year-End	$6,021,177	$5,749,243	$4,862,016	$1,726,644
Year over Year Change in Fair Value of Outstanding Unvested Equity Granted in Prior Years	$51,216,583	$21,745,263	$9,410,083	$1,027,977
Change in Fair Value of Equity Awards from Last Day of Prior Year to Vesting Date that Vested during the Year from Prior Years	$10,552,235	$3,229,102	$1,149,053	$60,289
Less: Fair Value of Equity Awards Forfeited during the Year	—	—	—	—
Compensation Actually Paid	$69,437,023	$32,293,639	$16,914,031	$4,328,888
Column (f) represents, for the relevant fiscal year, the cumulative TSR of Celestica for the measurement periods ending on December 31 of each of 2025, 2024, 2023 and 2022, respectively.

Column (g) represents, for the relevant fiscal year, the cumulative TSR of the peer group consisting of the S&P Americas BMI Technology Hardware & Equipment Index (“Peer Group TSR”) for the measurement periods ending on December 31 of each of 2025, 2024, 2023 and 2022, respectively.
Column (h) reflects the Corporation’s net income for 2025, 2024, 2023 and 2022.
Column (i) in respect of the company-selected measure is adjusted earnings per share for each of 2025, 2024, 2023 and 2022. See About the Information in this Proxy Statement — Note Regarding Non-GAAP Financial Measures and Appendix B — Non-GAAP Financial Measures.

Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the following graphs illustrate the relationship between the amounts disclosed in the Pay Versus Performance Table above, as CAP to TSR, peer group TSR, Net Income and Adjusted EPS.
CAP Compared to Celestica TSR and Peer Group TSR
CAP Compared to Net Income

CAP Compared to Celestica Adjusted EPS
Tabular List of Performance Measures
The following is a list of the financial performance measures (unranked) that the Corporation considers to be the most key measures used to link compensation actually paid to its NEOs for the most recently completed fiscal year to the financial performance of the Corporation:

Revenue
Adjusted operating margin
Non-GAAP free cash flow
Adjusted EPS
Relative TSR
CEO Pay Ratio

In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of all employees of the Corporation and the annual total compensation of Mr. Mionis, our CEO.

CEO Pay Ratio Disclosure
CEO Annual Total Compensation	$17,416,332
Median of Annual Total Compensation of all other Celestica Employees	$13,855
Ratio of Annual Total Compensation of CEO to Median Annual Total Compensation of all other Celestica Employees	1,257

Methodology
Our CEO pay ratio is an estimate calculated in a manner consistent with SEC rules and based upon our reasonable judgment and assumptions.

Consideration Population
As of December 31, 2025, we employed 27,781 employees worldwide that meet the definition of employee under item 402(u), other than our CEO. No countries were excluded.

Identifying Our Median Employee
In determining our median employee, we used fiscal year 2025 target total cash compensation (base salary plus target cash bonus). Equity-based compensation was not included as it is limited to director-level and above employees which would not impact the determination of the median employee. Adjustments were made to annualize salaries of all newly hired full-time employees who did not work for the entire fiscal year 2025. For employees located outside the U.S., compensation was converted to U.S. dollars using the spot exchange rate as of December 31, 2025. Using this methodology, we determined that, as of December 31, 2025, the median employee was a full-time employee based in Malaysia whose total 2025 compensation including base salary, annual incentive and all other compensation components, was $13,855.
The fiscal 2025 annual total compensation of Mr. Mionis, our CEO, at fiscal year end, was $17,416,332 as set forth in the Summary Compensation Table. The ratio of our CEO’s annual total compensation to our median employee’s annual total compensation was 1,257:1.
To provide some context for the above CEO pay ratio, as a large global manufacturing company, our business operations rely heavily on employees outside of both Canada and the United States. Of the 27,781 employees included in our analysis, over 85% are located outside of both Canada and the United States. The compensation levels of our employees differ from country to country based on market trends and local currency foreign exchange rates. We annually conduct competitive market pay analysis in all countries we operate in to help ensure we remain competitive with local market practices.
We believe the disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, this disclosure may not be comparable to the pay ratio reported by other companies.

DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
To be considered for inclusion in Celestica’s proxy materials relating to the 2027 Annual Meeting of Shareholders a shareholder proposal must be submitted in writing and received at the Corporation’s principal executive offices (as set forth below) on or before: (i) December 10, 2026 for proposals submitted pursuant to Rule 14a-8 under the Exchange Act (in the event such meeting is not advanced or delayed by more than 30 calendar days from the anniversary of the Meeting); or (ii) March 22, 2027 for proposals submitted pursuant to the OBCA; provided that such shareholder proposal satisfies all other requirements for shareholder proposals under Rule 14a-8 or the OBCA, as applicable. Any such proposals should be submitted to: the Corporate Secretary at 5140 Yonge Street, Suite 1900, Toronto, Ontario. Shareholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must provide the Corporation notice that sets forth the information required by Rule 14a-19 under the Exchange Act postmarked to the Corporation at the address set forth above no later than March 22, 2027 to comply with the SEC’s universal proxy rules.
In addition, the Advance Notice By-Law provides that shareholders seeking to nominate candidates for election as directors must give timely notice in writing to the Corporate Secretary of the Corporation. To be timely, in the case of Celestica’s next annual meeting, such notice must be properly given, not less than 30 days prior to the date of the meeting (and not less than 40 days in the event that Celestica uses “notice-and-access” for delivery of proxy-related materials in respect of such meeting); provided, however, that in the event that the meeting is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile both on SEDAR+ at www.sedarplus.com and on EDGAR at www.sec.gov, of the date of the meeting was made, notice by the nominating shareholder must be properly given not later than the close of business on the tenth day following the Notice Date.

GENERAL INFORMATION ABOUT THE MEETING
Annual Meeting

Q.WHAT MATTERS WILL BE CONSIDERED AT THE MEETING?
A.Shareholders will receive and consider the financial statements of the Corporation for the year ended December 31, 2025, together with the report of the auditor thereon. In addition, shareholders will be voting on the following matters: (i) election of each individual director to the Board of Directors of the Corporation for the ensuing year; (ii) appointment of an auditor for the Corporation until the next annual meeting of shareholders and authorization of the Board to fix the auditor’s remuneration; and (iii) an advisory vote to approve NEO compensation.
Q.HOW DO I GET A PAPER COPY OF THE PROXY MATERIALS?
A.You may request paper copies of this Proxy Statement and our 2025 Form 10-K at no cost up to one year from the date that this Proxy Statement was filed on EDGAR and SEDAR+. In order to receive a paper copy before the date of the Meeting, your request should be received at least 10 days prior to the date of the Meeting.
Shareholders of Record: Prior to the Meeting, shareholders of record may request paper copies of this Proxy Statement and our 2025 Form 10-K by calling the Corporation’s registrar and transfer agent, Computershare Investor Services Inc. (“Computershare”), toll-free at 1-866-962-0498 or direct, from outside of North America at 514-982-8716 and entering your Control Number as indicated on your proxy card or Notice of Internet Availability of Proxy Materials (“Notice”).
Beneficial Holders: Prior to the Meeting, beneficial holders may request paper copies of this Proxy Statement and our 2025 Form 10-K by visiting www.proxyvote.com or by calling 1-877-907-7643 (toll free in Canada and the United States) and entering the control number located on the voting instruction form provided to you and following the instructions. If you are calling from outside Canada or the United States, or you do not have a 16-digit control number, you can call (English) 1-303-562-9305 or (French) 1-303-562-9306 to request a paper copy of the Meeting Materials/Proxy Statement.
If you request a paper copy of this Proxy Statement, you will not receive a new proxy card or voting instruction form, so you should keep the original form sent to you in order to vote at the Meeting.
Following the Meeting, you may request paper copies of the Meeting Materials by calling Broadridge Investor Communication Solutions (“Broadridge”) at 1-877-907-7643 within North America, or direct, from outside of North America at 1-303-562-9305 (English) and 1-303-562-9306 (French).
Q.WHO IS ENTITLED TO VOTE?
A.Any holder of Common Shares of the Corporation at the close of business on March 27, 2026 or such holder’s duly appointed proxyholders or representatives are entitled to vote.
There were 114,969,189 Common Shares (which carry one vote per share) issued and outstanding on such date. The Corporation has no other class of stock outstanding.
Q.WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A BENEFICIAL HOLDER?
A.Shareholders of Record: If your Common Shares are registered directly in your name on a share certificate or a direct registration system statement, you are considered the shareholder of record with respect to those Common Shares. If you are a shareholder of record, the Meeting Materials, or the Notice, have been sent or provided directly to you.
Beneficial Holders: If your Common Shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those Common Shares. However, you are still considered the beneficial holder of those Common Shares, and your Common Shares are said to be held in “street name.” Beneficial holders generally cannot submit a proxy or vote their Common Shares directly and must instead instruct the broker, bank, trust or other nominee on how to vote their Common Shares using the methods described in the voting instruction form provided by the intermediary holding your shares.

Q.HOW DO I ATTEND THE MEETING?
A.The Meeting will be held at Celestica’s headquarters at 5140 Yonge Street, Suite 1900, Toronto, Ontario and virtually at https://meetnow.global/MXNN6MT. Only shareholders of record and holders of a validly issued proxy registered with Computershare are entitled to attend, ask questions and vote at the Meeting in person. If attending the Meeting in person, register with a representative of our transfer agent, Computershare, to receive a ballot when you arrive. We encourage you to access the Meeting virtually prior to the start time. Online access will begin at 8:30 a.m. EDT. You will be required to enter a 15-digit control number, which can be found on your Notice, proxy card, electronic notification or voting instructions included with your proxy materials. Instructions on how to connect and participate in the Meeting virtually are described herein and posted on the Corporation’s website at www.celestica.com/shareholder-documents.
To access copies of the proxy materials and vote online, go to https://www.envisionreports.com/CLSQ2026 before the Meeting and follow the instructions for voting on the Notice.
In order to participate in the Meeting virtually, shareholders of record must have a valid 15-digit Control Number and duly appointed Appointees (as defined below) must have received an email from Computershare containing an Invite Code. Voting at the Meeting virtually will only be available subject to the procedures described under How Do I Vote if I am a Shareholder of Record? and How Do I Vote If I Am a Beneficial Shareholder? Shareholders of record who have appointed and registered an Appointee may attend the Meeting virtually by clicking the “Invitation” button and completing the online form but will be unable to participate in, or vote at, the Meeting virtually. Beneficial holders who have not appointed and registered themselves or who have appointed and registered an Appointee may attend the meeting by clicking “Guest” and completing the online form, but will be unable to participate in, or vote at, the Meeting virtually. See Can a Shareholder of Record Appoint Someone Other Than the Proxy Nominees To Vote Their Shares At The Meeting? below for further information about Appointees.
United States Beneficial Shareholders: To attend and vote at the virtual meeting, you must first obtain a valid Legal Proxy from your broker, bank or other agent and then register in advance to attend the meeting. Follow the instructions from your broker or bank included with the Proxy Materials or contact your broker or bank to request a Legal Proxy. After first obtaining a valid Legal Proxy from your broker, bank or other agent, you must submit a copy of your Legal Proxy to Computershare in order to register to attend the meeting. Requests for registration should be sent:
By mail to:
COMPUTERSHARE
320 BAY STREET, 14th FLOOR
TORONTO, ON M5H 4A6
By email at: USLegalProxy@computershare.com
Requests for registration must be labeled as “Legal Proxy” and be received by no later than 9:30 a.m. EDT on May 14, 2026.
You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the Meeting and vote your shares at virtually at https://meetnow.global/MXNN6MT during the meeting. Please note that you are required to register your appointment at www.computershare.com/Celestica.
Q. WHAT IS A QUORUM FOR THE MEETING?
A.Persons present not being less than two in number and holding or representing by proxy not less than 35% of the total number of the issued shares of the Corporation for the time being enjoying voting rights at the Meeting is necessary to constitute a quorum.
Q. HOW DO I ASK QUESTIONS DURING THE MEETING?
A.Both online and in person, shareholders of record or their registered Appointees will have opportunities to participate in the Meeting.
Only shareholders of record or registered Appointees may submit questions (or vote) while connected to the Meeting virtually on the Internet. If you wish to submit a question, you may do so by logging into the virtual meeting platform at https://meetnow.global/MXNN6MT, typing the question into the Q&A tab at the top of the screen. Shareholders of record attending as guests and non-shareholders of record who have not appointed themselves or an Appointee may attend the Meeting but will be unable to submit questions or vote at the Meeting. Additional information regarding the ability of participants to ask questions during the Meeting virtually will be made available within the Meeting’s online platform by clicking on the “Documents” tab at the top right of the screen.
The Chair of the Meeting or members of management present at the Meeting will respond to questions from registered shareholders or registered Appointees relating to a matter to be voted on at the Meeting before a vote is held on such matter, if applicable. General questions will be addressed by the Chair of the Meeting and other members of management following the end of the Meeting during the question period. For any submissions made but not addressed during the question period following the end of the Meeting, a member of the Corporation’s management will attempt to contact such shareholder to respond to the submission to the extent the shareholder has provided an email address within their submission.
Q. WHAT IF I HAVE TECHNICAL DIFFICULTIES ACCESSING THE MEETING VIRTUALLY?
A.If shareholders (or their Appointees) encounter any difficulties accessing the Meeting virtually during the check-in or meeting time, they may attend the Meeting virtually by clicking “Guest” and completing the online form. Participants should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Meeting virtually.
Voting

Q.WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER?
A.If a quorum is present, the vote required to approve each of the matters is as follows:

	Required Vote	Board Voting Recommendation
Matter 1: Election of Directors	Majority of the votes cast*	✓ FOR
Matter 2: Approval of Appointment of Auditor and Authority of Board to Fix Auditor Remuneration	Majority of the votes cast†	✓ FOR
Matter 3: Advisory Vote to Approve Named Executive Officer Compensation	Majority of the votes cast	✓ FOR
* See Matter 1: Election of Directors for a description of our Majority Voting Policy.
† In accordance with the OBCA, shareholders will be given the opportunity to vote for or withhold from voting with respect to this matter.

For purposes of determining the number of votes cast with respect to these matters, only those cast “For,” “Withheld” or “Against”, as applicable, are included; abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting. With respect to determining whether a proposal will pass, voting “WITHHOLD” will have the same effect as an abstention.
Q.HOW WILL MY SHARES BE VOTED AT THE MEETING?
A.Shareholders of Record: If you are a shareholder of record, your shares will be voted at the Meeting as instructed in your executed proxy card. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:
1.FOR the election of each of the Director nominees named in this Proxy Statement;
2.FOR the approval of the appointment and related authorization for the remuneration of KPMG LLP as our independent registered public accounting firm until the next annual meeting of shareholders;
3.FOR the approval, on an advisory basis, of the compensation of our NEOs; and
4.As the proxy holders may determine in their best judgment with respect to any other matters that may be properly come before the Meeting or any adjournment(s) or postponement(s) thereof.
Beneficial Holders: As a non-shareholder of record, if your shares are held in “street name” through a broker who is a member of the NYSE and you do not return the voting instruction form, your broker will not have the discretion to vote your shares on any “non-routine” matters, as defined under NYSE rules. Therefore, it is important that you instruct your broker or other intermediary how to vote your shares. If such broker doesn’t receive voting instructions as to a non-routine matter (all matters, other than Matter 2 to appoint the auditor until the next annual meeting of shareholders and to authorize the directors to fix the auditor’s remuneration, are “non-routine” matters under NYSE rules), a “broker non-vote” with respect to such shares occurs, and such shares will not be taken into account in determining the outcome of the non-routine matter.
Q.WHO WILL COUNT THE VOTES?
A.Representatives of our transfer agent, Computershare, will tabulate the votes and act as scrutineers, also known as inspectors of election.
Voting by Shareholders of Record

Q.CAN A SHAREHOLDER OF RECORD APPOINT SOMEONE OTHER THAN THE PROXY NOMINEES TO VOTE THEIR SHARES AT THE MEETING?
A.Yes, you may appoint an individual or company other than the Proxy Nominees to vote your shares at the Meeting (such individual or authorized representative of such company shall be referred to herein as an “Appointee”). Write the name of the designated Appointee (who need not be a shareholder of Celestica) in the blank space provided in the proxy card.
If you appoint an Appointee to represent you at the Meeting virtually, you must first submit your form of proxy appointing such Appointee; then register your Appointee. Registering your Appointee is an additional step you need to take after submitting your proxy to appoint your Appointee in order for your Appointee to vote your shares at the Meeting virtually. If you fail to register your Appointee, your Appointee will not receive an Invite Code, and will be unable to participate in, or vote at, the Meeting virtually. To register an Appointee, you MUST visit www.computershare.com/Celestica by no later than 9:30 a.m. EDT on May 14, 2026 and provide Computershare with your Appointee’s contact information, so that Computershare may provide your Appointee with an Invite Code via email.
A proxy can be submitted to Computershare by mail or courier, to: Computershare Investor Services Inc. at 320 Bay Street, 14th Floor, Toronto, Ontario M5H 4A6 or online at www.investorvote.com.
The proxy must be deposited with Computershare by no later than 9:30 a.m. EDT on May 14, 2026, or if the Meeting is adjourned or postponed, not less than 48 hours, excluding Saturdays, Sundays and statutory holidays, before the commencement of such adjourned or postponed Meeting. If a shareholder who has submitted a proxy attends the Meeting virtually via the webcast and has accepted the terms and conditions when entering the Meeting online, any votes cast by such shareholder on a ballot will be counted and the submitted proxy will be disregarded. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at their discretion, with or without notice. The Chair is under no obligation to accept or reject any particular late proxy.
Without an Invite Code, Appointees will not be able to vote at the Meeting virtually.
Please ensure that the Appointee you have appointed is attending the Meeting and is aware that such Appointee will be voting your shares. Appointees who will be attending the Meeting in person should speak to a representative of Computershare upon arriving at the Meeting.
Q.HOW DO I EXERCISE MY VOTE (AND BY WHEN) IF I AM A SHAREHOLDER OF RECORD?
A.Whether or not you plan to attend the Meeting, we urge you to review your proxy materials and vote your shares in advance of the Meeting.
If you are a shareholder of record, you may exercise your right to vote by the following methods:
By Mail: Complete, sign and date the accompanying proxy card (if you are a shareholder of record) or voting instruction form (if you are a beneficial holder) and return it in the envelope addressed to Computershare, which must be received no later than 9:30 a.m. (EDT) on May 14, 2026.
By Telephone/Internet: If you choose to vote your shares by telephone or internet, your vote must be received no later than 9:30 a.m. (EDT) on May 14, 2026. A proxy can be submitted to Computershare online at www.investorvote.com.
During the Meeting (In-Person or Online): Shareholders of record (or such Appointees) who were assigned a Control Number or Invite Code by Computershare will be able to vote and submit questions during the Meeting virtually. To do so, please go to •. prior to the start of the Meeting virtually to login. Shareholders of record or duly appointed Appointees can participate in the Meeting virtually by clicking “Shareholder” (in the case of Shareholders of record) and entering a Control Number and “Invitation” and entering an Invite Code (in the case of Appointees) before the start of the Meeting. It is important that you are connected to the internet at all times during the Meeting in order to vote virtually when balloting commences. If you (or your duly-appointed Appointee) vote your shares online at the Meeting, such vote will be taken and counted at the Meeting. See How do I Attend the Meeting? above for instructions on how to attend the Meeting (but not participate in, or vote at the Meeting) if you have appointed an Appointee.
If a shareholder of record (or their duly-appointed Appointee) votes their shares at the Meeting in person, their vote will be taken and counted at the Meeting.
The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at their discretion, with or without notice. The Chair is under no obligation to accept or reject any particular late proxy. Non-shareholders of record should refer to How Do I Vote If I Am a Beneficial Holder? below.
Q.WHAT IF I CHANGE MY MIND AFTER I SUBMIT MY PROXY?
A.You may revoke any proxy that you have given at any time prior to its use at the Meeting or any adjournment(s) or postponement(s) thereof. In addition to revocation in any other manner permitted by law, you may revoke your proxy by preparing a written statement, signed by you or your attorney, as authorized, or if the proxy is given on behalf of a corporation or other legal entity, by a duly authorized officer or attorney of such corporation or legal entity, prior to the proxy being voted, or by transmitting, by telephonic or electronic means, a revocation signed by electronic signature by you or by your attorney, who is authorized in writing, to the principal executive office of the Corporation at any time up to and including the last business day preceding the day of the Meeting, or any adjournment(s) or postponement(s) thereof.
If you or your Appointee vote by ballot at the Meeting, any proxy previously submitted by you will automatically be removed. If you are using a 15-digit Control Number to login to the Meeting virtually and you accept the terms and conditions, you will be revoking any and all previously submitted proxies. However, in such a case, you will be provided the opportunity to vote by ballot on the matters put forth at the Meeting. If you DO NOT wish to revoke all previously submitted proxies, do not accept the terms and conditions, in which case you can only enter the Meeting virtually as a guest.
Q. WHAT IF AMENDMENTS ARE MADE TO THE SCHEDULED MATTERS OR IF OTHER MATTERS     ARE BROUGHT BEFORE THE MEETING?
A.The form of proxy confers discretionary authority upon the Proxy Nominees in respect of any amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the Meeting or any adjournments(s) or postponement(s) thereof.
As of the date of this Proxy Statement, the Corporation’s management was not aware of any such amendments, variations or other matters to come before the Meeting. However, if any amendments, variations or other matters that are not now known to management should properly come before the Meeting or any adjournment(s) or postponement(s) thereof, the Common Shares represented by proxies in favour of the Proxy Nominees will be voted on such matters in accordance with their best judgment.
Voting by Beneficial Holders

Q.HOW DO I VOTE IF I AM A BENEFICIAL HOLDER?
A.If you are a beneficial holder, you can vote your shares through your broker or other intermediary by following the instructions your intermediary provides to you. As a beneficial holder, while you are invited to attend the Meeting, you will not be entitled to vote at the Meeting unless you make the necessary arrangements with your intermediary to do so, in addition, if applicable, to following the procedures described below.
For purposes of Canadian securities laws, beneficial holders fall under two categories: (i) those “objecting beneficial owners” (known as OBOs), who object to their identity being made known to the issuers of securities which they own and (ii) “non-objecting beneficial owners” (known as NOBOs) who do not object to their identity being made known to the issuers of the securities they own. Subject to the provisions of Canadian National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer, issuers may request and obtain a list of their NOBOs from intermediaries and may use the NOBO list in connection with any matters relating to the affairs of the issuer, including the distribution of proxy-related materials directly to NOBOs. We are not sending Meeting materials directly to NOBOs; instead, we use and pay intermediaries and agents to send the Meeting materials.
If you are a beneficial holder, the broker or other intermediary holding your shares should provide a voting instruction form. In order to cast your vote, you must follow the instructions on the voting instruction form. Alternatively, the intermediary may provide you with a signed form of proxy. In this case, you do not need to sign the form of proxy, but should complete it and forward it directly to Broadridge.

Non-U.S. Residents. To attend and vote at the Meeting virtually, if you are a non-U.S. resident beneficial owner, you must appoint yourself as proxyholder by inserting your own name in the space provided on the Voting Instruction Form sent to you and you must follow all of the applicable instructions, including the deadline, provided by your intermediary.
U.S. Residents. To attend and vote at the Meeting virtually, if you are a U.S. resident beneficial owner, you must first obtain a valid legal proxy from your intermediary, and then register in advance to virtually participate in, and vote at the Meeting virtually. Follow the instructions from your intermediary included with these proxy materials, or contact them to request a legal proxy form. After first obtaining a valid legal proxy from your intermediary, you must submit a copy of your legal proxy to Computershare in order to register to attend the meeting. Requests for registration should be directed to: Computershare Investor Services Inc. at 320 Bay Street, 14th Floor, Toronto, Ontario M5H 4A6 or uslegalproxy@computershare.com. Such requests must be labeled as “Legal Proxy” and be received no later than May 14, 2026 by 9:30 am. You will receive a confirmation of your registration by email after Computershare receives your registration materials. You also are required to register yourself or your Appointee at www.computershare.com/Celestica. You may then attend the Meeting virtually and vote your shares at https://meetnow.global/MXNN6MT during the Meeting.
Beneficial owners who have not appointed themselves may attend the Meeting virtually by clicking “Guest” and completing the online form but will be unable to participate in, or vote at, the Meeting.
If you vote and would subsequently like to change your vote (whether by revoking a voting instruction or by revoking a proxy), you should contact the intermediary to discuss whether this is possible and, if so, what procedures you should follow.
Q. WHAT IF I CHANGE MY MIND AFTER I SUBMIT MY VOTING INSTRUCTIONS?
A.You may submit new voting instructions by contacting your broker or other intermediary and following its instructions for how to do so.
Proxy Materials

Q.WHO PAYS THE COST OF SOLICITING PROXIES FOR THE MEETING?
A.All associated costs of solicitation will be borne by the Corporation. The solicitation will be primarily by mail, but proxies may also be solicited personally by regular employees of the Corporation for which no additional compensation will be paid. The Corporation will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial holders.
Q.HOW DO I ACCESS THE PROXY STATEMENT ELECTRONICALLY?
A.This Proxy Statement and other relevant materials are available on the Corporation’s website at www.celestica.com/shareholder-documents and https://www.envisionreports.com/CLSQ2026, and will remain there for one full year after the date this Proxy Statement was filed on EDGAR and SEDAR+. Voting buttons are available at https://www.envisionreports.com/CLSQ2026 and will be turned off once the Meeting is concluded. This Proxy Statement will also be available under the Corporation’s profiles on EDGAR at www.sec.gov and SEDAR+ at www.sedarplus.ca.
Q.WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF THE PROXY MATERIALS INSTEAD OF A PAPER COPY OF THE FULL SET OF PROXY MATERIALS?
A.In our continuing effort to reduce environmental impacts and increase sustainability, we have adopted the “notice-and-access” procedures permitted under applicable U.S. and Canadian securities laws for distribution of proxy materials primarily via the internet. Shareholders will receive the Notice in the mail explaining how to access proxy materials, including this Proxy Statement, electronically and how to request a paper copy. The principal benefit of the notice-and access-procedures is that they reduce costs and the environmental impact of producing and distributing large quantities of paper documents that are ultimately discarded.
Q.WHAT IS HOUSEHOLDING?
A.SEC rules permit companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more shareholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This process, which is commonly referred to as “householding,” can effectively reduce our printing and postage costs.
Certain of our shareholders whose shares are held in street name and who have consented to householding will receive only one Notice or set of proxy materials per household. If you would like to receive a separate Notice or set of proxy materials in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact Celestica’s Corporate Secretary by mail at 5140 Yonge Street, Suite 1900 Toronto, Ontario, Canada M2N 6L7 and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.
Shareholder Inquiries

Q.HOW CAN I CONTACT THE INDEPENDENT DIRECTORS, THE LEAD INDEPENDENT DIRECTOR, NON-MANAGEMENT DIRECTORS AND CHAIR?
A.You may confidentially contact the Chair of the Board, the Lead Independent Director, the non-management directors or the independent directors by writing to them individually or as a group at the Corporation’s head (principal executive) office. Please send your letters in sealed envelopes to our head (principal executive) office as follows and we will deliver them to the Chair of the Board, the Lead Independent Director or the appropriate addressee(s) or their designees, unopened c/o Investor Relations, 5140 Yonge Street, Suite 1900 Toronto, Ontario, Canada M2N 6L7, Phone: 416-448-2211.
Q.WHOM SHOULD I CONTACT IF I HAVE QUESTIONS CONCERNING THE PROXY STATEMENT?
A.If you have questions concerning the information contained in this Proxy Statement you may contact Celestica Investor Relations at the address above or via email at clsir@celestica.com.
Q.HOW CAN I CONTACT THE TRANSFER AGENT?
A.You may contact the transfer agent by mail at Computershare Investor Services Inc. 320 Bay Street, 14th Floor Toronto, Ontario M5H 4A6 or by telephone at 1-800-564-6253 (within Canada and the U.S.) or 514-982-7555 (all other countries).

CERTIFICATE
The contents of this Proxy Statement and the sending thereof to the shareholders of the Corporation have been approved by the Board of Directors.
Toronto, Ontario, April 9, 2026
By Order of the Board of Directors
Douglas Parker
Chief Legal Officer and Corporate Secretary

Appendix A - Board of Directors Mandate
1.MANDATE
1.1In adopting this mandate:
(a)the Board of Directors (the “Board”) of Celestica Inc. (“Celestica”, or the “corporation”) acknowledges that the mandate prescribed for it by the Business Corporations Act (Ontario) (the “OBCA”) is to supervise the management of the business and affairs of Celestica and that this mandate includes responsibility for stewardship of Celestica; and
(b)the Board explicitly assumes responsibility for the stewardship of Celestica, as contemplated by applicable regulatory and stock exchange requirements.
2.BOARD MEMBERSHIP
2.1Number of Members — The Board shall consist of such number of members of the Board (“Directors”) as the Board may determine from time to time, provided that such number shall be within the minimum and maximum number of Directors set out in Celestica’s articles of incorporation.
2.2Independence of Members — The Board shall be comprised of Directors such that the Board complies with all independence requirements under applicable corporate and securities laws and all applicable stock exchange requirements. The Board shall annually review the relationships that each Director has with Celestica in order to satisfy itself that all applicable independence criteria have been met.
2.3Election and Appointment of Directors — Directors shall be elected by the shareholders annually. Once elected, the Directors will hold office until the close of the next annual meeting of shareholders or until successors are elected or appointed, unless such office is earlier vacated in accordance with the corporation’s by-laws.
2.4Vacancy — The Board may appoint a member to fill a vacancy that occurs on the Board between annual elections of Directors to the extent permitted by the OBCA.
2.5Removal of Members — Any Director may be removed from office by an ordinary resolution of the shareholders.
3.EXPECTATIONS OF DIRECTORS
3.1Minimum Standards for Directors — Directors and the Board as a whole are expected to meet the following minimum standards:
(a)integrity and high ethical standards;
(b)career experience and expertise relevant to Celestica’s business purpose, financial responsibilities and risk profile (and Celestica shall disclose each Director’s career experience and qualifications in every proxy circular delivered in connection with a meeting at which Directors are to be elected);
(c)a proven understanding of fiduciary duty;
(d)the ability to read and understand financial statements;
(e)well-developed listening, communicating and influencing skills so, that individual Directors can actively participate in Board discussions and debate; and
(f)time to serve effectively as a Director by not over-committing to other corporate and not-for-profit boards.
3.2Attendance at Meetings
(a)Every Director shall prepare for and attend (absent extenuating circumstances) all scheduled meetings of the Board and meetings of committees of the Board on which the Director serves.
(b)It may be necessary to hold Board meetings by telephone (or other electronic means by which the Board is able to communicate in real time) from time to time. Although participation in person, when meetings are scheduled to be held in person, is strongly encouraged, when circumstances prevent a Director from attending a scheduled meeting in person, that Director shall make every effort to participate in the meeting by telephone or such other electronic means of communication.
3.3Preparation for Meetings — Directors shall set aside adequate time to read and absorb the materials provided to them in advance of any meeting of the Board and any meetings of committees on which the Director serves. Preparation time will vary according to the complexity of the materials.

3.4Participation in Meetings — Directors are expected to participate fully and frankly in the deliberations and discussions of the Board and its committees. They must apply informed and reasoned judgment to each issue that arises and express opinions, ask further questions and make recommendations that they think are necessary or desirable. Each Director shall act directly, not by proxy, either in person or by written resolution. Each Director shall have an equal say with each of the other Directors.
3.5Service on Other Boards and Audit Committees, and Changes in a Director’s Primary Employment — In accordance with Celestica’s Corporate Governance Guidelines, a Director must comply with all provisions applicable to service on other public company boards and audit committees, and changes in a Director’s primary employment, including the notification obligations and overboarding restrictions set forth therein.
4.BOARD CHAIR
4.1Board to Appoint Chair — The Board shall appoint the Chair of the Board (the “Chair”) from the members of the Board.
4.2Chair to be Appointed Annually — The appointment of the Chair shall take place annually at the first meeting of the Board after a meeting of the shareholders at which Directors are elected, provided that if the designation of the Chair is not so made, the Director who is then serving as Chair shall continue as Chair until his or her successor is appointed.
5.LEAD INDEPENDENT DIRECTOR
5.1Independent Directors to Appoint Lead Independent Director — To the extent the Chair is not an independent Director, a majority of the independent Directors shall appoint the Lead Independent Director (the “Lead Director”).
5.2Lead Director to be Appointed Annually — The appointment of the Lead Director shall take place annually at the first meeting of the Board after a meeting of the shareholders at which Directors are elected, provided that if the designation of the Lead Director is not so made (other than as a result of the Chair being an independent Director), the Director who is then serving as Lead Director shall continue as Lead Director until his or her successor is appointed.
5.3Lead Director Governance — Upon the appointment of a Lead Director, all Board and Committee governance frameworks, guidelines, mandates, and policies shall be interpreted and applied in conjunction with the duties and authorities set forth in the Lead Director position description.
6.MEETINGS OF THE BOARD
6.1Quorum — A quorum of the Board shall be a majority of its members.
6.2Time and Place of Meetings — The time and place of the meetings of the Board and the calling of meetings and the procedure in all things at such meetings shall be determined by the Board; provided, however, the Board shall meet at least four times a year, with additional meetings held as deemed advisable.
6.3Right to Vote — Each Director shall have the right to vote on matters that come before the Board.
6.4Invitees — The Board may invite any person to attend meetings of the Board to assist in the discussion and examination of the matters under consideration by the Board.
6.5In Camera Sessions — As part of each meeting of the Board, the independent Directors shall meet without any member of management being present (including any Director who is a member of management).
7.OUTSIDE ADVISORS
7.1Retaining and Compensating Advisors — The Board shall have the authority to retain and terminate external advisors to assist in fulfilling its responsibilities and to set and pay the reasonable compensation of these respective advisors without consulting or obtaining the approval of any officer of the corporation. The corporation shall provide appropriate funding, as determined by the Board, for the services of these advisors. Notwithstanding the foregoing, the Human Resources and Compensation Committee shall have the sole authority to terminate any consultant or advisor retained by it.
In addition, an individual Director shall have the authority to retain external advisors with the approval of the Chair and in the case of the Chair, the Lead Director, as applicable. Fees and expenses relating to the retention of such advisors by an individual Director shall be subject to pre-approval by the Chair or the Lead Director, if applicable, and, if so approved, paid by the corporation.

8.REMUNERATION OF BOARD MEMBERS
8.1Members of the Board, the Chair and the Lead Director, if applicable, shall receive such remuneration for their service on the Board as the Board may determine from time to time, having regard to the recommendations of the Human Resources and Compensation Committee.
9.DUTIES AND RESPONSIBILITIES OF THE BOARD
9.1Specific Aspects of Stewardship Function — In adopting this mandate, the Board hereby explicitly assumes responsibility for the stewardship of the corporation including for the matters set out below:
(a)to the extent feasible, satisfying itself as to the integrity of the corporation’s Chief Executive Officer (the “CEO”) and other executive officers and that the CEO and other executive officers create a culture of integrity throughout the organization;
(b)adopting a strategic planning process and:
(i)approving, on at least an annual basis, a strategic plan that takes into account, among other things, the opportunities and risks of the business and monitoring of progress against strategic and business goals;
(ii)conducting an annual review of resources required to implement Celestica’s growth strategy and the regulatory, governmental and other constraints on Celestica’s business;
(iii)monitoring the execution of Celestica’s strategy and the achievement of its stated objectives;
(iv)reviewing, at every board meeting, any recent developments that may impact Celestica’s growth strategy; and
(v)evaluating management’s analysis of the strategies of competitors;
(c)identifying the principal risks of the corporation’s business and ensuring the implementation of appropriate systems to identify, assess, manage and mitigate these risks with a view to achieving a proper balance between risks incurred and potential return to holders of securities of the corporation and to the long-term viability of the corporation. In this regard, the Board shall require management to report on a quarterly basis to the Board, and the Board shall review such reports provided by management, on the principal risks inherent in the business of the corporation (including artificial intelligence (“AI”), appropriate crisis preparedness, business continuity, information system controls, cybersecurity and information security, disaster recovery plans and risks related to environmental, social and governance (“ESG”) matters, including, among other things, climate policy and sustainability), and the steps implemented by management to manage these risks;
(d)succession planning;
(e)reviewing financial reporting and regulatory compliance;
(f)establishing a communications policy for the corporation;
(g)reviewing the corporation’s internal control and management information systems;
(h)reviewing management of capital;
(i)reviewing and approving material transactions;
(j)establishing measures for receiving feedback from securityholders;
(k)in addition to the specific governance matters covered by this mandate, overseeing the corporation’s overall general strategy, policies and initiatives relating to ESG matters (including, among other things, climate change and sustainability) and AI matters (providing, it may delegate certain aspects of this oversight to individual Board committees as appropriate); and
(l)reviewing board operations and evaluating board, committee and individual Director effectiveness.
9.2Corporate Governance Matters
(a)The Board shall be responsible for developing the corporation’s approach to corporate governance, and shall review and, if it considers appropriate, approve corporate governance guidelines recommended to it by the Nominating and Corporate Governance Committee and which comply with all applicable legal and stock exchange listing requirements and with such recommendations of relevant securities regulatory authorities and stock exchanges as the Board may consider appropriate.
(b)The Board shall review and, if it considers appropriate, approve any proposed changes to the corporate governance guidelines recommended to it by the Nominating and Corporate Governance Committee.
(c)The Board shall review and approve any disclosure with respect to Celestica’s governance practices in any document before it is delivered to Celestica’s shareholders or filed with securities regulators or stock exchanges.
(d)The Board shall review and, if it considers appropriate, approve the process recommended to it by the Nominating and Corporate Governance Committee for annually assessing the performance of the Board as a whole, the committees of the Board, the contribution of individual Directors (including the Chair and the Lead Director, if applicable) and the effectiveness of management.
(e)The Board shall review and, if it considers appropriate, approve disclosure policies recommended to it by the Nominating and Corporate Governance Committee with respect to matters not covered by mandated financial disclosure.
9.3Nomination and Appointment of Directors
(a)The Board shall adopt selection criteria to be used by the Nominating and Corporate Governance Committee in selecting candidates for nomination to the Board and shall require the Nominating and Corporate Governance Committee to make recommendations to it with respect to such selection criteria.
(b)The Board shall nominate individuals for election as Directors by the shareholders and shall require the Nominating and Corporate Governance Committee to make recommendations to it with respect to such nominations.
(c)The Board may fill vacancies on the Board as it is permitted by law to fill and shall require the Nominating and Corporate Governance Committee to make recommendations to it with respect to such vacancies.
(d)The Board shall consider recommendations made to it by the Nominating and Corporate Governance Committee with respect to the size and composition of the Board.
(e)The Board shall, on recommendation of the Nominating and Corporate Governance Committee, determine matters arising under Celestica’s Corporate Governance Guidelines relating to service on other public company boards and audit committees, and changes in a Director’s primary employment.
9.4Majority Voting — The Board has adopted a Majority Voting Policy and shall review the recommendations of the Nominating and Corporate Governance Committee concerning resignations of Directors pursuant to Celestica’s Majority Voting Policy in respect of the election of Directors and if advisable, accept or reject any such resignation, in accordance with the terms of Celestica’s Majority Voting Policy.
9.5Specific Authorization — The Board shall authorize the CEO to enter into commitments on behalf of Celestica, subject to certain limits, and shall from time to time, as the Board considers appropriate, review such authorization.
9.6Significant Decisions — The Board shall require management to obtain its approval for all significant decisions, including: major financings; significant acquisitions, dispositions and capital expenditures; and each annual operating plan.
9.7Information Flow from Management — The Board shall require management to keep it apprised of the Corporation’s performance and events that may materially affect Celestica’s business.
9.8Corporate Objectives — The Board shall from time to time, as it considers appropriate, review and approve financial and business goals and objectives which will be used as a basis for measuring the performance of the CEO and will be relevant to CEO compensation.
9.9Establishment of Committees
(a)The Board shall establish and maintain the following standing committees of the Board, each having a mandate that incorporates all applicable legal and stock exchange listing requirements and with such recommendations of relevant securities regulatory authorities and stock exchanges as the Board may consider appropriate:
(i)Audit Committee;
(ii)Nominating and Corporate Governance Committee; and
(iii)Human Resources and Compensation Committee.

(b)Subject to Celestica’s articles and by-laws, the Board may appoint any other committee of Directors and delegate to such committee any of the powers of the Board, except to the extent that such delegation is prohibited under the OBCA.
(c)The Board shall appoint and maintain in office, members of each of its committees such that the composition of each such committee is in compliance with all applicable legal and stock exchange listing requirements and with such recommendations of relevant securities regulatory authorities and stock exchanges as the Board may consider appropriate. The Board shall require the Nominating and Corporate Governance Committee to make recommendations to it with respect to such matters.
(d)The Board shall from time to time, as it considers appropriate, review the mandates of each of its committees and shall approve any changes to those mandates as it considers appropriate. The Board shall require the Nominating and Corporate Governance Committee to make recommendations to the Board with respect to such matters.
9.10Appointments
(a)Subject to Celestica’s articles and by-laws, the Board may designate the offices of the corporation and appoint officers.
(b)The Board shall also adopt position descriptions for:
(i)the Chair;
(ii)the CEO;
(iii)the Lead Director; and
(iv)the chair of each standing committee of the Board,
and shall require the Nominating and Corporate Governance Committee to make recommendations to the Board with respect to such matters.
9.11Financial Statements — The Board shall review and, if it considers appropriate, approve Celestica’s quarterly and annual financial statements after the Audit Committee has reviewed and made a recommendation to the Board regarding such statements.
9.12Compensation Matters
(a)Compensation and Benefits — The Board shall approve the total compensation for the members of the Board, in light of the recommendations of the Human Resources and Compensation Committee.
(b)Pension Plan Matters — The Board shall receive and review reports from management and from the Human Resources and Compensation Committee covering the administration, investment performance, funding, financial impact, actuarial reports and other pension plan related matters.
9.13Human Capital Management — The Board shall review the recommendations of the Human Resources and Compensation Committee with respect to the Company’s human capital management practices and strategies, including as a result of the committee’s: (i) review of reports from management to monitor Celestica’s culture and employee engagement; (ii) oversight of policies and programs in place to support and promote the health, safety and well-being of Celestica’s employees; and (iii) consideration of other ESG practices related to the committee’s charter.
9.14Code of Business Conduct and Ethics
(a)The Board shall approve a business code of conduct and ethics (the “Code”) recommended to it by management and which complies with all applicable legal and stock exchange listing requirements and with such recommendations of relevant securities regulatory authorities and stock exchanges as the Board may consider appropriate.
(b)The Board shall monitor compliance with the Code, including through reports as appropriate from management.
(c)Either the Board or the Nominating and Corporate Governance Committee shall consider and, if it considers appropriate, approve the granting of waivers of the Code for the benefit of the corporation’s Directors or executive officers.

9.15Security Holder Feedback — The Board shall establish measures for receiving feedback from stakeholders, including through a shareholder engagement process, as well as mechanisms that enable security holders to directly contact the Chair, the Lead Director, if applicable, or the independent Directors (individually or as a group).
10.EVALUATION OF MANDATE

10.1Amendments to Mandate — The Board shall from time to time, as it considers appropriate, review this mandate, consider any recommendations of the Chair or the Lead Director, if applicable, for amendments to the mandate and cause the Nominating and Corporate Governance Committee to review this mandate. The Board shall approve any changes as it considers appropriate.
11.NO RIGHTS CREATED
11.1This mandate is a statement of broad policies and is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the corporation. While it should be interpreted in the context of all applicable laws, regulations and stock exchange listing requirements, as well as in the context of the corporation’s articles and by-laws, this mandate is not intended to, and shall not, establish any legally binding obligations.

Appendix B - Non-GAAP Financial Measures
All of our financial results, including historical comparisons, are reported on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis.

In addition to disclosing detailed operating results in accordance with GAAP, Celestica Inc. (“Celestica” or the “Corporation”) provides supplementary non-GAAP financial measures to consider in evaluating the Corporation’s operating performance. Management uses adjusted net earnings and other non-GAAP financial measures to assess operating performance, financial leverage and the effective use and allocation of resources; to provide more normalized period-to-period comparisons of operating results; to enhance investors’ understanding of the core operating results of Celestica’s business; and to set management incentive targets. We believe investors use both GAAP and non-GAAP financial measures to assess management’s decisions associated with our priorities and capital allocation, as well as to analyze how our business operates in, or responds to, macroeconomic trends or other events that impact our core operations. In addition, management believes that the use of adjusted tax expense and adjusted effective tax rate provides additional transparency into the tax effects of our core operations, and are useful to management and investors for historical comparisons and forecasting. These non-GAAP financial measures reflect management’s belief that the excluded items are not indicative of our core operations. See About the Information in this Proxy Statement — Note Regarding Non-GAAP Financial Measures in this Proxy Statement for the definition of, and information regarding, these measures.
Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and therefore may not be directly comparable to similar measures presented by other companies. Non-GAAP financial measures are not measures of performance under GAAP and should not be considered in isolation or as a substitute for any GAAP financial measure. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are below.
The following table (which is unaudited) sets forth, for the periods indicated, the various non-GAAP financial measures discussed in the Proxy Statement, and a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures determined under GAAP (in millions, except percentages and per share amounts):

	Year ended December 31
	2025		2024
		% of revenue		% of revenue
GAAP revenue	$12,390.9		$9,646.0

GAAP earnings from operations	$1,040.7	8.4%	$599.3	6.2%
Employee SBC expense	69.8		57.4
TRS FVAs: (gains)	(253.0)		(91.0)
FCC Transitional ADJ	—		(1.3)
Amortization of intangible assets (excluding computer software)	39.8		38.8
Restructuring and other charges, net of recoveries	29.7		19.4
Adjusted operating earnings (adjusted EBIAT) (non-GAAP)	$927.0	7.5%	$622.6	6.5%

GAAP net earnings	$832.5	6.7%	$428.0	4.4%
Employee SBC expense	69.8		57.4
TRS FVAs: (gains)	(253.0)		(91.0)
FCC Transitional ADJ	—		(1.3)
Amortization of intangible assets (excluding computer software)	39.8		38.8
Restructuring and other charges, net of recoveries	29.7		19.4
Miscellaneous Expense	4.9		15.0
Adjustments for taxes(1)	(20.5)		(5.5)
Adjusted net earnings (non-GAAP)	$703.2	5.7%	$460.8	4.8%

Diluted EPS
Weighted average # of shares (in millions)	116.2		118.7
GAAP EPS	$7.16		$3.61
Adjusted EPS (non-GAAP)	$6.05		$3.88
# of shares outstanding at period end (in millions)	114.9		116.1

GAAP cash provided by operations	$659.5		$473.9
Purchase of property, plant and equipment, net of sales proceeds	(201.2)		(168.0)
Free cash flow (non-GAAP)	$458.3		$305.9
(1)    The adjustments for taxes represent the tax effects (reflecting applicable effective tax rates) of the non-core items, which include our non-GAAP adjustments above.
Our GAAP effective tax rate is calculated as (i) GAAP tax expense divided by (ii) earnings from operations minus Finance costs and Miscellaneous Expense (Income) recorded on our statement of operations; our adjusted effective tax rate (non-GAAP) is calculated as (i) adjusted tax expense (non-GAAP) divided by (ii) adjusted operating earnings (non-GAAP) minus Finance costs. The following table sets forth, for the periods indicated, our calculation of GAAP effective tax rate and adjusted effective tax rate (non-GAAP):

	Year ended
	December 31
	2025	2024
GAAP tax expense	$150.7	$104.2

Earnings from operations	$1,040.7	$599.3
Finance costs	(52.6)	(52.1)
Miscellaneous Expense	(4.9)	(15.0)
	$983.2	$532.2

GAAP effective tax rate	15%	20%

Adjusted tax expense (non-GAAP)	$171.2	$109.7

Adjusted operating earnings (non-GAAP)	927.0	622.6
Finance costs	(52.6)	(52.1)
	$874.4	$570.5

Adjusted effective tax rate (non-GAAP)	20%	19%

Celestica

Security Class

Holder Account Number

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Form of Proxy - Annual Meeting of Shareholders to be held on May 19, 2026 (the "Meeting")

Notes to form of proxy

1. **You have the right to appoint some other person, company or other legal entity of your choice (an "Appointee"), who need not be a shareholder, to attend and act on your behalf at the Meeting and any adjournments or postponements thereof. If you wish to appoint a person, company or other legal entity other than the Management Nominees named on the reverse of this form of proxy, please insert the name of your chosen Appointee in the space provided (see reverse). In addition, if your Appointee will attend the Meeting virtually, YOU MUST go to https://www.computershare.com/Celestica and provide Computershare with the required information for your chosen Appointee so that Computershare may provide the Appointee with an Invite Code via email. This Invite Code will allow your Appointee to log in to and vote at the Meeting on your behalf. Without an Invite Code your Appointee will only be able to log in to the Meeting as a guest and will not be able to vote.**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President.
3. This form of proxy should be signed in the exact manner as the name(s) appear(s) on the form of proxy.
4. If this form of proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to you.
5. **The securities represented by this form of proxy, when properly executed, will be voted as you directed, however, if you do not direct your vote in respect of any matter and you do not appoint an Appointee as your proxyholder, this form of proxy will be voted: for the election to the Board of Directors of Celestica Inc. of the nominees proposed by Management; for the appointment of KPMG LLP as auditor of Celestica Inc. and the authorization of the Board of Directors of Celestica Inc. to fix the auditor's remuneration; and for the advisory vote to approve named executive officer compensation.**
6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This form of proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting of Shareholders or other matters that may properly come before the Meeting and any adjournments or postponements thereof.
8. This form of proxy should be read in conjunction with the Notice of Meeting of Shareholders and Proxy Statement.

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Proxies submitted must be received by 9:30 a.m. EDT, on May 14, 2026 or in the case of any adjournments or postponements of the Meeting, at least 48 hours, excluding Saturdays, Sundays and statutory holidays, before the adjourned or postponed Meeting.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK.

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

To Receive Documents Electronically

- You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com.

To Virtually Attend the Meeting

- You can attend the Meeting virtually by visiting the URL provided on the back of this document.

If you vote by telephone or the Internet, DO NOT mail back this form of proxy.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this form of proxy. Instead of mailing this form of proxy, you may choose one of the two voting methods outlined above to vote this form of proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

025JFC

This form of proxy is solicited by and on behalf of the Board of Directors and Management.

Appointment of Proxyholder

I/We, being holder(s) of Common Shares of Celestica Inc. hereby appoint: Robert A. Mionis or, failing him, Douglas Parker, or their designees [Management Nominees]

OR

Instead of either of the foregoing, print the name of the person you are appointing as an Appointee if this person is someone other than the Management Nominees listed herein.

Note: If completing the appointment box above YOU MUST go to https://www.computershare.com/Celestica and provide Computershare with the name and email address of the person you are appointing. Computershare will use this information ONLY to provide the Appointee with an Invite Code to gain entry to and vote at the online Meeting. If the Appointee is attending the Meeting in person, this step is NOT required.

as my/our proxyholder with full power of substitution and to attend, act and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and to vote at the discretion of the proxyholder with respect to amendments or variations to matters identified in the Notice of Meeting of Shareholders or other matters that may properly come before the Meeting to be held at Celestica Inc.'s headquarters at 5140 Yonge Street, Suite 1900, Toronto, Ontario and online at https://meetnow.global/MXNNMT on May 19, 2026 at 9:30 a.m. EDT and at any adjournments or postponements thereof.

VOTING RECOMMENDATIONS OF MANAGEMENT ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. Kulvinder (Kelly) Ahuja	☐	☐	02. Robert A. Cascella	☐	☐	03. Christopher W. Colpitts	☐	☐
04. Françoise Colpron	☐	☐	05. Jill Kale	☐	☐	06. Laurette T. Koellner	☐	☐
07. Amar Maletira	☐	☐	08. Robert A. Mionis	☐	☐	09. David Reeder	☐	☐

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To approve the appointment of KPMG LLP as auditor of Celestica Inc. and authorization of the Board of Directors of Celestica Inc. to fix the auditor's remuneration.

For ☐ Withhold ☐

3. Advisory Vote to Approve Named Executive Officer Compensation

For ☐ Against ☐ Abstain ☐

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Signature of Proxyholder

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management.**

If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President.

Signature(s)

Date

DD / MM / YY

Signing Capacity

CLSQ 389939 AR0

025JGD